FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-08

BANK5 2024-5YR7

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,146,205,970

(Approximate Total Mortgage Pool Balance)

$967,756,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2024-5YR7

May 28, 2024

MORGAN STANLEY Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-259741) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2024-5YR7

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the Securities Investor Protection Corporation (“SIPC”) and the NYSE.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-2

BANK5 2024-5YR7	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$925,000		30.000%	(7)	2.51	1 – 56	18.7%	39.1%
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	18.7%	39.1%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	18.7%	39.1%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$762,226,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(low)(sf)	$205,530,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa2(sf)/AAA(sf)	$110,251,000	(8)	19.875%	(7)(8)	5.01	60 – 60	16.3%	44.7%
Class B(8)	AA-sf/NR/AA(high)(sf)	$53,084,000	(8)	15.000%	(7)(8)	5.01	60 – 60	15.4%	47.4%
Class C(8)	A-sf/NR/A(high)(sf)	$42,195,000	(8)	11.125%	(7)(8)	5.01	60 – 60	14.7%	49.6%

Privately Offered Pooled Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/A(low)(sf)	$35,389,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BBB(sf)	$23,139,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/BBB(low)(sf)	$14,972,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/NR	$47,639,671	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/A(low)(sf)	$23,139,000		9.000%	(7)	5.01	60 – 60	14.4%	50.8%
Class E	BBB-sf/NR/BBB(high)(sf)	$12,250,000		7.875%	(7)	5.01	60 – 60	14.2%	51.4%
Class F	BB-sf/NR/BBB(low)(sf)	$23,139,000		5.750%	(7)	5.01	60 – 60	13.9%	52.6%
Class G	B-sf/NR/BB(high)(sf)	$14,972,000		4.375%	(7)	5.01	60 – 60	13.7%	53.4%
Class J	NR/NR/NR	$47,639,671		0.000%	(7)	5.01	60 – 60	13.1%	55.8%

Privately Offered Loan-Specific Certificates(12)

Class	Expected Ratings (Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(14)	Certificate Principal to Value Ratio(15)
Class CIRA-1	Baa1(sf)	$5,035,000	29.407%	(13)	5.01	60 – 60	120.6%	5.4%
Class CIRA-2	Baa3(sf)	$15,105,000	17.630%	(13)	5.01	60 – 60	30.1%	21.5%
Class CIRA-3	Ba3(sf)	$22,610,000	0.000%	(13)	5.01	60 – 60	14.2%	45.7%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(16)	NR/NR/NR	$47,532,548.48	N/A	(17)	4.93	1 – 60	N/A	N/A
RR Interest	NR/NR/NR	$9,777,750.01	N/A	(17)	4.93	1 – 60	N/A	N/A
CIRA-RR Interest(16)	NR/NR/NR	$2,250,000	N/A	(17)	5.01	60 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-3

BANK5 2024-5YR7	Structural Overview

the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-J certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the pooled certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements. The approximate initial credit support percentages shown in the table above for the pooled principal balance certificates do not include the subordination provided by the Cira Square subordinate companion loan (the “Trust Subordinate Companion Loan”) to the Cira Square mortgage loan. The Privately Offered Loan-Specific Certificates will not provide credit support to any class of pooled certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Privately Offered Loan-Specific Certificates each represent an interest) to the Cira Square mortgage loan included in the mortgage pool. The CIRA-RR Interest provides credit support only to the limited extent that it is allocated 5.0% of any losses incurred on the Trust Subordinate Companion Loan. See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of pooled principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the pooled principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of pooled principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the pooled principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of pooled principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of pooled principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of pooled principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the pooled principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J certificates (which, together with the other classes of Exchangeable Certificates with a certificate balance, are referred to as the “pooled principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G, Class J, Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates, together with the Exchangeable Certificates with a certificate balance and the CIRA-RR Interest, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $761,301,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $761,301,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-4

BANK5 2024-5YR7	Structural Overview
Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $350,000,000	N/A – 4.84	N/A / 56 – 59
Class A-3 trust component	$411,301,000 – $761,301,000	4.90 – 4.96	56 – 60 / 59 – 60
(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-J certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The pass-through rate for each class of the Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates (which are referred to as the “loan-specific principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date, or (iv) a variable rate per annum equal to the net mortgage rate on the Trust Subordinate Companion Loan for the related distribution date minus a specified percentage.
(14)	Certificate Principal UW NOI Debt Yield for any class of loan-specific principal balance certificates shown in the table above is calculated as the product of (a) the UW NOI Debt Yield for the Cira Square whole loan, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate balance of all the loan-specific principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of loan-specific principal balance certificates and all other classes of loan-specific principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the CIRA-RR Interest, multiplied by the applicable CIRA-RR Interest Computation Percentage. With respect to any class of loan-specific principal balance certificates, the “CIRA-RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of loan-specific principal balance certificates and all other classes of loan-specific principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the loan-specific principal balance certificates.
(15)	Certificate Principal to Value Ratio for any class of loan-specific principal balance certificates shown in the table above is calculated as the product of (a) the Cut-off Date LTV Ratio of the Cira Square whole loan, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of loan-specific principal balance certificates and all other classes of loan-specific principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the CIRA-RR Interest, multiplied by the applicable CIRA-RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate balance of all the loan-specific principal balance certificates.
(16)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(17)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the CIRA-RR Interest will be a variable rate per annum equal to the net mortgage interest rate on the Trust Subordinate Companion Loan for the related distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

BANK5 2024-5YR7	Structural Overview

Issue Characteristics

Offered Certificates:	$967,756,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc.
Co-Managers:	Academy Securities, Inc. and Siebert Williams Shank & Co., LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association.
Rating Agencies:	Fitch, Moody’s and Morningstar DBRS
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	KeyBank National Association
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	PFP CMBS BNK5 2024-5Y7, LLC or an affiliate thereof
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Bank of America, National Association.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by (i) JPMorgan Chase Bank, National Association, as the retaining sponsor with respect to the securitization of the mortgage loans, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2024 (or, in the case of any mortgage loan that has its first due date after June 2024, the date that would have been its due date in June 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of May 31, 2024
Expected Closing Date:	June 13, 2024
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in July 2024.
Rated Final Distribution Date:	The distribution date in June 2057
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, Class A-2
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class X-B certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2024-5YR7<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR7	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Pooled Certificates:

The aggregate amount available for distributions to the holders of the pooled certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-J, Class D, Class E, Class F, Class G and Class J certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “pooled certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the pooled certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the pooled certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component, and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of pooled principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class J certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR7	Structural Overview

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the pooled certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the pooled certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The pooled certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

No class of pooled certificates will be entitled to distributions from amounts paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Privately Offered Loan-Specific Certificates will only be entitled to distributions from amounts paid or advances on and allocated to the Trust Subordinate Companion Loan in accordance with the intercreditor agreement relating to the Cira Square whole loan.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR7	Structural Overview
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$110,251,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$53,084,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$42,195,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR7	Structural Overview

	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of pooled certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR7	Structural Overview
(b) to the holders of the Class A-2-X1 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR7	Structural Overview
distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the  Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the pooled certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and
(2) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest), its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the pooled principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of pooled principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the pooled certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all pooled principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-J, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of pooled principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the pooled principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The pooled certificates’ Percentage Allocation Entitlement of

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such amount will be applied to the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the stated principal balance of the Trust Subordinate Companion Loan, including any successor REO loan, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the loan-specific principal balance certificates after giving effect to distributions of principal on that distribution date. The non-retained percentage of such amount will be applied to the Class CIRA-3, Class CIRA-2 and Class CIRA-1 certificates, in that order, in each case until the related certificate or principal balance has been reduced to zero. The remaining portion of such amount will be applied to the CIRA-RR Interest until the related CIRA-RR Interest balance has been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Marriott Anaheim, Cira Square, Saks Beverly Hills, 488 Madison, Pleasanton Corporate Commons (prior to the securitization of the related lead servicing note) and Gallup HQ (prior to the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). Each of the Pleasanton Corporate Commons mortgage loan and the Gallup HQ mortgage loan will be a servicing shift mortgage loan.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Jordan Creek Town Center, Kenwood Towne Centre, Wildwood Center, Pleasanton Corporate Commons (after the securitization of the related lead servicing note), Gallup HQ (after the securitization of the related lead servicing note) and Columbus Business Park. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, (ii) with respect to each other mortgage loan (other than the Cira Square Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder and (iii) with respect to the Cira Square whole loan, the CIRA Directing Holder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“CIRA Directing Holder” means (x) for so long as no CIRA Control Appraisal Period exists, the CIRA Controlling Class Representative and (y) for so long as a CIRA Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

The “CIRA Controlling Class Representative” will be the CIRA Controlling Class Certificateholder (or its representative) selected by more than 50% of the CIRA Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a CIRA Controlling Class Representative is so selected or (3) upon receipt of a notice from a majority of the CIRA Controlling Class Certificateholders (by certificate balance) that a CIRA Controlling Class Representative is no longer designated, the CIRA Controlling Class Certificateholder that represents that if owns the largest aggregate certificate balance of the CIRA Controlling Class (or its representative) will be the CIRA Controlling Class Representative; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the CIRA Controlling Class, then there will be no CIRA Controlling Class Representative until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the CIRA Controlling Class Representative has not changed until such parties receive written notice of a replacement of the CIRA Controlling Class Representative from a party holding the requisite interest in the CIRA Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current CIRA Controlling Class Representative. After the occurrence and during the continuance of a CIRA Control Appraisal Period, there will be no CIRA Controlling Class Representative.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class J certificates.

The “CIRA Controlling Class” will be, as of any time of determination, the most subordinate class of CIRA Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial certificate balance of that class. The CIRA Controlling Class as of the Closing Date will be the Class CIRA-3 certificates.

The “CIRA Control Eligible Certificates” will be any of the Class CIRA-1, Class CIRA-2 and Class CIRA-3 certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan or the Trust Subordinate Companion Loan will occur when the Class F certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that a Control Termination Event as described above will only occur with respect to the Cira Square whole loan if a CIRA Control Appraisal Period exists.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan or the Trust Subordinate Companion Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the pooled principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that a Consultation Termination Event as described above will only occur with respect to the Cira Square whole loan if a CIRA Control Appraisal Period exists.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class (or, with respect to the Cira Square whole loan, the holder of the majority of the CIRA Controlling Class), and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, (b) with respect to a Pooled Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Pooled Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party, (c) with respect to a Loan-Specific Risk Retention Consultation Party, the Cira Square whole loan if, as of any date of determination, such Loan-Specific Risk Retention Consultation Party or the holder of the majority of the CIRA-RR Interest, as applicable, is a Borrower Party, or (d) with respect to the CIRA Controlling Class Representative or the holder of the majority of the CIRA Controlling Class prior to the continuation of a CIRA Control Appraisal Period, the Cira Square whole loan if, as of any date of determination, the CIRA Controlling Class Representative or the holder of the majority of the CIRA Controlling Class, as applicable, is a Borrower Party . It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan (other than the Cira Square whole loan), for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan or Trust Subordinate Companion Loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan or Trust Subordinate Companion Loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan or Trust Subordinate Companion Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the pooled certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required debt service advances with respect to the Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Privately Offered Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates or, with respect to the Trust Subordinate Companion Loan, CIRA Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class or CIRA Controlling Class, as applicable, until such time, if any, as such class is reinstated as the Controlling Class or CIRA Controlling Class, as applicable, and the rights of the Controlling Class or CIRA Controlling Class, as applicable, will be exercised by the next most senior class of Control Eligible Certificates or CIRA Control Eligible Certificates, as applicable, that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or CIRA Controlling Class, as applicable, and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2024-5YR7 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “pooled risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by JPMorgan Chase Bank, National Association, (iii) a party selected by Wells Fargo Bank, National Association and (iv) a party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Bank of America, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial pooled risk retention consultation parties.

A loan-specific risk retention consultation party may be appointed by the holder or holders of more than 50% of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

BANK5 2024-5YR7	Structural Overview

the CIRA-RR Interest, by certificate balance. The majority CIRA-RR Interest holder will have a continuing right to appoint, remove or replace such risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. For so long as a CIRA Control Appraisal Period is continuing, the Loan-Specific Risk Retention Consultation Party will not have such consultation rights.

Except with respect to an Excluded Loan as to such party or the holder of the majority of the CIRA-RR Interest, as applicable, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of pooled principal balance certificates evidencing not less than 25% of the pooled voting rights of all classes of pooled certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all pooled certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of pooled principal balance certificates evidencing at least a majority of the pooled voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all pooled principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the Cira Square Whole Loan prior to a CIRA Control Appraisal Period) or the asset representations reviewer, the holders of pooled certificates evidencing at least 50% of the aggregate pooled voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the pooled principal balance certificates) of all classes of pooled certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans (other than the Cira Square whole loan) as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2024-5YR7 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

“CIRA Control Appraisal Period” is defined under “Description of the Mortgage Pool—The Whole Loans—The Cira Square A/B Whole Loan” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2024-5YR7	Structural Overview
Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class (or, with respect to the Cira Square whole loan, the holder of the majority of the CIRA Controlling Class). At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class (or, with respect to the Cira Square whole loan, the holder of the majority of the CIRA Controlling Class) or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the pooled voting rights of all pooled certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the pooled voting rights of all pooled certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of pooled certificates outstanding other than the loan-specific certificates, the Control Eligible Certificates and the Class X-F, Class X-G, Class X-J, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2024-5YR7	Structural Overview

If certificateholders evidencing not less than 5.0% of the pooled voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the pooled voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate pooled voting rights represented by all certificates that have pooled voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan or Trust Subordinate Companion Loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan or Trust Subordinate Companion Loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2024-5YR7	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	11	14	$345,865,000	30.2%
Bank of America, National Association	8	8	$326,955,000	28.5%
Morgan Stanley Mortgage Capital Holdings LLC	13	14	$307,830,970	26.9%
JPMorgan Chase Bank, National Association	5	5	$165,555,000	14.4%
Total:	37	41	$1,146,205,970	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,146,205,970
Number of Mortgage Loans:	37
Average Cut-off Date Balance per Mortgage Loan:	$30,978,540
Number of Mortgaged Properties:	41
Average Cut-off Date Balance per Mortgaged Property:	$27,956,243
Weighted Average Mortgage Rate:	7.1197%
% of Pool Secured by 5 Largest Mortgage Loans:	37.3%
% of Pool Secured by 10 Largest Mortgage Loans:	58.9%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	20.7%
% of Pool Secured by Refinance Loans:	88.5%
% of Pool Secured by Acquisition Loans:	8.6%
% of Pool Secured by Recapitalization Loans:	2.9%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	37.6%
% of Pool with Subordinate Debt:	7.9%
% of Pool with Mezzanine Mortgage Debt:	7.9%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.81x
Weighted Average UW NOI Debt Yield:	13.1%
Weighted Average UW NCF DSCR:	1.72x
Weighted Average UW NCF Debt Yield:	12.4%
Weighted Average Cut-off Date LTV Ratio(3):	55.8%
Weighted Average Maturity Date LTV Ratio(3):	55.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2024-5YR7	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	360
% of Pool Interest Only through Maturity:	98.4%
% of Pool Amortizing Balloon:	1.6%

Lockboxes

% of Pool with Hard Lockboxes:	74.7%
% of Pool with Soft Lockboxes:	12.9%
% of Pool with Springing Lockboxes:	12.4%

Reserves

% of Pool Requiring Tax Reserves:	62.9%
% of Pool Requiring Insurance Reserves:	16.1%
% of Pool Requiring Replacement Reserves:	63.3%
% of Pool Requiring TI/LC Reserves(5):	65.4%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	74.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	11.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.6%
% of Pool with lockout period, then the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.7%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to June 2024.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality, and manufactured housing properties.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2024-5YR7	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Marriott Anaheim	Anaheim	CA	Hospitality	$110,000,000	9.6%	1,030	$121,359.22	1.28x	8.2%	65.8%	65.8%
2	WFB	2001 K Street	Washington	DC	Office	$95,000,000	8.3%	248,238	$382.70	1.65x	12.8%	62.1%	62.1%
3	BANA	Cira Square	Philadelphia	PA	Office	$90,000,000	7.9%	862,692	$104.32	2.89x	21.3%	30.5%	30.5%
4	WFB	MarqE Entertainment Center	Houston	TX	Retail	$70,000,000	6.1%	351,567	$199.11	1.50x	11.3%	62.1%	62.1%
5	MSMCH	Woodyard Crossing	Clinton	MD	Retail	$62,000,000	5.4%	486,894	$127.34	1.31x	9.4%	74.9%	74.9%
6	JPMCB	Saks Beverly Hills	Beverly Hills	CA	Retail	$61,365,000	5.4%	114,978	$782.76	1.71x	13.4%	45.0%	45.0%
7	MSMCH	488 Madison	New York	NY	Office	$60,000,000	5.2%	481,245	$207.79	1.94x	15.6%	45.5%	45.5%
8	MSMCH	Jordan Creek Town Center	West Des Moines	IA	Retail	$58,000,000	5.1%	940,038	$180.84	1.93x	14.4%	53.0%	53.0%
9	MSMCH	Towers Shopping Center	Roanoke	VA	Retail	$35,000,000	3.1%	291,244	$120.17	1.54x	11.2%	64.6%	64.6%
10	WFB	The Hollywood Ardmore	Los Angeles	CA	Multifamily	$33,750,000	2.9%	207	$163,043.48	1.31x	8.9%	52.6%	52.6%
		Total/Wtd. Avg.				$675,115,000	58.9%			1.74x	12.9%	55.5%	55.5%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2024-5YR7	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	Marriott Anaheim	$110,000,000	$15,000,000	$125,000,000	BANK5 2024-5YR7	Wells Fargo	KeyBank	BANK5 2024-5YR7	1.28x	8.2%	65.8%
6	JPMCB	Saks Beverly Hills	$61,365,000	$28,635,000	$90,000,000	BANK5 2024-5YR7	Wells Fargo(2)	KeyBank	BANK5 2024-5YR7	1.71x	13.4%	45.0%
7	MSMCH	488 Madison	$60,000,000	$40,000,000	$100,000,000	BANK5 2024-5YR7	Wells Fargo	KeyBank	BANK5 2024-5YR7	1.94x	15.6%	45.5%
8	MSMCH	Jordan Creek Town Center	$58,000,000	$112,000,000	$170,000,000	BANK5 Trust 2024-5YR6	Wells Fargo	LNR	BANK5 Trust 2024-5YR6	1.93x	14.4%	53.0%
12	WFB	Kenwood Towne Centre	$30,000,000	$230,000,000	$260,000,000	BANK5 Trust 2024-5YR6	Wells Fargo	LNR	BANK5 Trust 2024-5YR6	2.19x	14.6%	45.5%
13	WFB	Wildwood Center	$30,000,000	$35,000,000	$65,000,000	BMARK 2024-V6	Midland	LNR	BMARK 2024-V6	1.69x	13.9%	57.5%
15	BANA	Pleasanton Corporate Commons	$28,700,000	$37,100,000	$65,800,000	BANK5 2024-5YR7(3)	Wells Fargo(3)	KeyBank(3)	(3)	1.49x	12.9%	59.6%
16	JPMCB	Gallup HQ	$28,600,000	$42,900,000	$71,500,000	BANK5 2024-5YR7(4)	Wells Fargo(4)	KeyBank(4)	(4)	1.96x	14.6%	55.0%
18	JPMCB	Columbus Business Park	$24,800,000	$37,200,000	$62,000,000	BMARK 2024-V7(5)	Midland(5)	K-Star(5)	(5)	1.95x	15.0%	42.2%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The primary servicer for the Saks Beverly Hills mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association.
(3)	The Pleasanton Corporate Commons controlling companion loan is currently held by Citi Real Estate Funding Inc. The Pleasanton Corporate Commons whole loan is expected to be serviced pursuant to the BANK5 2024-5YR7 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(4)	The Gallup HQ controlling companion loan is currently held by DBR Investments Co. Limited. The Gallup HQ whole loan will be serviced pursuant to the BANK5 2024-5YR7 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(5)	The Columbus Business Park controlling companion loan is currently held by 3650 Real Estate Investment Trust 2 LLC. The Columbus Business Park whole loan will be serviced pursuant to the BMARK 2024-V7 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
3	BANA	Cira Square	$90,000,000	$104.32	$45,000,000	2.89x	21.3%	30.5%	1.60x	14.2%	45.7%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
3	BANA	Cira Square	$90,000,000	$104.32	$25,000,000	2.89x	21.3%	30.5%	1.26x	12.0%	54.1%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2024-5YR7	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	BANA	Marriott Anaheim	Anaheim	CA	Hospitality	$110,000,000	9.6%	1,030	$121,359.22	1.28x	8.2%	65.8%	65.8%	JPMBB 2014-C18 JPMBB 2014-C19
4	WFB	MarqE Entertainment Center	Houston	TX	Retail	$70,000,000	6.1%	351,567	$199.11	1.50x	11.3%	62.1%	62.1%	COMM 2014-UBS5
5	MSMCH	Woodyard Crossing	Clinton	MD	Retail	$62,000,000	5.4%	486,894	$127.34	1.31x	9.4%	74.9%	74.9%	CGCMT 2014-GC23
9	MSMCH	Towers Shopping Center	Roanoke	VA	Retail	$35,000,000	3.1%	291,244	$120.17	1.54x	11.2%	64.6%	64.6%	GSMS 2014-GC24
12	WFB	Kenwood Towne Centre	Cincinnati	OH	Retail	$30,000,000	2.6%	1,033,141	$251.66	2.19x	14.6%	45.5%	45.5%	BPR 2021-KEN
13	WFB	Wildwood Center	Atlanta	GA	Office	$30,000,000	2.6%	668,082	$97.29	1.69x	13.9%	57.5%	57.5%	JPMBB 2013-C17
14	WFB	Anaheim Desert Inn & Suites	Anaheim	CA	Hospitality	$29,500,000	2.6%	147	$200,680.27	2.90x	22.0%	53.2%	53.2%	MSBAM 2014-C16
21	BANA	Marriott Visalia Convention Center	Visalia	CA	Hospitality	$24,000,000	2.1%	197	$121,827.41	1.48x	13.6%	51.0%	51.0%	MSBAM 2015-C22
		Total				$390,500,000	34.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2024-5YR7	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	9	$359,768,970	31.4%	6.9761%	1.64x	12.2%	58.0%	57.9%
Anchored	4	$191,505,000	16.7%	6.8750%	1.43x	10.5%	67.1%	67.1%
Super Regional Mall	2	$88,000,000	7.7%	6.7647%	2.02x	14.5%	50.4%	50.4%
Single Tenant	2	$72,470,000	6.3%	7.5767%	1.69x	13.4%	45.9%	45.5%
Shadow Anchored	1	$7,793,970	0.7%	6.2600%	2.20x	17.8%	33.5%	31.5%
Office	7	$346,754,123	30.3%	7.1994%	2.06x	15.9%	49.7%	49.7%
CBD	4	$273,600,000	23.9%	7.0912%	2.15x	16.4%	47.3%	47.3%
Suburban	3	$73,154,123	6.4%	7.6040%	1.71x	14.0%	58.5%	58.5%
Hospitality	5	$212,300,000	18.5%	7.0571%	1.59x	12.1%	62.0%	62.0%
Full Service	2	$134,000,000	11.7%	6.6370%	1.32x	9.2%	63.1%	63.1%
Limited Service	2	$47,500,000	4.1%	7.3637%	2.43x	19.3%	53.7%	53.7%
Extended Stay	1	$30,800,000	2.7%	8.4120%	1.47x	13.6%	69.5%	69.5%
Industrial	5	$74,945,877	6.5%	7.4747%	1.54x	12.5%	52.9%	52.9%
Warehouse	4	$69,600,000	6.1%	7.4751%	1.53x	12.4%	52.4%	52.4%
Flex	1	$5,345,877	0.5%	7.4700%	1.73x	13.9%	59.5%	59.5%
Mixed Use	3	$73,190,000	6.4%	7.5079%	1.42x	11.5%	58.3%	58.3%
Office/Lab	1	$28,700,000	2.5%	7.7800%	1.49x	12.9%	59.6%	59.6%
Office/Retail	1	$24,500,000	2.1%	7.5300%	1.43x	11.4%	55.7%	55.7%
Multifamily/Retail	1	$19,990,000	1.7%	7.0900%	1.31x	9.6%	59.7%	59.7%
Multifamily	4	$53,110,000	4.6%	6.6795%	1.34x	9.3%	54.0%	54.0%
High Rise	1	$33,750,000	2.9%	6.5360%	1.31x	8.9%	52.6%	52.6%
Low Rise	3	$19,360,000	1.7%	6.9297%	1.40x	9.9%	56.3%	56.3%
Manufactured Housing	6	$20,872,000	1.8%	7.3640%	1.34x	10.2%	61.1%	61.1%
Manufactured Housing/RV Park	1	$9,272,000	0.8%	7.1400%	1.35x	9.9%	65.8%	65.8%
Manufactured Housing	4	$6,850,000	0.6%	7.3650%	1.31x	10.0%	61.2%	61.2%
RV Park	1	$4,750,000	0.4%	7.8000%	1.38x	11.2%	51.9%	51.9%
Self Storage	2	$5,265,000	0.5%	7.2439%	1.33x	10.0%	64.7%	64.7%
Self Storage	2	$5,265,000	0.5%	7.2439%	1.33x	10.0%	64.7%	64.7%
Total/Wtd. Avg.	41	$1,146,205,970	100.0%	7.1197%	1.72x	13.1%	55.8%	55.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

BANK5 2024-5YR7	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	11	$372,710,000	32.5%	7.0672%	1.58x	12.0%	56.5%	56.4%
California – Southern(2)	10	$344,010,000	30.0%	7.0078%	1.58x	11.9%	56.3%	56.2%
California – Northern(2)	1	$28,700,000	2.5%	7.7800%	1.49x	12.9%	59.6%	59.6%
District of Columbia	1	$95,000,000	8.3%	7.3880%	1.65x	12.8%	62.1%	62.1%
Pennsylvania	1	$90,000,000	7.9%	6.8513%	2.89x	21.3%	30.5%	30.5%
Texas	2	$87,500,000	7.6%	7.6764%	1.46x	11.6%	58.8%	58.8%
Ohio	4	$77,940,000	6.8%	6.6232%	1.85x	13.2%	50.7%	50.7%
New York	7	$77,410,000	6.8%	6.9403%	1.80x	14.3%	49.2%	49.2%
Virginia	3	$75,072,000	6.5%	7.3961%	1.49x	12.0%	66.8%	66.8%
Maryland	1	$62,000,000	5.4%	6.5800%	1.31x	9.4%	74.9%	74.9%
Iowa	1	$58,000,000	5.1%	7.0200%	1.93x	14.4%	53.0%	53.0%
New Jersey	2	$30,805,000	2.7%	7.0212%	1.35x	10.2%	64.5%	64.5%
Georgia	1	$30,000,000	2.6%	7.9800%	1.69x	13.9%	57.5%	57.5%
Nebraska	1	$28,600,000	2.5%	7.2990%	1.96x	14.6%	55.0%	55.0%
Tennessee	1	$24,500,000	2.1%	7.5300%	1.43x	11.4%	55.7%	55.7%
Delaware	2	$21,000,000	1.8%	7.4700%	1.73x	13.9%	59.5%	59.5%
Nevada	1	$7,793,970	0.7%	6.2600%	2.20x	17.8%	33.5%	31.5%
Florida	1	$4,750,000	0.4%	7.8000%	1.38x	11.2%	51.9%	51.9%
South Carolina	1	$3,125,000	0.3%	6.7350%	1.29x	8.9%	67.2%	67.2%
Total/Wtd. Avg.	41	$1,146,205,970	100.0%	7.1197%	1.72x	13.1%	55.8%	55.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

BANK5 2024-5YR7	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,140,000 - 10,000,000	10	59,590,970	5.2
10,000,001 - 25,000,000	10	206,400,000	18.0
25,000,001 - 40,000,000	9	273,850,000	23.9
40,000,001 - 60,000,000	2	118,000,000	10.3
60,000,001 - 70,000,000	3	193,365,000	16.9
70,000,001 - 110,000,000	3	295,000,000	25.7
Total:	37	$1,146,205,970	100.0%
Min: $2,140,000	Max: $110,000,000	Avg: $30,978,540

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	11	372,710,000	32.5
California – Southern(3)	10	344,010,000	30.0
California – Northern(3)	1	28,700,000	2.5
District of Columbia	1	95,000,000	8.3
Pennsylvania	1	90,000,000	7.9
Texas	2	87,500,000	7.6
Ohio	4	77,940,000	6.8
New York	7	77,410,000	6.8
Virginia	3	75,072,000	6.5
Maryland	1	62,000,000	5.4
Iowa	1	58,000,000	5.1
New Jersey	2	30,805,000	2.7
Georgia	1	30,000,000	2.6
Nebraska	1	28,600,000	2.5
Tennessee	1	24,500,000	2.1
Delaware	2	21,000,000	1.8
Nevada	1	7,793,970	0.7
Florida	1	4,750,000	0.4
South Carolina	1	3,125,000	0.3
Total:	41	$1,146,205,970	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	9	359,768,970	31.4
Anchored	4	191,505,000	16.7
Super Regional Mall	2	88,000,000	7.7
Single Tenant	2	72,470,000	6.3
Shadow Anchored	1	7,793,970	0.7
Office	7	346,754,123	30.3
CBD	4	273,600,000	23.9
Suburban	3	73,154,123	6.4
Hospitality	5	212,300,000	18.5
Full Service	2	134,000,000	11.7
Limited Service	2	47,500,000	4.1
Extended Stay	1	30,800,000	2.7
Industrial	5	74,945,877	6.5
Warehouse	4	69,600,000	6.1
Flex	1	5,345,877	0.5
Mixed Use	3	73,190,000	6.4
Office/Lab	1	28,700,000	2.5
Office/Retail	1	24,500,000	2.1
Multifamily/Retail	1	19,990,000	1.7
Multifamily	4	53,110,000	4.6
High Rise	1	33,750,000	2.9
Low Rise	3	19,360,000	1.7
Manufactured Housing	6	20,872,000	1.8
Manufactured Housing/RV	1	9,272,000	0.8
Manufactured Housing	4	6,850,000	0.6
RV Park	1	4,750,000	0.4
Self Storage	2	5,265,000	0.5
Self Storage	2	5,265,000	0.5
Total:	41	$1,146,205,970	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.2600 - 6.4999	4	168,793,970	14.7
6.5000 - 6.9999	10	351,880,000	30.7
7.0000 - 7.4999	13	383,777,000	33.5
7.5000 - 9.3020	10	241,755,000	21.1
Total:	37	$1,146,205,970	100.0%
Min: 6.2600%	Max: 9.3020%	Wtd Avg: 7.1197%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	37	1,146,205,970	100.0
Total:	37	$1,146,205,970	100.0%
Min: 60 mos.	Max: 60 mos.	Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
56 - 58	5	194,850,000	17.0
59	16	434,755,970	37.9
60	16	516,600,000	45.1
Total:	37	$1,146,205,970	100.0%
Min: 56 mos.	Max: 60 mos.	Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	1,127,307,000	98.4
360	2	18,898,970	1.6
Total:	37	$1,146,205,970	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	1,127,307,000	98.4
359	1	7,793,970	0.7
360	1	11,105,000	1.0
Total:	37	$1,146,205,970	100.0%
Min: 359 mos	Max: 360 mos.	Wtd Avg: 360 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	11	345,865,000	30.2
BANA	8	326,955,000	28.5
MSMCH	13	307,830,970	26.9
JPMCB	5	165,555,000	14.4
Total:	37	$1,146,205,970	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	1,127,307,000	98.4
Amortizing Balloon	2	18,898,970	1.6
Total:	37	$1,146,205,970	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.5 - 50.0	8	300,258,970	26.2
50.1 - 55.0	8	207,705,000	18.1
55.1 - 60.0	6	151,690,000	13.2
60.1 - 65.0	9	250,355,000	21.8
65.1 - 74.9	6	236,197,000	20.6
Total:	37	$1,146,205,970	100.0%
Min: 30.5%	Max: 74.9%	Wtd Avg: 55.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.5 - 50.0	9	311,363,970	27.2
50.1 - 55.0	7	196,600,000	17.2
55.1 - 60.0	6	151,690,000	13.2
60.1 - 65.0	9	250,355,000	21.8
65.1 - 74.9	6	236,197,000	20.6
Total:	37	$1,146,205,970	100.0%
Min: 30.5%	Max: 74.9%	Wtd Avg: 55.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.28 - 1.34	10	285,875,000	24.9
1.35 - 1.49	10	162,667,000	14.2
1.50 - 1.59	3	116,105,000	10.1
1.60 - 1.79	6	252,865,000	22.1
1.80 - 2.49	6	209,193,970	18.3
2.50 - 2.90	2	119,500,000	10.4
Total:	37	$1,146,205,970	100.0%
Min: 1.28x	Max: 2.90x	Wtd Avg: 1.72x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.2 - 9.0	3	146,875,000	12.8
9.1 - 10.0	7	129,672,000	11.3
10.1 - 12.0	8	175,995,000	15.4
12.1 - 13.0	3	141,200,000	12.3
13.1 - 15.0	12	365,170,000	31.9
15.1 - 22.0	4	187,293,970	16.3
Total:	37	$1,146,205,970	100.0%
Min: 8.2%	Max: 22.0%	Wtd Avg: 13.1%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

Northwest Anaheim
Anaheim Regional Medical Ctr.
La Palma Park and Stadium
La Palma Ave.
Los Angeles 23 miles
Euclid St.
Harbor Blvd.
Anaheim Blvd.
METROLINK OC LINE
East St.
Euclid Plaza
5
Anaheim Plaza
Pearson Park
Lincoln Ave.
Broadway
Downtown Anaheim
Anaheim Colony Historic District
Santa Ana St.
Lincoln Ave.
W. Broadway
ANAHEIM
Orange Ave.
Vermont Ave.
Walnut St.
Euclid St.
Santa Ana Fwy
Anaheim Global Medical Ctr.
Ball Rd.
Ball Rd.
57
Taft Ave.
Modjeska Park
DISNEYLAND
Downtown Disney District
Disney Esplanade
Disney California Adventure Park
Cerritos Ave.
Anaheim Blvd.
Platinum Triangle
Honda Center
Santa Ana River
Katella Ave.
STC Anaheim GardenWalk
Lewis St.
Disneyland Dr.
Katella Ave.
Katella Ave.
Anaheim Regional Transportation Intermodal Center (ARTIC)
State College Blvd.
Angel Stadium
Anaheim Convention Center
Orangewood Ave.
Orangewood Ave.
Walnut Ave.
Marriott Anaheim
700 West Convention Way
Anaheim, CA 92802
Orange Fwy
Orange
Euclid St.
West St.
Chapman Ave.
Chapman Ave.
Chapman Ave.
Orange
METROLINK INLAND- OC LINE
Garden Grove
UC Irvine Medical Center
Providence St. Joseph Hospital Orange
Main St.
Nelson St.
Harbor Blvd.
Haster St.
The Outlets at Orange
La Veta Ave.
Garden Grove Fwy
Harbor Town and Country Shopping Ctr.
22
22
Garden Grove Blvd.
Garden Grove Blvd.
MainPlace Mall
Century Blvd.
Harbor Plaza
Harbor Place
Santiago Park
Santa Ana Fwy
ORANGE COUNTY
River View Golf Course
Garden Grove Fwy
22
Fairview St.
Bristol St.
Flower St.
Main St.
Edna Park
Bristol Marketplace
5
Westminster Ave.
17th St.
Santa Ana College
Washington Ave.
Euclid St.
Harbor Blvd.
Willowick Golf Course
SANTA ANA
Old Orange County Courthouse
Rosita Park
Santa Ana River
Civic Center Dr.
Santa Ana Blvd.
City Hall of Santa Ana
Westminster
Downtown Santa Ana
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Fullerton
Corona
ANAHEIM
Torrance
Carson
LONG BEACH
Garden Grove
Orange
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Mortgage Loan No. 1 – Marriott Anaheim
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Anaheim, CA 92802
Original Balance(1):	$110,000,000			General Property Type(4):	Hospitality
Cut-off Date Balance(1):	$110,000,000			Detailed Property Type(4):	Full Service
% of Initial Pool Balance:	9.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981; 1983; 2007/2018
Borrower Sponsors:	Tushar Patel and HRG Holdings I, LLC			Size:	1,030 Rooms
Guarantors:	Tushar Patel and HRG Holdings I, LLC			Cut-off Date Balance Per Room(1):	$121,359
Mortgage Rate:	6.3730%			Maturity Date Balance Per Room(1):	$121,359
Note Date:	5/17/2024			Property Manager(4):	Tarsadia Enterprises, LLC
Maturity Date:	6/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$10,306,767
IO Period:	60 months			UW NCF(4):	$10,306,767
Seasoning:	0 months			UW NOI Debt Yield(1)(4):	8.2%
Prepayment Provisions(2):	L(24),DorYM1(29),O(7)			UW NCF Debt Yield(1)(4):	8.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1)(4):	8.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1)(4):	1.28x
Additional Debt Balance(1):	$15,000,000			Most Recent NOI(4):	$10,306,767 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$10,306,767 (12/31/2022)
				3rd Most Recent NOI(4):	$10,303,778 (12/31/2021)
				Most Recent Occupancy(5):	78.2% (12/31/2023)
				2nd Most Recent Occupancy(5):	72.1% (12/31/2022)
Reserves(3)				3rd Most Recent Occupancy(5):	42.8% (12/31/2021)
Type	Initial	Monthly	Cap	Appraised Value (as of)(6):	$190,000,000 (4/9/2024)
RE Taxes:	$0	Springing	NAP	Appraised Value Per Room:	$184,466
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	65.8%
FF&E Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(6):	65.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$125,000,000	100.0%	Loan Payoff:	$96,627,196	77.3%
			Return of Equity:	$28,058,028	22.4%
			Closing Costs:	$314,775	0.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Marriott Anaheim Mortgage Loan (as defined below) is part of the Marriott Anaheim Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $125,000,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott Anaheim Whole Loan.
(2)	The Marriott Anaheim Whole Loan may be voluntarily prepaid in whole on or after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 1, 2027 with the payment of a yield maintenance premium, if such prepayment occurs prior to the payment date in December 2028. In addition, the Marriott Anaheim Whole Loan may be defeased in whole at any time after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	The Marriott Anaheim Property (as defined below) operates under a long-term operating lease agreement between the borrower, as lessor, and Marriott Hotel Services, LLC, as lessee, whereby the lessee is responsible for a monthly operating lease payment to the borrower and retains any profit in excess of the operating lease payment from the operation of the property. See “The Operating Lease” section below for further discussion. Underwritten and historical financials presented above represent the operating lease payment.
(5)	Most recent and historical occupancy information represents the occupancy of the hotel operations.
(6)	The appraisal also provided a hypothetical fee simple value of $387,700,000, which assumes the operating lease is dissolved and the borrower assumes full ownership of the Marriott Anaheim Property’s operational cash flows. This results in a look-through Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 32.2%.

The Mortgage Loan. The largest mortgage loan (the “Marriott Anaheim Mortgage Loan”) is part of a whole loan (the “Marriott Anaheim Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $125,000,000 and secured by a first priority fee mortgage encumbering a 1,030-room full-service hotel located in Anaheim, California (the “Marriott Anaheim Property”). The Marriott Anaheim Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 with an aggregate original principal balance of $110,000,000. The promissory notes comprising the Marriott Anaheim Whole Loan are summarized in the below table. The Marriott Anaheim Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

Marriott Anaheim Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK5 2024-5YR7	Yes
A-2	$15,000,000	$15,000,000	BANA	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR7	No
Whole Loan	$125,000,000	$125,000,000

The Borrower and the Borrower Sponsors. The borrower is AMH, LLC, a single-purpose, Delaware limited liability company with two independent directors. The non-recourse carveout guarantors and borrower sponsors of the Marriott Anaheim Whole Loan are Tushar Patel and HRG Holdings I, LLC. However, HRG Holdings I, LLC is the only indemnitor under the environmental indemnity agreement. With respect to the non-recourse carveout guaranty, Tushar Patel has only guaranteed certain full recourse carveouts (all bankruptcy-related carveouts and a carveout arising if Marriott (as defined below) exercises its option to purchase the Marriott Anaheim Property and Marriott does not agree to assume the Marriott Anaheim Whole Loan). The liability of the guarantors is limited to $50,000,000 with respect to any such purchase option event. See “Right of First Offer and Refusal/Right to Purchase” below.

Tushar Patel wholly owns HRG Holdings I, LLC and is the founder and chairman of Tarsadia Hotels and Tarsadia Investments, which are based in Newport Beach, California, approximately 15 miles from the Marriott Anaheim Property. Established in 1976, Tarsadia Investments is a real estate and investment company that currently manages over $3.0 billion in capital focused across various asset classes and investments including real estate, life sciences, financial services, and technology. Tushar Patel, in his role with Tarsadia Hotels, is an experienced hotel owner and operator having completed over $1.0 billion in hotel acquisitions and development over an almost 40-year career.

The Operating Lease. The Marriott Anaheim Property is operated under a lease agreement between the borrower, as lessor, and Marriott Hotel Services, LLC, as lessee (the “Operating Lease”). Marriott Hotel Services, LLC (“Marriott”) is a wholly-owned subsidiary of Marriott International, Inc. (NYSE: MAR) (rated Baa2/BBB by Moody’s and S&P) (“Marriott International”). One of the world's leading hoteliers, Marriott International, operates, franchises, and licenses hotel, residential, timeshare, and other lodging properties under numerous brand names. Marriott International has more than 6,100 franchised and licensed properties and its hotel portfolio comprises nearly 1.5 million guest rooms.

Marriott has operated the Marriott Anaheim Property under an operating lease since the hotel’s opening in February 1981. The borrower sponsors acquired the Marriott Anaheim Property in 1999. In December of 2004, the borrower and Marriott entered into an amended and restated lease agreement reflecting the exercise by Marriott of its first 25-year renewal option, which extended the Operating Lease term through December 31, 2031. Marriott has one remaining 25-year renewal option which would extend the Operating Lease through December 31, 2056. Since acquisition, the borrower sponsors have invested over $37.5 million into the Marriott Anaheim Property. In addition to the borrower sponsors’ capital investment, Marriott has also invested approximately $25.4 million of its own capital into the Marriott Anaheim Property.

Base rent under the Operating Lease is equal to 10.0% of the borrower’s invested capital. As of January 1, 2005, just after the Operating Lease renewal, the borrower’s investment was determined to be $86,753,562. Over the borrower’s ownership of the Marriott Anaheim Property, the borrower’s investment has increased to a current balance of $103,067,669, resulting in a current annual base rent under the Operating Lease of $10,306,767. The base rent payment cannot decline, but has the potential to increase if the borrower invests additional capital to upgrade the Marriott Anaheim Property during the Operating Lease term. The Operating Lease is triple-net, with Marriott being responsible for direct payment of all real estate taxes, insurance, utilities, operating costs and maintenance costs.

The Operating Lease requires 5% of total annual gross revenues to be deposited by Marriott into an FF&E reserve account held by the borrower. If Marriott’s annual budgeted capital expenditure costs (in its sole discretion) exceed the amount available in the FF&E reserve account, then Marriott will provide to the borrower a detailed scope of the repairs/improvements and quantify the additional contribution necessary. The responsibility for the additional contribution is split 62.5% by the borrower (the “Additional Borrower Capital Contribution”) and 37.5% by Marriott. The amount of the Additional Borrower Capital Contribution would then be added to the calculation of the borrower’s investment, and the Operating Lease base rent would increase accordingly. If the borrower does not agree to make the Additional Borrower Capital Contribution, Marriott can either pay that amount from its own funds or exercise its right to purchase the Marriott Anaheim Property. See “Right of First Offer and Refusal/Right to Purchase” below.

Marriott has a termination right under the Operating Lease if (i) the borrower attempts to sell and Marriott does not elect to purchase the Marriott Anaheim Property, and either (x) the purchaser operates or owns a controlling interest in any competing lodging facility or restaurant, (y) the purchaser is not financially sound or (z) the purchaser is of bad character or reputation, (ii) the Marriott Anaheim Property is subject to any of (x) revocation of material licenses from a governing body not arising from any action of Marriott, (y) acts of God, acts of war, civil disturbance, governmental action or similar causes that would have a significant adverse effect on operations, or (z) eminent domain, or (iii) the borrower’s failure to make payments as required by the Operating Lease or to fulfill any other Operating Lease obligations. The lender has certain notice and cure rights pursuant to a subordination, non-disturbance, and attornment agreement, as well as a right to sign a new lease to the extent the Operating Lease is terminated. Unless Marriott elects to terminate the Operating Lease, the Operating Lease will stay in place following a foreclosure, and the lender will not have the right to terminate the Operating Lease except to the extent the Operating Lease provides for termination rights of the lessor.

The Property. The Marriott Anaheim Property is a 1,030-room full-service hotel located adjacent to the Anaheim Convention Center in Anaheim, California and approximately half-a-mile south of the entrance to the Disneyland Resort. The improvements are on a 15.06-acre site and were constructed in two phases. The first phase was originally constructed in 1981 and included the 19-story tower, the lobby and registration desk, the four-story garden wing, and the main public area building. The second phase was completed in 1983 and included the five-story parking garage, the 17-story guestroom tower and the Marquis Ballroom building, which contains the majority of the meeting space.

The guestroom mix at the Marriott Anaheim Property is comprised of 263 king rooms, 734 double/double rooms, four executive suites, two loft suites, four luxury suites, 19 hospitality suites, two presidential suites and two VIP suites. Amenities at the Marriott Anaheim Property include an outdoor pool and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

spa, fitness center, business center, gift shop and FedEx store, plus four food and beverage outlets and 379,971 total SF of indoor and outdoor meeting space.

According to the appraisal, the property segmentation at the Marriott Anaheim Property is estimated at 50% transient and 50% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Marriott Anaheim Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Anaheim Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	44.5%	$148.99	$66.30	42.8%	$153.12	$65.57	96.2%	102.8%	98.9%
12/31/2022	68.6%	$180.70	$124.03	72.1%	$204.62	$147.58	105.1%	113.2%	119.0%
12/31/2023	73.9%	$187.32	$138.51	78.2%	$216.05	$168.95	105.8%	115.3%	122.0%
2/29/2024 TTM	75.3%	$190.04	$143.19	78.5%	$219.35	$172.13	104.2%	115.4%	120.2%

Source: Industry Report

(1)	The competitive set includes Hotel Lulu, BW Premier Collection, Anaheim Majestic Garden Hotel, Hilton Anaheim, Sheraton Hotel Park at the Anaheim Resort, Hyatt Regency Orange County and DoubleTree Suites by Hilton Hotel Anaheim Resort - Convention Center.
(2)	The variances between the Marriott operating statements, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anaheim Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Marriott Anaheim Property is located in Anaheim, California and is part of the Orange County market and the West County submarket. The Marriott Anaheim Property is located adjacent to the Anaheim Convention Center and approximately half-a-mile south of the entrance to the Disneyland Resort. The Marriott Anaheim Property is situated along the west side of South Harbor Boulevard, the main north/south arterial providing direct access to Disneyland, State Route 22 and Interstate 5.

The Marriott Anaheim Property is located in the Anaheim-Santa Ana-Irvine metropolitan statistical area (“MSA”), which includes Orange County. Orange County has a 2022 estimated population of 3.2 million, making it the third most populous county in California and the sixth most populous county in the United States. The top employers in Orange County include Disney Resorts (32,000), University of California, Irvine (21,700), St. Joseph Health (14,000), Kaiser Permanente (8,178), Target Brands Inc. (6,300) and Walmart Inc. (6,200).

Disneyland Resort and the Anaheim Convention Center are the primary demand generators for the Marriott Anaheim Property. Disneyland Resort admitted approximately 16.9 million visitors in 2022, making it the second-most visited theme park in the world that year, second to Disney’s Magic Kingdom in Orlando, Florida. In April of 2024, the Anaheim City Council unanimously approved a $1.9 billion, multi-decade Disneyland Resort expansion plan that is expected to increase Disneyland Resort by 57 acres. The Anaheim Convention Center is the largest exhibition facility on the West Coast, with 1.8 million SF, including over 1 million SF of flexible exhibit space, over 80,000 SF of meeting space, 40,000 SF ballroom, and a basketball arena. The Anaheim Convention Center underwent a $190 million expansion in 2017, and hosts events such as Star Wars Celebration, VidCon, BlizzCon, Anime Expo, D23 Expo, WonderCon, and NAMM Show. In 2023, the convention center received over one million visitors across 150 convention events, creating consistent demand for lodging.

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Marriott Anaheim Property was 28,419, 277,310 and 832,541, respectively. The 2022 average household income within the same radii was $95,173, $97,511 and $93,904, respectively.

According to the appraisal, there are no directly competitive properties that are either proposed or under construction.

The following table presents the primary competitive properties to the Marriott Anaheim Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Transient	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
Marriott Anaheim (subject)	1981; 1983; 2007	1,030	50%	50%	78.2%	$216.05	$168.95
Hilton Anaheim	1984	1,574	45%	55%	70%-75%	$200-$220	$140-$160
JW Marriott Anaheim Resort	2020	466	60%	40%	75%-80%	$260-$280	$180-$200
Westin Anaheim Resort	2021	618	55%	45%	70%-75%	$320-$340	$220-$240
Hyatt Regency Orange County	1986	655	64%	36%	75%-80%	$200-$220	$160-$180
Subtotal/Average		4,343			75.5%	$231.72	$174.85

Source: Appraisal

(1)	The variances between the Marriott operating statements, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Anaheim Property of $190,000,000 as of April 9, 2024. The appraisal also provided a hypothetical fee simple value of $387,700,000, which assumes the Operating Lease is dissolved and the borrower assumes full ownership of the Marriott Anaheim Property’s operational cash flows. This results in a look-through Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 32.2%.

Environmental Matters. According to the Phase I environmental site assessment dated April 16, 2024, there was no evidence of any recognized environmental conditions at the Marriott Anaheim Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical hotel operating performance at the Marriott Anaheim Property. The Underwritten Net Cash Flow presented below reflects the base rent collected from the Operating Lease. See “The Operating Lease” above.

Cash Flow Analysis(1)
	2019	(2)	2020	(2)	2021	(2)	2022	(2)	2023	(2)	UW	UW per Room
Occupancy(3)	83.0%		22.7%		42.8%		72.1%		78.2%		100.0%
ADR(3)	$183.08		$175.00		$153.12		$204.62		$216.05		$0
RevPAR(3)	$151.96		$39.73		$65.54		$147.53		$168.95		$0

Room Revenue	$57,104,435		$14,980,807		$24,651,400		$55,484,576		$63,515,496		$0	$0.00
Food & Beverage Revenue	$37,130,423		$9,751,746		$8,838,221		$28,827,711		$42,927,056		$0	$0.00
Other Income	$5,387,232		$3,766,917		$3,364,502		$7,381,462		$9,794,184		$10,306,767	$10,006.57
Total Revenue	$99,622,090		$28,499,470		$36,854,123		$91,693,749		$116,236,736		$10,306,767	$10,006.57

Room Expense	$16,486,364		$6,853,843		$7,769,599		$17,148,143		$20,571,984		$0	$0.00
Food & Beverage Expense	$26,805,045		$9,965,188		$7,565,548		$22,180,214		$30,549,652		$0	$0.00
Other Income Expense	$284,413		$124,568		$35,397		$66,684		$85,894		$0	$0.00
Real Estate Taxes	$1,450,374		$1,584,880		$1,583,870		$1,592,070		$1,621,936		$0	$0.00
Insurance	$1,419,255		$1,419,255		$1,419,255		$1,934,698		$1,831,181		$0	$0.00
Other Expenses	$24,566,130		$10,910,838		$12,402,838		$21,766,417		$25,131,768		$0	$0.00
Total Expenses	$71,011,581		$30,858,572		$30,776,507		$64,688,226		$79,792,415		$0	$0.00

Net Operating Income	$28,610,509		($2,359,102)		$6,077,616		$27,005,523		$36,444,321		$10,306,767	$10,006.57
FF&E(4)	$4,981,105		$1,424,973		$1,842,706		$4,584,687		$5,811,837		$0	$0.00
Net Cash Flow	$23,629,404		($3,784,075)		$4,234,910		$22,420,836		$30,632,484		$10,306,767	$10,006.57

NOI DSCR(5)	3.54x		(0.29x)		0.75x		3.34x		4.51x		1.28x
NCF DSCR(5)	2.93x		(0.47x)		0.52x		2.78x		3.79x		1.28x
NOI Debt Yield(5)	22.9%		(1.9%)		4.9%		21.6%		29.2%		8.2%
NCF Debt Yield(5)	18.9%		(3.0%)		3.4%		17.9%		24.5%		8.2%

(1)	The historical financial information is based on the Marriott operating statements and represents underlying hotel operations. The underwritten cash flows are based on the Operating Lease base rent payment. The borrower receives solely the payments under the Operating Lease and is not entitled to the cash flows from the underlying hotel operations. See “The Operating Lease” above.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2020, as well as the recovery from 2021 through 2023, was primarily due to the effects of the COVID-19 pandemic on the hospitality industry.
(3)	The variances between the Marriott operating statements, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anaheim Property are attributable in part to variances in reporting methodologies and/or timing differences.
(4)	The Operating Lease requires 5% of total annual gross revenues to be deposited by Marriott into the FF&E reserve account. If Marriott’s annual budgeted capital expenditure costs exceed the amount available in the FF&E reserve account, then Marriott provides to the borrower a detailed scope of the repairs/improvements and quantifies the additional contribution necessary. The Additional Borrower Capital Contribution is split 62.5% by the borrower and 37.5% by Marriott. The Additional Borrower Contribution would then be added to the calculation of the borrower’s investment, and the Operating Lease base rent would increase accordingly. See “The Operating Lease” above and “Right of First Offer and Refusal/Right to Purchase” below.
(5)	Based on the Marriott Anaheim Whole Loan.

Escrows and Reserves.

Tax Escrows – During the continuance of a Marriott Reserve Event (as defined below), the borrower is required to escrow monthly 1/12th of the annual estimated tax payments.

Insurance Escrows – During the continuance of a Marriott Reserve Event, the borrower is required to escrow monthly 1/12th of the annual estimated insurance payments, except if the Marriott Anaheim Property is insured under a blanket policy (in which case, no insurance escrows will be required).

FF&E Reserve – During the continuance of a Marriott Reserve Event, the borrower is required to deposit (x) a working capital refund equal to $900,000 if the Operating Lease is terminated (to the extent actually paid to the borrower by Marriott), and (y) monthly an amount equal to 5% of gross income of the Marriott Anaheim Property for the month which is two months prior to the next payment date.

A “Marriott Reserve Event” will exist when (i) the Operating Lease is no longer in full force and effect, or (ii) Marriott is no longer deducting amounts from gross revenue for the FF&E reserve.

Lockbox and Cash Management. The Marriott Anaheim Whole Loan is structured with a hard lockbox and in-place cash management (with respect to payments due under the Operating Lease). Marriott is required to deposit all amounts due to the borrower under the Operating Lease into a lockbox account controlled by the lender. Notwithstanding the foregoing direction, in the absence of the Operating Lease, if the borrower receives any hotel or other rents from the Marriott Anaheim Property, it is required for such amounts to be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied to fund debt service, reserves and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$110,000,000
700 West Convention Way	Marriott Anaheim	Cut-off Date LTV:	65.8%
Anaheim, CA 92802		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	8.2%

operating expenses in accordance with the Marriott Anaheim Whole Loan documents. During a Cash Sweep Period (as defined below), all excess cash flow is required to be held by the lender as additional collateral for the Marriott Anaheim Whole Loan.

A “Cash Sweep Period” will commence upon (i) an event of default under the Marriott Anaheim Whole Loan, (ii) Marriott being subject to any bankruptcy proceedings, or (iii) the Operating Lease terminating.

A Cash Sweep Period will end when, as applicable, (i) the event of default is cured, (ii) the Operating Lease has been assumed, any applicable bankruptcy court has affirmed such assumption without any material modifications, and Marriott is continuously operating at the Marriott Anaheim Property for a period of no less than 60 consecutive days and is paying full rent, and (iii) the borrower enters into a replacement franchise agreement within 60 days.

Property Release. The borrower is permitted to freely release a specified 3.38-acre parcel (currently used as excess surface parking) provided among other conditions, (i) no event of default is continuing, (ii) the release is in compliance with all provisions of the Operating Lease, including, if required, the borrower has received a written statement from Marriott approving such release, and (iii) the release is permitted under REMIC requirements.

Right of First Offer and Refusal/Right to Purchase. Marriott has the right of first negotiation in the event that the borrower attempts to sell the Marriott Anaheim Property. This right does not apply to foreclosures or similar exercises of remedies.

During the term of the Operating Lease, the borrower may be required to make an Additional Borrower Capital Contribution, as described above under “The Operating Lease”. If the borrower does not agree to make an Additional Borrower Capital Contribution, Marriott can either pay that amount from its own funds or exercise its right to purchase the Marriott Anaheim Property for a price determined pursuant to the Operating Lease (currently estimated to be approximately $115.5 million). If Marriott exercises its option to purchase the Marriott Anaheim Property and Marriott does not agree to assume the Marriott Anaheim Whole Loan, an event of default is triggered and the Marriott Anaheim Whole Loan is required to be repaid (subject to any prepayment requirements) and the Marriott Anaheim Whole Loan will be recourse to the guarantors up to $50,000,000 after the application of any sale price to the Marriott Anaheim Whole Loan.

Terrorism Insurance. The Marriott Anaheim Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Marriott Anaheim Property. The Marriott Anaheim Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against acts which are “certified” by TRIPRA (or such other program). If TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property, business interruption and liability coverages (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

WASHINGTON D.C.
Downtown Washington
2001 K Street
2001 K Street Northwest
Washington, DC 20006
Dupont Circle
Sheridan Circle
Embassy of Greece
The Phillips Collection
Embassy of Ireland
EMBASSY ROW
Embassy of India
Massachusetts Ave NW
The Embassy Row Hotel
Embassy of Jamaica
The Society of the Cincinnati
Embassy of Portugal
Kimpton Hotel Palomar
Rock Cr. and Potomac Pkwy NW
Rock Creek
ROCK CREEK PARK
West End
Heurich House Museum
New Hampshire Ave NW
Embassy Suites Hotel
Embassy of Vietnam
Consulate General of Peru
Washington Marriott Georgetown
St. Gregory Hotel
Peace Corps
Fairmont Washington Hotel
Park Hyatt Hotel
Rhode Island Ave NW
The NEA Foundation
National Geographic Museum
National Geographic Society
University Club
Am. Academy of Family Physicians
The Westin Georgetown
Ritz Carlton
Lafayette Centre
Japan Info. & Cultural Center
Quincy Hotel
Mayflower Hotel
Pew Research Center
Washington Post Bldg.
AAUW Natl. Hdqtrs.
One Washington Circle Hotel
HOMME Gallery
FARRAGUT NORTH
Blake Building
Washington Square Bldg.
Embassy of Spain
Delegation of the European Union
Capitol Hilton
Melrose Hotel
Washington Circle Park
Penn. Ave NW
K St NW
29
Miliken Inst. School of Public Health
Finance International Corporation
Embassy of Uruguay
Farragut Square
The Army And Navy Club
St. Regis Hotel
METRO BLUE, ORANGE, SILVER LINES
FARRAGUT WEST
G. Washington University Hospital
Rice Hall
US Chamber of Commerce Foundation
US Department of Veterans Affairs
James Monroe Park
Lafayette Tower
METRO RED LINE
Connecticut Ave NW
FOGGY BOTTOM-GWU
Residence Inn by Marriott
Columbian College of Arts & Sciences
University Student Center
Shops at 2000 Penn
Pennsylvania Ave NW
Decatur House
New Executive Office Bldg.
Lafayette Square
Philip S. Amsterdam Hall
Gelman Library
Lisner Auditorium
International Monetary Fund
World Bank
Renwick Gallery of The Smithsonian
Blair House
George Washington University
Virginia Ave NW
Charles E. Smith Center
Kastles Stadium at the Smith Ctr.
Office of Authentications
Consumer Financial Protection Bureau
Eisenhower Executive Office Bldg.
White House
66
Columbia Plaza
The Statesman
The York
State Plaza Hotel
GSA Headquarters
Octagon House
FDIC
White House South Lawn
U.S. Dept. of State Annex
Pan American Health Organization
Corcoran School of the Arts & Design at GW
Corcoran Art Gallery
President's Park
Foggy Bottom
Triangle Park
Office of Personnel Management
US Department of the Interior
American National Red Cross
Ellipse Visitor Pavilion
State Department
E.J. Kelly Park
U.S. Navy Bureau of Medicine and Surgery
Federal Reserve Annex
Daughters of the American Revolution Hall
The Ellipse
Rockville
Wheaton
Potomac
Bethesda
Silver Spring
College Park
Greenbelt
Langley
McLean
WASHINGTON D.C.
Tysons Corner
Falls Church
ARLINGTON
Annandale
ALEXANDRIA
VIRGINIA
MARYLAND
Springfield
Franconia
Burke
Mount Vernon
Landover
Suitland
Forestville
Temple Hills
Camp Springs
National Harbor
Hillcrest Heights
Clinton
Rose Hill
Groveton
Takoma Park
Merrifield
Chevy Chase
Hyattsville
Seat Pleasant
Largo
Upper Marlboro
Calverton
Laurel
Beltsville

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Mortgage Loan No. 2 – 2001 K Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Washington, DC 20006
Original Balance:	$95,000,000			General Property Type:	Office
Cut-off Date Balance:	$95,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2017-2019
Borrower Sponsors:	Henry Elghanayan, Justin Elghanayan,			Size:	248,238 SF
	Nancy Elghanayan, Adam Elga,			Cut-off Date Balance PSF:	$383
	Benjamin Elga and Eliot Spitzer			Maturity Date Balance PSF:	$383
Guarantors:	Rockrose General Equities			Property Manager:	Rockrose Development L.L.C.
	Holdings L.L.C. and Eliot Spitzer				(borrower-related)
Mortgage Rate:	7.3880%
Note Date:	5/9/2024
Maturity Date:	5/11/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(2):	$12,192,611
Seasoning:	1 month			UW NCF:	$11,770,607
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	12.4%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.65x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$6,823,593 (12/31/2023)
Reserves(1)				2nd Most Recent NOI(3):	$5,284,638 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$749,714 (12/31/2021)
RE Taxes:	$846,042	$282,012	NAP	Most Recent Occupancy:	89.2% (5/6/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	76.0% (12/31/2022)
Replacement Reserve:	$0	$4,137	NAP	3rd Most Recent Occupancy:	66.7% (12/31/2021)
TI/LC Reserve:	$0	$31,030	NAP	Appraised Value (as of):	$153,000,000 (3/28/2024)
Existing TI/LC Obligations Reserve:	$2,907,287	$0	NAP	Appraised Value PSF:	$616
Outstanding Rent Concessions:	$4,500,657	$0	NAP	Cut-off Date LTV Ratio:	62.1%
Paul Weiss Reserve Funds:	$0	Springing	NAP	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$95,000,000	88.5%	Loan Payoff:	$98,590,181	91.8%
Sponsor Equity:	$12,370,440	11.5%	Upfront Reserves:	$8,253,986	7.7%
			Closing Costs:	$526,273	0.5%
Total Sources:	$107,370,440	100.0%	Total Uses:	$107,370,440	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in NOI from Most Recent to UW is the result of three new leases beginning in 2024 representing 13.2% of net rentable area and 13.2% of underwritten rent. Additionally, two tenants representing 3.6% of net rentable area and 3.7% of underwritten rent, executed expansions that began in November 2023.
(3)	The increase in NOI from the 3rd Most Recent to 2nd Most Recent was primarily driven by a new lease with Womble Bond Dickinson LLP representing 7.3.% of net rentable area and 7.7% of underwritten rent, which began September 1, 2021, and a decrease of $2 million in concessions.

The Mortgage Loan. The second largest mortgage loan (the “2001 K Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $95,000,000 and secured by the fee interest in a 248,238 SF office property located in Washington, DC (the “2001 K Street Property”).

The Borrower and the Borrower Sponsors. The borrower is 2001 K LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Henry Elghanayan, Justin Elghanayan, Nancy Elghanayan, Adam Elga, Benjamin Elga, and Eliot Spitzer. The non-recourse guarantors are Rockrose General Equities Holdings L.L.C. ("Rockrose”) and Eliot Spitzer. The obligations of the guarantors under the guaranty are several, split equally between the two guarantors.

Henry and Justin Elghanayan are the CEO and President of Rockrose, respectively. Rockrose is a real estate development firm founded in 1970. Over the past five decades the company has acquired, developed or repositioned nearly six million SF of office space and approximately 15,000 residential apartments in New York, New York and Washington, DC. The company currently owns seven office properties in Washington, DC, including the 2001 K Street Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

The Property. The 2001 K Street Property comprises a 12-story Class A, LEED Gold certified office building totaling 248,238 SF of net rentable area located in Washington D.C.’s central business district. The 2001 K Street Property is the south building in the Alexander Court Complex. In 2017-2019 the sponsors completed a large-scale renovation of two buildings to create the complex. The north building is not part of the collateral. The two properties are operated as separate entities but share several amenities including a 12-story atrium that connects the north and south buildings, a tenant-only fitness center, coffee bar and lounge area, a private rooftop terrace and a conference facility. Situated on a 0.55 acre site, the 2001 K Street Property has 158 parking spaces on site, resulting in a parking ratio of approximately 0.64 spaces per 1,000 SF. As of May 6, 2024, the property was 89.2% leased to 8 tenants.

The 2001 K Street Property is subject to an Amended and Restated Declaration and Grant of Easements and Covenants (the “Declaration”) and a Single Lot Covenant with the affiliated, adjacent property owner. Each owner is generally responsible for the maintenance and operation of all common areas and building systems located on its parcel. Certain maintenance obligations with shared costs are allocated in the Declaration. The loan documents require the borrower to maintain insurance including the common area between the buildings. There is no obligation in either the Declaration or the covenant to rebuild after a casualty.

Major Tenants.

Paul, Weiss, Rifkind, Wharton & Garrison LLP (73,528 SF, 29.6% of NRA; 32.9% of UW Rent). Founded in 1875 as a general commercial practice, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) is a multinational law firm with over 1,000 attorneys across ten offices. The firm represents public and private corporations, asset managers and financial institutions, as well as clients in need of pro bono assistance. Paul Weiss has been at the property since 2008, most recently renewing in 2023, with a current lease expiration in March 2030. The tenant has no termination options.

Clifford Chance LLP (68,292 SF, 27.5% of NRA; 31.5% of UW Rent). Clifford Chance LLP (“Clifford Chance”) is an international law firm headquartered in London and a member of London's Magic Circle. Clifford Chance was founded in 1987 and consists of about 3,300 lawyers across 34 offices in Europe, Americas, Africa, the Asia Pacific region, and the Middle East. Clifford Chance’s services include antitrust, corporate, litigation and dispute resolution, real estate, and tax, pension, employment and incentives. Clifford Chance has been at the property since 2000, most recently renewing in April 2024, with a current lease expiration in March 2037. In connection with the 8th amendment to its lease, Clifford Chance received 24 months of free rent and an additional 12 months of partially abated rent. The tenant has no termination options.

Womble Bond Dickinson LLP (22,635 SF, 9.1% of NRA; 9.4% of UW Rent). Womble Bond Dickinson LLP (“Womble Bond Dickinson”) was founded over 140 years ago as Womble Carlyle Sandridge & Rice LLP and today has 32 offices located across the United Kingdom and United States. Womble Bond Dickinson focuses on 12 primary sectors, including Energy & Natural Resources, Financial Services, Healthcare, Insurance, Manufacturing, Real Estate, Retail & Consumer, Transport & Infrastructure, Pharmaceuticals Biotechnology & Life Sciences, Communications & Technology, Public Sector, and Private Wealth. Womble Bond Dickinson has been at the property since 2021 and the current lease expires in August 2032. The tenant has a one-time right to terminate its lease effective 84 months from September 2021 (September 2028), with a penalty of unamortized deal costs at 7% interest factor. In connection with the tenant’s November 2023 expansion space, it received 21 months of free rent for the expansion space.

The following table presents certain information relating to the tenancy at the 2001 K Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/Fitch S&P)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Paul, Weiss, Rifkind, Wharton & Garrison LLP(4)(5)	NR/NR/NR	73,528	29.6%	$4,005,852	32.9%	$54.48	3/31/2030	None	N
Clifford Chance LLP(4)(5)(6)	NR/NR/NR	68,292(2)	27.5%	$3,835,711	31.5%	$56.17	3/31/2037	None	N
Womble Bond Dickinson LLP(7)	NR/NR/NR	22,635	9.1%	$1,144,368	9.4%	$50.56	8/31/2032	None	Y(6)
KTGY Group, Inc.(8)	NR/NR/NR	15,125	6.1%	$705,392	5.8%	$46.64	8/31/2032	None	N
EagleBank	NR/NR/NR	13,094	5.3%	$987,624	8.1%	$75.43	8/31/2025	None	N
Subtotal/Wtd. Avg.		192,674	77.6%	$10,678,947	87.7%	$55.42

Other Tenants		28,822	11.6%	$1,499,646	12.3%	$52.03
Occupied Collateral Total(9)		221,496	89.2%	$12,178,594	100.0%	$54.98
Vacant Space		26,742	10.8%
Total/Wtd. Avg.		248,238	100.0%

(1)	Information based on the underwritten rent roll dated May 6, 2024.
(2)	Annual UW Rent includes $277,935 in rent steps through May 2025.
(3)	The % of Total Annual UW Rent and Annual UW Rent PSF, does not include vacant space.
(4)	For tenants Paul, Weiss, Rifkind, Wharton & Garrison LLP and Clifford Chance LLP the tenant SF includes storage SF.
(5)	For tenants Paul, Weiss, Rifkind, Wharton & Garrison LLP and Clifford Chance LLP the annual UW rent includes storage UW rent.
(6)	In connection with the 8th amendment to its lease, Clifford Chance received 24 months of free rent and an additional 12 months of partially abated rent. The outstanding free rent allowance was reserved at loan origination.
(7)	In connection with the tenant’s November 2023 expansion, it received 21 months of free rent for the expansion space. The outstanding free rent allowance was reserved at loan origination. Additionally, Womble Bond Dickinson has a one-time option to terminate its lease on September 2028.
(8)	In connection with its lease, KTGY Group, Inc. received 18 months of free rent. The outstanding free rent allowance was reserved at loan origination.
(9)	Occupied Collateral Total includes one tenant, Gavi Alliance, representing 3.5% of the net rentable area and 3.5% of underwritten rent, with a lease start date of August 1, 2024. All tenant improvements and leasing commissions, along with gap rent and free rent for the first two years of the lease were reserved at loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at the 2001 K Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx % of SF Rolling	Approx Cumulative % of SF Rolling	Total UW Rent Rolling	Approx % of Total UW Rent Rolling	Approx Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	13,094	5.3%	5.3%	$987,624	8.1%	8.1%	$75.43
2026	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2027	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2028	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2029(3)	0	0	0.0%	5.3%	$0	0.0%	8.1%	$0.00
2030	1	73,528	29.6%	34.9%	$4,005,852	32.9%	41.0%	$54.48
2031	0	0	0.0%	34.9%	$0	0.0%	41.0%	$0.00
2032	2	37,760	15.2%	50.1%	$1,849,760	15.2%	56.2%	$48.99
2033	0	0	0.0%	50.1%	$0	0.0%	56.2%	$0.00
2034	0	0	0.0%	50.1%	$0	0.0%	56.2%	$0.00
2035 & Thereafter	4	97,114	39.1%	89.2%	$5,335,357	43.8%	100.0%	$54.94
Vacant	0	26,742	10.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	8	248,238	100.0%		$12,178,594	100.0%		$54.98

(1)	Information is based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The loan maturity date is May 11, 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 2001 K Street Property is positioned on the northwest corner of K Street NW and 20th Street NW within Washington, DC’s Central Business District (“CBD”). The 2001 K Street Property falls within the CBD’s Golden Triangle Business Improvement District, which is home to numerous law firms, lobbyists and associations. The 2001 K Street Property is located near institutional uses such as the World Bank Headquarters, International Monetary Fund Headquarters, and George Washington University, and 0.6 miles from the White House. The 2001 K Street Property is situated within 0.5 miles of three Metrorail stations – Foggy Bottom, Farragut North, and Farragut West. The 2001 K Street Property is bordered by Class A and B office buildings and street-level retail and restaurants.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the 2001 K Street Property was 59,224, 385,243, and 806,727 and $176,478, $158,789, and $150,480, respectively.

According to a third-party market research report, the property is located in the CBD submarket of the Washington DC office market. As of the first quarter of 2024, the CBD submarket reported a total inventory of approximately 49.9 million SF with a 18.3% vacancy rate and average asking rent of $54.84 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 2001 K Street Property:

Market Rent Summary
	Office – Spec Suite	Office- Floors 2-4	Office- Floors 5-7	Office- Floors 8-11	Storage	Bank
Market Rent (PSF)	$45.00	$48.00	$51.00	$54.00	$20.00	$85.00
Lease Term (Years)	5.5	11	11	11	5	10
Lease Type	Net	Net	Net	Net	Gross	Net
Escalations	2.5%	2.5%	2.5%	2.5%	2.5%	3.0%
Tenant Improvements (New/Renewal)	$35 / $15	$110 / $75	$130 / $100	$130 / $100	$0 / $0	$100 / $10
Leasing Commissions (New/Renewal)	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%	6.0% / 4.0%
Free Rent (Months) (New/Renewal)	9 / 6	19 / 15	19 / 15	19 / 15	0 / 0	6 / 0
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

The following table presents information relating to comparable office property sales for the 2001 K Street Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
1099 New York 1099 New York Ave NW Washington, DC	2008 / NAP	180,878	95.0%	Mar. 2024	$95,000,000	$525.22
Market Square East & West 701 Pennsylvania Avenue NW Washington, DC	1990 / 2015	693,205	81.0%	Mar. 2024	$323,000,000	$465.95
The Mills Building 1700 Pennsylvania Avenue Northwest, Washington, DC	1966 / 2022	208,772	88.0%	Dec. 2023	$205,000,000	$981.93
1050 17th 1050 17th Street NW Washington, DC	2020 / NAP	154,000	61.0%	Mar. 2023	$110,680,000	$718.70
601 Massachusetts 601 Massachusetts Avenue Northwest, Washington, DC	2015 / NAP	478,882	97.0%	Aug. 2022	$531,000,000	$1,108.83
McPherson Building 901 15th Street Northwest Washington, DC	1988 / 2008	253,468	97.0%	Nov. 2019	$209,100,000	$824.96

Source: Appraisal.

The following table presents information relating to comparable office leases for the 2001 K Street Property:

Summary of Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Tenant	Lease Start Date	Term (Mos.)	Size (SF)	Annual Base Rent PSF	Lease Type
2001 K Street NW (Subject) Washington, DC(1)	2000 / 2017- 2019	KTGY Group, Inc. National Association of Independent Schools Gavi Alliance	Feb-2024 Mar-2024 Aug-2024	103 144 144	15,125 8,898 8,732	$45.50 $51.00 $49.50	NNN NNN NNN
2112 Pennsylvania Avenue NW Washington, DC	2018 / NAP	Aramco Services Co	Mar-2024	144	5,723	$47.50	NNN
1700 New York Avenue NW Washington, DC	2013 / NAP	Sullivan & Cromwell	Jan-2024	174	14,608	$48.00	FSG
2100 L Street NW Washington, DC	2020 / NAP	Zuckerman Spaeder	Dec-2023	144	40,531	$64.90	FSG
1801 Pennsylvania Avenue NW Washington, DC	1991 / NAP	The Business Council	Dec-2023	96	2,790	$45.50	FSG
815 Connecticut Avenue NW Washington, DC	1964 / NAP	United Airlines	Dec-2023	N/A	8,659	$54.00	NNN
800 17th Street NW Washington, DC	2010 / NAP	Analysis Group	Oct-2023	95	4,254	$56.50	NNN
2100 Pennsylvania Avenue NW Washington, DC	2022 / NAP	JMI Equity	Aug-2023	144	12,013	$65.00	NNN
815 Connecticut Avenue NW Washington, DC	1964 / NAP	Cornell University, Inc	Jun-2023	58	3,991	$52.00	NNN
2100 Pennsylvania Avenue NW Washington, DC	2022 / NAP	Farmer Machine Company	May-2023	142	21,436	$64.00	NNN
1901 L Street NW Washington, DC	2020 / NAP	ICANN	Feb-2023	144	8,337	$54.50	NNN
1700 M Street NW Washington, DC	2024 / NAP	UBS Financial Services - Corporate	Mar-2023	150	23,644	$58.50	NNN
1200 17th Street NW Washington, DC	2014 / NAP	Pillsbury Winthrop Shaw Pittman	Mar-2023	120	89,027	$61.50	NNN
801 17th Street NW Washington, DC	2009 / NAP	Fried, Frank, Harris, Sheiver & Jacobson LLP	Jan-2023	120	101,609	$55.71	FSG
2099 Pennsylvania Avenue NW Washington, DC	2001 / NAP	Barclays	Jul-2022	38	3,372	$50.00	NNN
1900 K Street NW Washington, DC	1996 / NAP	Dechert	May-2022	127	56,396	$53.75	NNN

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll dated May 6, 2024

Appraisal. The appraisal concluded to an “as-is” value for the 2001 K Street Property of $153,000,000 as of March 28, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

Environmental Matters. According to the Phase I environmental site assessment dated November 29, 2023, there was no evidence of any recognized environmental l conditions at the 2001 K Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2001 K Street Property:

Cash Flow Analysis(1)
	2019	2020		2021		2022		2023		UW		UW PSF
Base Rent	$9,584,726	$10,221,471		$4,653,785		$7,267,819		$8,579,567		$12,178,594	(2)	$49.06
Grossed Up Vacant Space	$0	$0		$0		$0		$0		$1,123,508		$4.53
Gross Potential Rent	$9,584,726	$10,221,471		$4,653,785		$7,267,819		$8,579,567		$13,302,102		$53,59
Less: Free Rent Adjustment & Collection Loss	$0	$0		$0		$0		$0		$0		$0.00
Recoveries	$6,042,363	$6,171,839		$2,887,249		$4,804,677		$4,875,465		$6,735,306		$27.13
Other Income	$394,083	$94,590		$111,562		$129,680		$152,879		$57,699		$0.23
Parking/Garage/Other	$497,088	$521,942		$225,041		$421,729		$461,563		$461,563		$1.86
Net Rental Income	$16,518,260	$17,009,842		$7,877,637		$12,623,905		$14,069,474		$20,556,669		$82.81
Less Vacancy & Credit Loss	$0	$0		$0		$0		$0		$1,123,508		$4.53
Effective Gross Income	$16,518,260	$17,009,842		$7,877,637		$12,623,905		$14,069,474		$19,433,161		$78.28

Real Estate Taxes	$3,639,549	$3,813,082		$4,084,320		$3,870,470		$3,619,665		$3,284,319		$13.23
Insurance	$97,902	$122,212		$124,088		$118,907		$128,829		$137,690		$0.55
Management Fee	$584,009	$604,993		$264,878		$465,486		$463,617		$582,995		$2.35
Other Operating Expenses	$2,693,659	$2,765,668		$2,654,637		$2,884,403		$3,033,771		$3,235,546		$13.03
Total Expenses	$7,015,119	$7,305,955		$7,127,923		$7,339,267		$7,245,881		$7,240,550		$29.17

Net Operating Income	$9,503,141	$9,703,887	(3)	$749,714	(3)	$5,284,638	(3)	$6,823,593	(4)	$12,192,611	(4)	$49.12
CapEx	$0	$0		$0		$0		$0		$49,648		$0.20
TI/LC	$0	$0		$0		$0		$0		$372,357		$1.50
Net Cash Flow	$9,503,141	$9,703,887		$749,714		$5,284,638		$6,823,593		$11,770,607		$47.42

Occupancy%	90.4%	90.4%		66.7%		76.0%		86.0%		91.6%	(5)
NOI DSCR	1.34x	1.36x		0.11x		0.74x		0.96x		1.71x
NCF DSCR	1.34x	1.36x		0.11x		0.74x		0.96x		1.65x
NOI Debt Yield	10.0%	10.2%		0.8%		5.6%		7.2%		12.8%
NCF Debt Yield	10.0%	10.2%		0.8%		5.6%		7.2%		12.4%

(1)	Information based on the underwritten cash flows.
(2)	UW Base Rent includes $277,935 of rent steps through May 2025.
(3)	The decrease in Net Operating Income from 2020 to 2021, is due to a decrease in occupancy from 90.4% to 66.7% due to the loss of two tenants. The subsequent increase from 2021 to 2022 was primarily driven by a new lease with Womble Bond Dickinson, representing 7.3% of net rentable area and 7.7% of underwritten rent, which began September 1, 2021, and a decrease of $2 million in concessions (which were included as an adjustment to base rent in the historical information).
(4)	The increase in Net Operating Income from 2023 to UW is the result of three new leases beginning in 2024 representing 13.2% of net rentable area and 13.2% of underwritten base rent. Additionally, two tenants representing 3.6% of net rentable area and 3.7% of underwritten base rent, executed expansions that began in November 2023.
(5)	UW occupancy represents the economic occupancy. Physical occupancy as of May 6, 2024 is 89.2%.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $846,042 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $282,012.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided no event of default is continuing, the borrower maintains insurance coverage for the 2001 K Street Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.

Replacement Reserve – The loan documents require ongoing monthly deposits of $4,137 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $31,030 for TI/LC costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Office – CBD	Loan #2	Cut-off Date Balance:	$95,000,000
2001 K Street Northwest	2001 K Street	Cut-off Date LTV:	62.1%
Washington, DC 20006		UW NCF DSCR:	1.65x
		UW NOI Debt Yield:	12.8%

Existing TI/LC Reserve – The loan documents require an upfront deposit of $2,907,287 for existing TI/LCs related to KTGY Group, Inc., Gavi Alliance, Womble Bond Dickinson, National Association of Independent Schools, and National Railroad Retirement Investment Trust.

Outstanding Rent Concession Reserve – The loan documents require an upfront deposit of $4,500,657 for outstanding free rent and gap rent related to KTGY Group, Inc., Gavi Alliance, Womble Bond Dickinson, National Association of Independent Schools, National Railroad Retirement Investment Trust, and Clifford Chance.

Paul Weiss Reserve - The loan documents require a monthly deposit of $400,000, starting on the monthly payment date occurring in May 2028, to be used for renewal costs for the tenant. Any amount of qualified leasing expenses spent by the borrower from equity (not leasing reserve funds) in connection with the Paul Weiss extension, pursuant to evidence reasonably acceptable to lender, will offset dollar for dollar, the obligation to fund the Paul Weiss monthly deposit.

Notwithstanding the foregoing, the Paul Weiss Reserve monthly deposit will not be required from and after each of the following conditions are satisfied: (i) Paul Weiss extends its lease for a minimum of 5 years, the tenant is in occupancy of the entirety of its space and paying full rent (or outstanding abated rent is reserved with the lender), and there is no outstanding landlord work or tenant improvement allowances or leasing commissions payable (unless reserved with the lender), and (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) is equal to or greater than the NCF DSCR at loan origination.

Lockbox and Cash Management. The 2001 K Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred the borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox account are required to be transferred periodically to a lender-controlled cash management account and applied in accordance with the cash flow waterfall as outlined by the cash management agreement. Any funds remaining after the waterfall will be held in the cash management account as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 2001 K Street Mortgage Loan documents;
(ii)	the NCF DSCR falling below 1.20x, tested quarterly; or
(iii)	the occurrence of a Material Tenant Trigger (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.20x for two consecutive quarters; and
●	with regard to clause (iii), a Material Tenant Trigger Cure (as defined below).

A “Material Tenant Trigger” will commence upon the earlier of the following:

(i)	a Material Tenant (as defined below) is in monetary or material non-monetary default under its lease beyond any notice and cure periods.
(ii)	a Material Tenant fails to be in actual physical possession of its space, in excess of 10,000 SF, except due to upgrades or renovations performed in accordance with its lease;
(iii)	a Material Tenant failing to be open for business during customer hours or going dark in its space, in excess of 10,000 SF, except due to upgrades or renovations performed in accordance with its lease;
(iv)	a Material Tenant terminates, surrenders, or cancels its lease or any portion in excess of 10,000 SF; or
(v)	a Material Tenant is subject to bankruptcy, insolvency or similar proceedings.

A “Material Tenant Trigger Cure” will occur upon the following:

●	with regard to clause (i), the Material Tenant has cured all defaults under its lease;
●	with regard to clauses (ii) and (iii), the Material Tenant is in actual physical possession, open for business during customary hours and is not dark in its space;
●	with regard to clause (iv), the Material Tenant has revoked or rescinded all termination or cancelation notices and has re-affirmed its lease in full force and effect;
●	with regard to clause (v), the dismissal of such bankruptcy so the tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings, and the affirmation of its lease; or
●	with regard to clauses (i)-(v), the borrower has entered into one or more replacement leases with respect to 50% or more of the premises previously demised to the Material Tenant, there is no outstanding landlord work, tenant improvements or leasing commissions payable under the lease (unless any outstanding amounts have been reserved with the lender), and the replacement tenant has taken occupancy and commenced paying full unabated rent (unless such abated rent has been reserved with the lender).

A “Material Tenant” means Paul Weiss, Clifford Chance, or any other tenant, which individually or in the aggregate, occupies at least 25,000 SF.

Terrorism Insurance. The 2001 K Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 2001 K Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Fairmount
Eastern State Penitentiary (Museum)
Spring Garden
Kelly Drive
Pennsylvania Ave
Fairmount Ave
N 23rd St
N 22nd St
N 21st St
N 20th St
N 19th St
N 18th St
N 17th St
N 16th St
76
13
Philadelphia Museum of Art
Schuylkill Expwy
Spring Garden St
Community College of Philadelphia
N 35th St
Wallace St
Mount Vernon St
Powelton Village
FAIRMOUNT PARK
Hamilton St
Rodin Museum
Matthias Baldwin Park
Haverford Ave
Spring Garden St
B. Franklin Pkwy
Barnes Foundation
Callowhill St
Brandywine St
Spring Garden St
SEPTA
Free Library of Philadelphia
PHILADELPHIA
Hamilton St
N 34th St
N 33rd St
Drexel Park
676
30
Vine Street Expwy
Baring St
Franklin Institute
Logan Square
Cathedral Basilica of Saints Peter & Paul
Pearl St
Powelton Ave
13
Myers Hall
Race St
Academy of Natural Sciences
B. Franklin Pkwy
Trolley
Lancaster Ave
Drexel University
Cira Center
Schuylkill River
Cherry St
1 & 2 Logan Square
30th Street
Arch St
Comcast Technology Center
Comcast Center
uCity Square, Exponent
JFK Blvd
30th Street Station
76
PECO Building
3
SEPTA
JFK Blvd
Suburban
Love Park
University Science Center
University City
5 Penn Center
2 Penn Center
Market St
Market St
Market St
34TH
30TH
22ND
19TH
Centre Square
Innovation Plaza
Trolley
Drexel Univ. LeBow College of Business
Bossone Research Enterprise Ctr.
Mütter Museum
Center City
Chestnut St
S 30th St
Chestnut St
Chestnut St
Institute of Contemporary Art
S 35th St
S 34th St
S 33rd St
Highline Field
S 22nd St
S 21st St
S 20th St
S 19th St
S 18th St
S 17th St
S 16th St
Walnut St
SEPTA
Penn Ice Rink
Transitional Research Lab
Cira Square
2970 Market Street
Philadelphia, PA 19104
University of Pennsylvania
Schuylkill Expwy
Conservation Center for Art & Historic Artifacts
Locust St
Rittenhouse Square
15TH/16TH
The Wistar Institute
Irvine Auditorium
Penn Tennis Center
Spruce St
Franklin Field
Spruce St
Hospital of the Univ. of Penn.
Penn Park
Schuylkill River Park
Penn Museum
The Rosenbach
South St
Pine St
James G. Kaskey Mem. Park
76
Children's Hospital of Philadelphia
Penn Medicine
Lombard St
University Ave
Civic Center Blvd
South St
Perelman Center for Advanced Medicine
Southwest Center City
Philadelphia VA Medical Center
Schuylkill River
Christian St
SEPTA
S 24th St
S 23rd St
Grays Ferry Ave
S 25th St
Carpenter St
Grays Ferry Ave
Washington Ave
Federal St
Grays Ferry Ave
76
Grays Ferry
Manton St
Philadelphia Intl. Airport 7 miles
Flemington
Quakertown
Hopewell
Franklin Township
Lambertville
PENNSYLVANIA
Princeton
Harleysville
Doylestown
Montgomeryville
Pottstown
Lansdale
Newtown
Hamilton Twp.
TRENTON
Yardley
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
King of Prussia
Abington
Bensalem
Levittown
Conshohocken
Burlington
Malvern
Wayne
Bala Cynwyd
Mount Holly
PHILADELPHIA
Moorestown
Media
NEW JERSEY
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Mortgage Loan No. 3 – Cira Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	A2/NR/AA			Location:	Philadelphia, PA 19104
Original Balance(1):	$90,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1935/2010
Borrower Sponsors:	Brandywine Operating Partnership, L.P.,			Size:	862,692 SF
	MSD Real Estate Partners, L.P. and			Cut-off Date Balance Per SF(1):	$104
	GIC Real Estate, Inc.			Maturity Date Balance Per SF: (1)	$104
Guarantors:	MSD Portfolio L.P. – Investments and			Property Manager:	BDN Management, Inc.
	Brandywine Operating Partnership, L.P.				(borrower-related)
Mortgage Rate(2):	6.85129277777778%
Note Date:	5/6/2024
Maturity Date:	6/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$19,166,103
Amortization Term:	0 months			UW NCF:	$18,087,738
IO Period:	60 months			UW NOI Debt Yield(1):	21.3%
Seasoning:	0 months			UW NCF Debt Yield(1):	20.1%
Prepayment Provisions(3):	L(24),D(30),O(6)			UW NOI Debt Yield at Maturity(1):	21.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.89x
Additional Debt Type(1)(4):	B-Note/Mezzanine			Most Recent NOI:	$20,140,350 (12/31/2023)
Additional Debt Balance(1)(4):	$45,000,000 / $25,000,000			2nd Most Recent NOI:	$19,659,096 (12/31/2022)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			3rd Most Recent NOI:	$20,139,502 (12/31/2021)
Reserves(5)				Most Recent Occupancy:	100.0% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$295,500,000 (12/12/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$343
TI/LC Reserve:	$0	Springing	$5,000,000	Cut-off Date LTV Ratio(1):	30.5%
Other Reserves(6):	$0	Springing	NAP	Maturity Date LTV Ratio(1):	30.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)(4):	$135,000,000	53.1%	Loan Payoff:	$251,942,677	99.1%
Borrower Equity:	$94,210,377	37.1%	Closing Costs:	$2,267,701	0.9%
Mezzanine Loan Amount(1)(4):	$25,000,000	9.8%
Total Sources:	$254,210,377	100.0%	Total Uses:	$254,210,377	100.0%

(1)	The Cira Square Mortgage Loan (as defined below) is part of the Cira Square Whole Loan (as defined below), which is comprised of four senior promissory notes and one subordinate note. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the Cira Square Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Cira Square Whole Loan are $156, $156, 14.2%, 13.4%, 14.2%, 1.60x, 45.7% and 45.7%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Cira Square Whole Loan and the Cira Square Mezzanine Loan (as defined below) are $185, $185, 12.0%, 11.3%, 12.0%, 1.26x, 54.1% and 54.1%, respectively.
(2)	Reflects the Cira Square Senior Loan only. The Cira Square Trust Subordinate Companion Loan (as defined below) bears interest at the rate of 11.0354144444444% per annum.
(3)	Defeasance of the Cira Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Cira Square Whole Loan to be securitized and (b) May 6, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2024.
(4)	See “The Mortgage Loan”, “Subordinate Debt” and “Mezzanine Loan” sections below, for a discussion of additional debt and future mezzanine debt.
(5)	See “Escrows and Reserves” section.
(6)	Other Reserves consist of a springing monthly GSA operating agreement reserve.

The Mortgage Loan. The third largest mortgage loan (the “Cira Square Mortgage Loan”) is part of a whole loan evidenced by four senior promissory notes in the aggregate original principal amount of $90,000,000 (the “Cira Square Senior Loan”) and one note in the original principal amount of $45,000,000 that is subordinate to the Cira Square Senior Loan (the “Cira Square Trust Subordinate Companion Loan”, and together with the Cira Square Senior Loan, the “Cira Square Whole Loan”). The Cira Square Whole Loan is secured by a first priority fee mortgage encumbering an 862,692 SF office building located in Philadelphia, Pennsylvania (the “Cira Square Property”). The Cira Square Mortgage Loan is evidenced by Note A-1, Note A-2, Note A-3 and Note A-4, with an aggregate original principal amount of $90,000,000. The Cira Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Cira Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2024-5YR7	No
A-2	$15,000,000	$15,000,000	BANK5 2024-5YR7	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR7	No
A-4	$5,000,000	$5,000,000	BANK5 2024-5YR7	No
B	$45,000,000	$45,000,000	BANK5 2024-5YR7 (loan-specific certificates)(1)	Yes(2)
Whole Loan	$135,000,000	$135,000,000

(1)	Note B (the Cira Square Trust Subordinate Companion Loan) is not part of the pool of mortgage loans backing the BANK5 2024-5YR7 pooled certificates, but instead separately backs only the BANK5 2024-5YR7 loan-specific certificates.
(2)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Cira Square Trust Subordinate Companion Loan is included in the BANK5 2024-5YR7 securitization and a control appraisal event does not exist, such rights will be exercised by the controlling class representative of the BANK5 2024-5YR7 loan-specific certificates.

The Borrowers and the Borrower Sponsors. The borrowers are Cira Square Master Tenant LLC, a Delaware limited liability company, and Cira Square Owner LP, a Delaware limited partnership, each a single purpose entity with two independent directors. The borrowers are owned by a joint venture between Brandywine Operating Partnership, L.P. (“Brandywine”) (20.0%), BDT & MSD Partners, LLC (“BDT & MSD”) (40.0%), and GIC (“GIC”) (40.0%). The non-recourse carveout guarantors for the Cira Square Whole Loan are MSD Portfolio L.P. – Investments and Brandywine.

Brandywine (NYSE: BDN) is a publicly traded, full-service, integrated real estate company with a core focus in the Philadelphia, PA, Austin, TX, and Washington, D.C. markets. Brandywine is headquartered in Philadelphia and has completed over 6.3 million SF of ground-up new development, with over 8 million additional SF in the pipeline. Brandywine owns and operates a portfolio of 13 office properties in Philadelphia, including the Cira Square Property.

BDT & MSD is a merchant bank with an advisory and investment platform built to serve the needs of business owners and strategic, long-term investors. Since 2010, BDT & MSD’s affiliated funds have deployed more than $50 billion across investment strategies. BDT & MSD was established in 2023 through the combination of the merchant bank BDT & Company and MSD Partners, an investment firm that since 2009 has invested on behalf of Dell Technologies founder Michael Dell, his family, and other like-minded investors.

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s reserves, GIC invests in a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure.

The Property. The Cira Square Property is an 862,692 SF office building located in Philadelphia, Pennsylvania, adjacent to the 30th Street Station. The Cira Square Property was built in 1935 and served as the United States Postal Service headquarters in Philadelphia for over 80 years. In 2010, the borrower sponsors contributed $26.8 million ($31 PSF) to fully renovate the Cira Square Property, restoring the Indian limestone façade, mosaic domes, and marble walls, along with a full upgrade of the entire building’s amenities, finishes, and systems and as a result, the Cira Square Property has attained LEED Gold and Energy Star certifications. The physical infrastructure features slab heights of twenty feet and a 5-acre rooftop. The Cira Square Property is recognized as a national landmark by the National Register of Historic Places.

After the renovation, the Cira Square Property was 100.0% leased to the GSA - Internal Revenue Service (IRS) (the “GSA”) on behalf of the Internal Revenue Service (“IRS”), a bureau of the Department of the Treasury. The IRS selected the Cira Square Property as its new center for regional operations as part of a larger consolidation from other office locations, as it met its requisite size and energy efficiency standards. The GSA invested significantly in the Cira Square Property’s infrastructure and build-out in conjunction with the 20-year lease commitment, which buildout is estimated at $21.4 million ($25 PSF) and included upgrading security systems, tele-data writing, and other built-to-suit features. Together with the borrower sponsors’ $26.8 million investment in 2010 described above, the Cira Square Property underwent a total $48.3 million ($56 PSF) renovation and upgrade.

Sole Tenant. GSA - Internal Revenue Service (IRS) (862,692 SF, 100.0% of NRA, 100.0% of UW Rent). The IRS (S&P: AA+/Moody’s: Aaa/Fitch: AA+), a bureau of the Department of the Treasury, is organized to carry out the responsibilities of the Secretary of the Treasury under Section 7801 of the Internal Revenue Code. In fiscal year 2022, the IRS collected more than $4.9 trillion in revenue and processed more than $262.8 million tax returns. In 2022, President Biden signed the Inflation Reduction Act into law, which provided $80 billion in additional funding to the IRS. The Cira Square Property is a critical regional facility for the IRS, housing approximately 5,000 employees, representing approximately 6.0% of the current IRS workforce. GSA is the sole tenant at the Cira Square Property under a 20-year lease that expires on August 25, 2030, with no renewal options and no termination options or appropriations clause. GSA currently pays $22.65 PSF NNN and has no future rent steps.

The following table presents certain information relating to the tenancy at the Cira Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
GSA - Internal Revenue Service (IRS)	Aaa/AA+/AA+	862,692	100.0%	$19,543,428	100.0%	$22.65	8/25/2030	None	N
Vacant Space		0	0.0%
Total/Wtd. Avg.		862,692	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	Ratings are those of the United States Government.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

The following table presents certain information relating to the lease rollover schedule at the Cira Square Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	862,692	100.0%	100.0%	$19,543,428	100.0%	100.0%	$22.65
2031	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	862,692	100.0%		$19,543,428	100.0%		$22.65

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	The Cira Square Whole Loan has a maturity date of June 1, 2029.

The Market. The Cira Square Property is located in the Philadelphia metropolitan statistical area (the “Philadelphia MSA”) within the University City submarket. Philadelphia is the largest city in Pennsylvania and ranks eighth among the largest metropolitan areas in the United States, with a population of 6.2 million residents. As the second largest city on the East Coast (after New York), Philadelphia represents the business capital of Pennsylvania, with a gross domestic product exceeding $518 billion in 2022. The Philadelphia MSA is also home to 13 Fortune 500 companies, including AmerisourceBergen, Comcast, DuPont, Aramark, Campbell Soup Company, Crown Holdings, and Lincoln National, among others. Since 2000, the population in Center City Philadelphia has grown by 40% and now ranks second only to Midtown Manhattan among the most densely populated downtown areas in the United States.

The Cira Square Property benefits from its location adjacent to Philadelphia’s 30th Street Station, located at the gateway to Philadelphia’s University City, a life science cluster experiencing transformational growth anchored by major institutions (University of Pennsylvania, Drexel University, Children’s Hospital of Philadelphia). The 30th Street Station services over four million passengers per annum via the Amtrak, Septa, and NJ transit systems. In addition to public transit, the Cira Square Property provides direct access to I-76, I-676 and I-95. Philadelphia’s economy has undergone a transformation from its traditional manufacturing base to one driven by a variety of industries, with a special emphasis on the healthcare, life science, and higher education sectors.

According to the appraisal, the estimated 2022 population within a one-, two- and three-mile radius of the Cira Square Property was 73,528, 266,488 and 520,405, respectively. The estimated 2022 average household income within the same radii was $136,847, $102,067 and $88,107, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

The following table presents recent leasing data at comparable properties with respect to the Cira Square Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
Cira Square 2970 Market Street Philadelphia, PA	GSA – Internal Revenue Service (IRS) (1)	Aug-10(1)	20.0(1)	862,692(1)	$22.65(1)	NNN
3025 John F Kennedy Boulevard(2) Philadelphia, PA	Goodwin Procter	Sep-23	12.5	31,500	$57.25	NNN
Science Center Building 3535 Market Street Philadelphia, PA	Century Therapeutics	Oct-21	10.0	25,121	$33.50	NNN
Cira Centre North(2) 2929 Arch Street Philadelphia, PA	Children’s Hospital of Philadelphia	Oct-21	12.0	50,000	$32.00	NNN
Cira Centre South(2) 2929 Walnut Street Philadelphia, PA	GSK	Jun-21	7.4	50,000	$47.29	NNN
Cira Centre South(2) 2929 Walnut Street Philadelphia, PA	Berwind Corporation	Jun-20	16.0	44,000	$44.00	NNN
Science Center Building 3535 Market Street Philadelphia, PA	Limelight Bio	Jun-20	15.0	25,121	$31.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 1, 2024.
(2)	Owned by the borrower sponsors.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Cira Square Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$28.00	10	2.5% per annum

Appraisal. The appraisal concluded to an “as-is” value for the Cira Square Property of $295,500,000 as of December 12, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated December 22, 2023, there was no evidence of any recognized environmental conditions at the Cira Square Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cira Square Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW		UW PSF
Base Rental Income(1)	$19,543,428	$19,543,434	$19,543,430	$19,543,428	$19,543,428		$22.65
Expense Reimb. & Operating Rent	$7,453,100	$12,064,578	$12,276,094	$12,519,139	$12,818,293		$14.86
Net Rentable Income	$26,996,528	$31,608,012	$31,819,524	$32,062,567	$32,361,721		$37.51
(Vacancy / Credit Loss)	$0	$0	$0	$0	($809,043)		($0.94)
Other Income	$16,654	$7,210	$1,304	$25,529	$0		$0.00
Effective Gross Income	$27,013,182	$31,615,222	$31,820,828	$32,088,096	$31,552,678		$36.57

Real Estate Taxes	$1,027,261	$5,187,048	$5,187,050	$5,187,048	$5,290,789		$6.13
Insurance	$262,222	$312,528	$354,620	$370,385	$402,004		$0.47
Other Operating Expenses	5,857,843	5,976,144	6,620,062	6,390,313	6,693,782		$7.76
Total Operating Expenses	$7,147,326	$11,475,720	$12,161,732	$11,947,746	$12,386,575		$14.36

Net Operating Income	$19,865,856	$20,139,502	$19,659,096	$20,140,350	$19,166,103		$22.22
Replacement Reserves	$0	$0	$0	$0	$215,673		$0.25
TI/LC	$0	$0	$0	$0	$862,692		$1.00
Net Cash Flow	$19,865,856	$20,139,502	$19,659,096	$20,140,350	$18,087,738		$20.97

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	97.5%	(2)
NOI DSCR(3)	3.18x	3.22x	3.14x	3.22x	3.07x
NCF DSCR(3)	3.18x	3.22x	3.14x	3.22x	2.89x
NOI Debt Yield(3)	22.1%	22.4%	21.8%	22.4%	21.3%
NCF Debt Yield(3)	22.1%	22.4%	21.8%	22.4%	20.1%

(1)	Based on the underwritten rent roll as of June 1, 2024.
(2)	Represents economic occupancy.
(3)	Based on the Cira Square Senior Loan and excludes the Cira Square Trust Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Sweep Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Sweep Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Sweep Period, the borrowers are required to escrow $17,972.75 for replacement reserves.

TI/LC Reserve – Beginning on July 1, 2025, the borrowers are required to make monthly deposits of $71,891 into a TI/LC reserve account, subject to a cap of $5,000,000, provided the borrowers may provide a letter of credit in the amount of $5,000,000 in lieu of monthly reserves. If the GSA lease has been renewed and all TI/LCs associated with such renewal have been paid, any TI/LC reserve funds held by the lender will be transferred to the cash management account.

GSA Operating Agreement Reserve – In the event the borrowers receive notice or demand from GSA requiring that the borrowers establish an operating agreement reserve (as provided in the GSA lease for the purpose of providing additional security for GSA in the event of a landlord default), the borrowers are required to deposit $2,890,851.19 (10% of annual base rent) with the lender to the GSA Operating Agreement Reserve within 10 business days of such notice or demand. In the event that a landlord default is continuing, GSA may withhold or offset rent by deducting from the GSA Operating Agreement Reserve. The lender may in its sole discretion require from the borrowers additional deposits to the GSA Operating Agreement Reserve after any disbursement in order to ensure that the balance is equal to 10% of annual base rent pursuant to the GSA lease.

Lockbox and Cash Management. The Cira Square Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Cira Square Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Sweep Period, the borrowers will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Cira Square Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Cira Square Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrowers to fund shortfalls in debt service on the Cira Square Whole Loan, and (ii) excess cash will be available to the borrowers to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default under the Cira Square Whole Loan documents, (ii) an event of default under the Cira Square Mezzanine Loan, (iii) the borrowers being involved in any insolvency, (iv) the debt service coverage ratio for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine loan falling below 1.10x on a 12 month basis (tested quarterly), (v) the debt yield for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine loan falling below 10.0% (tested quarterly), (vi) a Lease Sweep Period (as defined below), and (vii) non-renewal of the GSA lease and failure of the borrowers to repay the Cira Square Whole Loan in full on or before June 1, 2027.

A Cash Sweep Period will end upon (a) with respect to clauses (i) and (ii) above, the cure of such event of default, (b) with respect to clause (iv) above, the debt service coverage ratio for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine loan being at least 1.10x on a 12 month basis (tested quarterly), (c) with respect to clause (v) above, the debt yield for the aggregate of the Cira Square Whole Loan plus the Cira Square Mezzanine Loan and any future mezzanine being at least 10.0% (tested quarterly), (d) with respect to clause (vi) above, the Lease Sweep Period ending, and (e) with respect to clause (vii) above, the execution and delivery of a new lease or renewal of the GSA lease and payment of (or reserves taken for) any gap rent or abated or free rent and amounts for tenant improvements and leasing commissions. With respect to clause (iii) above, a borrower insolvency trigger will continue until the Cira Square Whole Loan is paid in full.

A “Lease Sweep Period” will commence upon the earlier to occur of GSA (i) terminating its lease or giving notice to terminate, (ii) ceasing to conduct business in more than 50% of its leased space, (iii) having a monetary or material non-monetary default under its lease that extends beyond any cure period, or (iv) being a party to insolvency.

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to (iii) above, the default has been cured, or (z) as it relates to (iv) above, the insolvency has terminated and the GSA lease has been affirmed or assigned acceptable to the lender.

Subordinate Debt.  The Cira Square Property secures the Cira Square Senior Loan, which has an original principal balance of $90,000,000, and the Cira Square Trust Subordinate Companion Loan, which has an original principal balance of $45,000,000. The Cira Square Senior Loan is being included in the pool of mortgage loans that backs the BANK5 2024-5YR7 pooled certificates and the Cira Square Trust Subordinate Companion Loan is not being included in such pool of mortgage loans but will instead separately back only the BANK5 2024-5YR7 loan-specific certificates.

The Cira Square Senior Loan is entitled to payments of interest that are senior in right of payment to the Cira Square Trust Subordinate Companion Loan. The holders of the promissory notes evidencing the Cira Square Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Cira Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Cira Square Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

Mezzanine Loan.  Concurrently with the funding of the Cira Square Whole Loan, the New York State Teachers’ Retirement System (which is managed by Prima Capital Advisors LLC) funded a mezzanine loan in the amount of $25,000,000 (the “Cira Square Mezzanine Loan”) to the holders of 100% of the direct equity interests in the borrowers of the Cira Square Whole Loan, secured by a pledge of such equity interests. The Cira Square Mezzanine Loan is co-terminus with the Cira Square Whole Loan, accrues interest at a fixed rate of 11.9000% per annum and requires payments of interest only until its maturity date.

The Cira Square total debt as of the origination date is summarized in the following table:

Cira Square Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loan	$90,000,000	60	60	6.85129277777778%	2.89x	21.3%	30.5%
Subordinate Companion Loan	$45,000,000	60	60	11.0354144444444%	1.60x	14.2%	45.7%
Whole Loan	$135,000,000			8.246%	1.60x	14.2%	45.7%
Mezzanine Loan	$25,000,000	60	60	11.9000%	1.26x	12.0%	54.1%
Total Debt	$160,000,000			8.81693749999999%	1.26x	12.0%	54.1%

In addition, on or after June 1, 2026, provided no event of default is continuing, the borrower sponsors will be permitted to borrow up to an additional $30.0 million in mezzanine debt (the “New Junior Mezzanine Loan”) coterminous with and subordinate to the Cira Square Whole Loan and the Cira Square Mezzanine Loan, and subject to among other conditions: (i) after giving effect to the New Junior Mezzanine Loan, (x) the aggregate loan-to-value ratio is not greater than 54.1%, (y) the aggregate debt yield is not less than 11.3%, and (z) the aggregate debt service coverage ratio is not less than 1.26x, (ii) the lender of the New Junior Mezzanine Loan entering into an intercreditor agreement with the lenders of the Cira Square Whole Loan and the Cira Square Mezzanine Loan and (iii) rating agency confirmation is received.

Right of First Offer or Refusal.  The Trustees of the University of Pennsylvania (“UPenn”) have a right of first offer (“ROFO”) to purchase the fee simple interest in the Cira Square Property if, in connection with the sale of the Cira Square Property (or a transfer of direct or indirect ownership interests in the borrowers that results in a change in control of the borrowers), the borrowers (i) determine to list the Cira Square Property for sale with any licensed broker or agent, (ii) determine to offer the Cira Square Property for sale without listing the Cira Square Property with any licensed broker or agent, or (iii) receive an unsolicited proposal for a sale of the Cira Square Property which the borrowers desire to negotiate. In any such case, the borrowers will be required to offer to sell the Cira Square Property to UPenn for a purchase price and upon such other terms and conditions as the borrowers determine to be acceptable based on the borrowers’ estimate of the price and other terms and conditions which the borrowers would be prepared to accept from a third party able and willing to purchase the Cira Square Property. The ROFO will not apply to an acquisition by the lender by foreclosure or deed-in-lieu thereof.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Office – CBD	Loan #3	Cut-off Date Balance:	$90,000,000
2970 Market Street	Cira Square	Cut-off Date LTV:	30.5%
Philadelphia, PA 19104		UW NCF DSCR:	2.89x
		UW NOI Debt Yield:	21.3%

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

SILBER ROAD
PARKING
1,352 SPACES
Chick-fil-A
T-Mobile
Jersey Mike's SUBS
COMMON BOND
Bank of America
SUBWAY
DAVE & BUSTER'S
ESCAPE IT HOUSTON
MANAGEMENT OFFICE
GAMEBOX
LA FITNESS
FENG CHA
RUSSOS
REGAL CINEMAS
Aviator
IMPROV
RED ROBIN
I-10 KATY FREEWAY
N
Anchor / Major
In-line
Vacant
Not Part of Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

MarqE Entertainment Center
7620 Katy Freeway
Houston, TX 77024
HOUSTON
290
W. 43rd St
Hempstead Hwy
Central Northwest
Northwest Frwy
Watonga Blvd
TC Jester Park
Langwood
Bingle Rd
34th St. Business Park
Northbrook Center
W. 34th St
W. 34th St
Northway Shopping Center
Keystone Plaza
Westview
Mitchelldale Business Park
Bingle Square
290
Hempstead Hwy
Antoine Dr
The Shops at Hilshire Village
Dyer Stadium
Long Point Rd
Long Point Rd
Delmar Stadium
610
W. 18th St
Lazy Brook
Shady Acres
T C Jester Blvd
Bingle Rd
Westview Dr
Westview Dr
Spring Branch East
Lazybrook/ Timbergrove
Ella Blvd
Hilshire Village
Spring Valley
Silber Shopping Center
West Loop
Hempstead Hwy
Houston Heights
Post Oak Rd
W. 11th St
Spring Valley Town Center
Shoppes at Memorial Village
Wirt Rd
Silber Rd
Quest Business Agency
Curtis Steel
Sparks Fabricators
10
90
Katy Frwy
DataSource Inc.
10
90
Woodway Arch Center
Memorial Dr
Intertek
Steelcase Inc.
T C Jester Blvd
Hunters Creek Village
Petrolia Energy Corp.
Katy Frwy
10
90
610
Memorial Park
Memorial Park GC
Downtown Houston 5 miles
Voss Rd
Memorial Dr
Chimney Rock Rd
HARRIS COUNTY
Houston CC
Woodway Dr
Houston Arboretum & Nature Center
Memorial Dr
Westcott St
IBM
West Loop
Woodway Dr
Tanglewood Rd
Sage Rd
Uptown Park
Consulate General of Brazil
River Oaks CC
Woodway Collection
Tanglewood
Tanglewood Shopping Center
Consulate General of Russia
Kirby Dr
Four Leaf Towers
River Oaks
San Felipe St
Tanglewood Court
Post Oak Plaza
San Felipe St
Fountain View Dr
Bering Dr
Uptown
Hyde Park
Centre at Post Oak
River Oaks District
Highland Village
Willowick Rd
Westheimer Rd
Voss Rd
Westheimer Square
The Galleria
Uptown Plaza
Kirby Dr
Westheimer Rd
Uptown Collection
Williams Tower
610
Alabama St
Richmond Ave
Montgomery
Willis
Conroe
Cleveland
The Woodlands
Spring
Tomball
Cypress
Katy
Atascocita
Humble
Crosby
Dayton
HOUSTON
Brookshire
Channelview
Baytown
Deer Park
Pasadena
Bellaire
Mission Bend
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City
La Porte
Galveston Bay

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Mortgage Loan No. 4 – MarqE Entertainment Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Houston, TX 77024
Original Balance:	$70,000,000			General Property Type:	Retail
Cut-off Date Balance:	$70,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2011
Borrower Sponsor:	Herbert L. Levine			Size:	351,567 SF
Guarantors:	Herbert L. Levine, Harris J. Pappas and			Cut-off Date Balance PSF:	$199
	Christopher J. Pappas			Maturity Date Balance PSF:	$199
Mortgage Rate:	7.2700%			Property Manager:	Levcor, Inc.
Note Date:	4/8/2024				(borrower-related)
Maturity Date:	4/11/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(2):	$7,937,067
Amortization Term:	0 months			UW NCF:	$7,720,458
IO Period:	60 months			UW NOI Debt Yield:	11.3%
Seasoning:	2 months			UW NCF Debt Yield:	11.0%
Prepayment Provisions:	L(26),D(30),O(4)			UW NOI Debt Yield at Maturity:	11.3%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.50x
Additional Debt Type:	NAP			Most Recent NOI(2):	$6,580,590 (12/31/2023)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	$6,777,353 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$5,737,662 (12/31/2021)
Reserves(1)				Most Recent Occupancy:	94.9% (4/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.3% (12/31/2023)
RE Taxes:	$596,880	$149,220	NAP	3rd Most Recent Occupancy:	91.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$112,750,000 (8/24/2023)
Replacement Reserve:	$0	$4,411	NAP	Appraised Value PSF:	$321
TI/LC Reserve:	$1,000,000	Springing	$700,000	Cut-off Date LTV Ratio:	62.1%
Outstanding Landlord Obligations:	$822,361	$0	NAP	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$65,283,860	93.3%
			Closing Costs:	$758,554	1.1%
			Upfront Reserves:	$2,419,241	3.5%
			Return of Equity:	$1,538,345	2.2%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase in NOI between Most Recent and UW is primarily due to 12 new and renewal leases (32.2% of NRA and 33.9% of underwritten base rent) commencing between February 2023 and April 2024.
(3)	The increase in NOI between 3rd Most Recent and 2nd Most Recent was primarily due to 10 new and renewal leases (52.6% NRA and 51.1% of underwritten base rent) commencing between January 2021 and September 2022.

The Mortgage Loan. The fourth largest mortgage loan (the “MarqE Entertainment Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $70,000,000 and secured by the fee interest in a 351,567 SF anchored retail property located in Houston, Texas (the “MarqE Entertainment Center Property”).

The Borrower and the Borrower Sponsors. The borrower is HCL-MarqE, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Herbert L. Levine, and the non-recourse carveout guarantors are Herbert L. Levine, Harris J. Pappas and Christopher J. Pappas.

Herbert L. Levine ( also known as Larry Levine) is the President of Levcor, a Houston-based development, acquisition, ownership and management commercial real estate firm. Founded in 1980, the company had a portfolio of 21 properties valued at approximately $853.7 million as of December 2022. Harris and Chris Pappas are Co-Executive Chairmen of Pappas Restaurants Inc. Founded in 1966 in Houston, Texas, Pappas Restaurants has opened over 100 restaurants including Pappas Seafood Houses, Pappasito’s Cantinas, Pappas Burger, Yia Yia Mary’s Pappas Greek Kitchen and the Dot Coffee Shop. The loan is partial recourse to the non-recourse carveout guarantors in the amount of $15,750,000.

The Property. The MarqE Entertainment Center Property is a multi-tenant anchored retail center totaling 351,567 SF, located in Houston, Texas. Built in 1999 and renovated in 2011, the property is situated on a 33.4-acre site and comprises 7 retail buildings, two leased fee pads whereby the tenants own their improvements and ground lease the underlying land from the borrower (Chick-Fil-A and Bank of America) and a 7-story parking garage. The property is anchored by Regal Theatres, Dave & Busters and LA Fitness with other notable tenants including Red Robin, Chick-Fil-A, Inc., T-Mobile, Panda Express, Jersey Mike’s, and Bank of America. The property contains 3,381 surface and garage parking spaces, resulting in a parking ratio of 9.6 spaces per 1,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

SF of rentable area. As of April 1, 2024, the MarqE Entertainment Center Property was 94.9% leased to 30 tenants and has averaged 95.0% occupancy since 2014.

Major Tenants.

Regal Theatres (NR/NR/NR by F/M/S&P; 123,576 SF; 35.2% of NRA; 36.1% of UW Rent). Regal Theatres is a subsidiary of Cineworld Group, which operates 5,785 screens across 426 theaters in 41 states plus the District of Columbia and Guam as of April 2024. Regal Theatres, which has 23 screens at the property, completed a $20.5 million ($854,167 per screen) renovation in December 2023, which included upgrades to the lobby, improving the individual auditoriums’ interiors, upgrading seats, adding new audio/visual equipment and installing new IMAX and RPX systems. The tenant has been located at the property since 1998, and recently extended its lease for a 16-year term, expiring December 31, 2036, with three five-year renewal options and no termination options. As of March 2024, the tenant reported trailing 12-month sales of $482,463 per screen and an occupancy cost of 40.4%.

Dave & Busters (NR/NR/NR by F/M/S&P; 67,500 SF; 19.2% of NRA; 20.5% of UW Rent). Founded in 1982, Dave & Buster’s is a restaurant and entertainment destination with over 222 establishments in North America. Dave & Busters has been a tenant since 2000 and recently renewed for a 12-year term and has a lease expiration of January 31, 2036, with one five-year renewal option, and no termination options. As of December 2023, the tenant reported trailing 12-month sales of $287 PSF and an occupancy cost of 13.9%.

LA Fitness (NR/B1/B+ by F/M/S&P; 34,503 SF; 9.8% of NRA; 8.5% of UW Rent). Founded in Southern California in 1984, LA Fitness is a health club chain that currently operates over 800 clubs across 25 states. LA Fitness has been a tenant since 2006 and has a lease expiration date of November 30, 2026. The tenant has no termination options and two five-year renewal options.

The following table presents certain information relating to the tenancy at the MarqE Entertainment Center Property:

Tenant Summary
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(1)	Tenant SF	Approx % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	2023 Sales $	2023 Sales PSF	Occ. Cost %(2)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Regal Theatres	NR/NR/NR	123,576	35.2%	$3,325,492	36.1%	$26.91	$11,096,660(3)	$482,463(3)(4)	40.4%	12/31/2036	3 x 5 years	N
Dave & Busters	NR/NR/NR	67,500	19.2%	$1,890,000	20.5%	$28.00	$19,360,376	$287	13.9%	1/31/2036	1 x 5 year	N
LA Fitness	B1/NR/B+	34,503	9.8%	$786,962	8.5%	$22.81	NAV	NAV	NAV	11/30/2026	2 x 5 years	N
Sloomoo Institute	NR/NR/NR	22,180	6.3%	$443,600	4.8%	$20.00	NAV	NAV	NAV	1/31/2034	1 x 5 year	Y(5)
The Improv	NR/NR/NR	10,445	3.0%	$157,615	1.7%	$15.09	$4,617,613	$442	6.7%	1/31/2031	2 x 5 years	N
Major Tenant Subtotal/Wtd. Avg.		258,204	73.4%	$6,603,669	71.7%	$25.58

Non-Major Tenants		75,538	21.5%	$2,607,493	28.3%	$34.52
Occupied Collateral Subtotal/Wtd. Avg.		333,742	94.9%	$9,211,162	100.0%	$27.60
Vacant Space		17,825	5.1%
Total/Wtd. Avg.		351,567	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Occ. Cost % is based on underwritten base rent and reimbursements divided by most recent reported sales.
(3)	Represents sales as of TTM March 2024.
(4)	Regal Theatres Sales PSF are based on sales per screen based on 23 screens.
(5)	Sloomoo Institute has a one-time right to terminate its lease with 6 months' notice if gross sales for the year ending January 30, 2029 do not exceed $8 million.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the MarqE Entertainment Center Property;

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	Occupancy Cost(3)
Regal Theatres(4)(5)	$273,790	$393,575	$482,463(6)	40.4%(6)
Dave & Busters	$260	$303	$287	13.9%
The Improv	$325	$389	$442	6.7%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table are not required to report sales.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.
(4)	Regal Theatres Sales PSF are based on sales per screen based on 23 screens.
(5)	Regal Theatres underwent a $20.5 million renovation between August 2022 and December 2023.
(6)	Represents sales as of TTM March 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover schedule at the MarqE Entertainment Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024(3)	4	4,091	1.2%	1.2%	$156,357	1.7%	1.7%	$38.22
2025	0	0	0.0%	1.2%	$0	0.0%	1.7%	$0.00
2026	4	45,577	13.0%	14.1%	$1,163,036	12.6%	14.3%	$25.52
2027	3	10,283	2.9%	17.1%	$319,053	3.5%	17.8%	$31.03
2028	5	16,687	4.7%	21.8%	$482,980	5.2%	23.0%	$28.94
2029(4)	5	12,283	3.5%	25.3%	$617,678	6.7%	29.7%	$50.29
2030	0	0	0.0%	25.3%	$0	0.0%	29.7%	$0.00
2031	3	19,370	5.5%	30.8%	$344,399	3.7%	33.5%	$17.78
2032	1	4,287	1.2%	32.0%	$192,500	2.1%	35.6%	$44.90
2033	1	3,404	1.0%	33.0%	$131,939	1.4%	37.0%	$38.76
2034	2	26,684	7.6%	40.6%	$587,728	6.4%	43.4%	$22.03
2035 & Thereafter	2	191,076	54.3%	94.9%	$5,215,492	56.6%	100.0%	$27.30
Vacant	0	17,825	5.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	30	351,567	100.0%		$9,211,162	100.0%		$27.60(5)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	MTM/2024 includes a MTM parking lease, which comprises 0 SF (0.0% of NRA; 0.3% of UW base rent).
(4)	Loan maturity date is April 11, 2029.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The MarqE Entertainment Center Property is located in Houston, Texas at the northeast corner of the intersection of Interstate 10 and Silber Road, which has a daily traffic count of approximately 262,972 vehicles per day. The property is located approximately 2.1 miles from Interstate 610 and approximately 7.6 miles from the Houston Central Business District. Major employers in the area include Exxon Mobil Corp., Wood, Landry's Inc., Shell Oil Co., and BP North America.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius was approximately 11,818, 126,838 and 478,034, respectively, and the average household income within the same radii was $152,801, $158,629 and $142,945, respectively.

According to a third-party market research report, the MarqE Entertainment Center Property is located within the Near NW Spring Valley submarket of the Houston retail market. As of May 2024, the submarket reported total inventory of approximately 10.5 million SF with an 8.5% vacancy rate and average asking rent of $22.59 PSF. The appraiser concluded to market rents for the MarqE Entertainment Center Property ranging from $16.00 PSF for the Gym/Fitness Space, to $76.50 for Bank Ground Lease Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the MarqE Entertainment Center Property:

Market Rent Summary
	Low Visibility Inline	Gym/Fitness	Entertainment Anchor	Movie Theater	High Visibility In-Line	Large In-Line	Bank Ground Lease	Chick-Fil-A Ground Space
Market Rent (PSF)	$30.00	$16.00	$28.00	$27.00	$34.00	$23.00	$76.50	$45.00
Lease Term (Months)	60	180	180	240	60	60	240	240
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$10.00	$5.00	$5.00	$5.00	$20.00	$10.00	$0.00	$0.00
Rent Increase Projection	Annually	Every 5 Years	Every 5 Years	Every 5 Years	Annually	Annually	Every 5 Years	Every 5 Years
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

The table below presents certain information relating to comparable sales pertaining to the MarqE Entertainment Center Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Lake Pointe Village	15900 Southwest Freeway Sugar Land, TX	162,263	2007	95.0%	Whole Foods	6/2022	$499.19
CityCentre	800 Town and Country Boulevard Houston, TX	307,813	2008	100.0%	N/A	5/2022	$341.12
Shops of Bella Terra	5472 West Grand Parkway South Richmond, TX	309,254	2012	89.0%	PetSmart, Ross, Total Wine, Ulta, Best Buy, Five Below, 24 Hour Fitness and Party City	11/2021	$257.07
Village on the Parkway	5100 Belt Line Road Dallas, TX	343,989	1981	77.0%	Whole Foods Market, AMC Theatre	5/2021	$351.61
The Rim Shopping Center	17414 La Cantera Parkway San Antonio, TX	1,050,651	2006	92.0%	Best Buy, TJ Maxx/Home Goods, Ulta, Ross, Burlington, Hobby Lobby, Dick’s Sporting Goods, and Nordstrom	5/2021	$209.14

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the MarqE Entertainment Center Property of $112,750,000 as of August 24, 2023. The appraisal concluded to a “Prospective Market Value Upon Completion and Stabilization” for the property of $118,790,000 as of April 1, 2024, which assumes that the property is 94.0% occupied. As of April 1, 2024, the property was 94.9% leased with three tenants who were not yet open for business comprising 2.7% of NRA (Immersive Gamebox, Aviator Pizza & Drafthouse, and Seaside Poke).

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2024, there was no evidence of any recognized environmental conditions at the MarqE Entertainment Center.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the MarqE Entertainment Center Property:

Cash Flow Analysis
	2021		2022		2023		U	W	UW PSF
Base Rent	$8,154,926		$8,759,163		$8,778,138		$9,211,162		$26.20
Grossed Up Vacant Space	$0		$0		$0		$429,753		$1.22
Gross Potential Rent	$8,154,926		$8,759,163		$8,778,138		$9,640,915		$27.42

Other Income	$233,945		$234,816		$238,793		$238,793		$0.68
Percentage Rent	$173,338		$371,948		$354,922		$350,729		$1.00
Total Recoveries	$2,638,981		$2,848,055		$2,902,313		$3,616,716		$10.29
Net Rental Income	$11,201,190		$12,213,982		$12,274,166		$13,847,153		$39.39
(Free Rent Adjustment)	($164,788)		$181,600		($280,278)		$0		$0.00
(Vacancy & Credit Loss)	$0		$0		$0		($482,046)	(1)	($1.37)
Effective Gross Income	$11,036,402		$12,395,581		$11,993,888		$13,365,107		$38.02

Real Estate Taxes	$1,812,572		$1,793,962		$1,705,367		$1,705,557		$4.85
Insurance	$350,176		$470,421		$487,347		$463,738		$1.32
Management Fee	$542,137		$590,269		$540,496		$578,657		$1.65
Other Operating Expenses	$2,593,854		$2,763,576		$2,680,088		$2,680,088		$7.62
Total Operating Expenses	$5,298,739		$5,618,228		$5,413,298		$5,428,041		$15.44

Net Operating Income	$5,737,662	(2)	$6,777,353	(2)	$6,580,590	(3)	$7,937,067	(3)	$22.58
Replacement Reserves	$0		$0		$0		$52,934		$0.15
TI/LC	$0		$0		$0		$263,675		$0.75
(Non-Recurring Items)	$0		$0		$0		($100,000)		($0.28)
Net Cash Flow	$5,737,662		$6,777,353		$6,580,590		$7,720,458		$21.96

Occupancy %	95.8%		91.7%		88.3%		95.0%	(1)
NOI DSCR	1.11x		1.31x		1.28x		1.54x
NCF DSCR	1.11x		1.31x		1.28x		1.50x
NOI Debt Yield	8.2%		9.7%		9.4%		11.3%
NCF Debt Yield	8.2%		9.7%		9.4%		11.0%

(1)	The underwritten economic vacancy is 5.0%. The MarqE Entertainment Center Property was 94.9% leased as of April 1, 2024.
(2)	The increase in Net Operating Income between 2021 and 2022 was primarily due to 10 new and renewal leases (52.6% NRA and 51.1% of UW base rent) commencing between January 2021 and September 2022.
(3)	The increase in Net Operating Income between 2023 and UW is primarily due to 12 new and renewal leases (32.2% of NRA and 33.9% of UW base rent) commencing between February 2023 and April 2024.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $596,880 and ongoing monthly deposits of $149,220 for real estate taxes.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the MarqE Entertainment Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits of $4,411.

Leasing Reserve – The loan documents require an upfront deposit of $1,000,000. Upon the balance of the leasing reserve falling below $700,000, there are springing ongoing monthly reserves of $21,973 for tenant improvements and leasing commissions reserves, subject to a cap of $700,000.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $822,361 for outstanding tenant improvements and leasing commissions related to six tenants.

Lockbox and Cash Management. The MarqE Entertainment Center Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to collect all rents and income from the property and deposit such funds into the lockbox account. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period (defined below), all amounts available in the lockbox account are required to be transferred to a cash management account controlled by the lender on

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Anchored	Loan #4	Cut-off Date Balance:	$70,000,000
7620 Katy Freeway	MarqE Entertainment Center	Cut-off Date LTV:	62.1%
Houston, TX 77024		UW NCF DSCR:	1.50x
		UW NOI Debt Yield:	11.3%

each business day and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow is required to be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x (based on a hypothetical 30-year amortization schedule); or
(iii)	Regal Theatres (or any replacement tenant) (a) going dark, vacating or failing to continuously operate its entire space (other than temporary cessation of operations in connection with remodeling, renovation, alteration, repair or restoration), (b) filing for bankruptcy or similar insolvency proceedings, (c) monetary or material non-monetary default occurring under the lease; (d) terminating its lease or giving written notice of its intent to terminate its lease, or the lease failing to be in effect.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii) the NCF DSCR being at least 1.10x for two consecutive calendar quarters;
●	with regard to clause (iii)(a)-(d) above, (i) a Major Tenant Re-Tenanting Event has occurred;
●	with regard to clause (iii)(a) above, Regal Theatres has re-occupied its entire space and is open for business;
●	with regard to clause (iii)(b) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to lender;
●	with regard to clause (iii)(c) above, the subject default is cured, and no other default under the related lease occurs for a period of two consecutive calendar quarters following such cure; and
●	with regard to clause (iii)(d) above, Regal Theatres (x) revoking any notification of any termination, cancellation or surrender of such lease and (y) delivering to the lender a tenant estoppel certificate in form and substance reasonably acceptable to lender.

A Major Tenant Re-Tenanting Event will occur when either (i) the space currently occupied by Regal Theatres has been leased to replacement tenants reasonably acceptable to the lender, pursuant to a lease or leases reasonably acceptable to the lender or (ii) Regal Theatres (or any replacement tenant) assigns its lease (A) pursuant to its rights under its lease, not requiring the borrower’s consent or (B) to an assignee, and pursuant to an assignment, each reasonably satisfactory to the lender, and in either case, such assignee is in occupancy of the space and paying full, unabated rent pursuant to the lease, each such tenant is in occupancy and open for business (or scheduled to be in occupancy and open for business in substantially all of its space) and is paying full, unabated rent (or any abatement has been reserved with the lender), and all tenant improvement costs and leasing commissions have been paid (or reserves with the lender).

Release of Property. The loan documents provide for the free release of a 2.27 acre area currently used for surface parking behind the Regal Theatres leased space, subject to certain conditions, including (i) a rating agency confirmation, and (ii) if required by lender, an opinion of counsel that the proposed release complies with REMIC requirements. The current parking ratio at the MarqE Entertainment Center Property is approximately 9.6 spaces/1,000 SF of NRA. The value of the conditional free release parcel was excluded from the appraisal.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the MarqE Entertainment Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

WASH. D.C.
WASHINGTON NATL. CEM.
LINCOLN MEM. CEM.
D.C.
MARYLAND
NAYLOR ROAD
Suitland Federal Ctr.
National Maritime Intelligence Ctr.
US Census Bureau
SUITLAND
Penn Station Shopping Ctr.
District Heights
Forestville
Centre at Forestville
Penn Mar Shopping Center
Forestville Plaza
Pennsylvania Ave
Westphalia Rd
Suitland Park
Suitland
Hillcrest Heights
Silver Hill Rd
Iverson St
METRO GREEN LINE
Marlow Heights Shopping Ctr.
Kaiser Permanente Marlow Heights Medical Center
BRANCH AVE
USCIS Office
Suitland Pkwy
The Home Depot Distribution Ctr.
Suitland Rd
Capital Beltway
Westphalia
North Barnaby Park
Marlow Heights
Glassmanor
Andrews Manor Shopping Ctr.
Andrews Theater
US Air Force Civil Air Patrol
Navy Reserve Center (NRC) Washington, DC
Dower House Rd
Temple Hills
Henson Creek Park
Kaiser Permanente Camp Springs Medical Center
Malcolm Grow Medical Clinics and Surgery Center
Joint Base Andrews
Brinkley Rd
Allentown Plaza
Melwood
Rosecroft Raceway
Camp Springs
The Courses at Andrews
Woodyard Rd
Oxon Hill
Bock Rd
Temple Hill Rd
Kirby Rd
Old Alexandria Ferry Rd
Allentown Rd
Tinkers Creek Park
Woodyard Crossing
8745-8915 Woodyard Road
Clinton, MD 20735
Old Branch Ave
The Landing
Clinton Village
PRINCE GEORGE'S COUNTY
Rosaryville State Park
Friendly
Tinkers Creek Valley Park
Piscataway Rd
Rosaryville
Clinton
Steed Rd
Federal Law Enforcement Training Ctr. (FLETC)
Frank Tippett Rd
MedStar Southern Maryland Hospital
Commo Rd
Louise F. Cosca Regional Park
Branch Ave
Crain Hwy
Brandywine Rd
Brandywine
Croom
95
495
458
4
5
414
337
223
301
Wheaton
Calverton
Laurel
Beltsville
Silver Spring
College Park
Bethesda
Greenbelt
Lanham
Bowie
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
Suitland
Forestville
Hillcrest Heights
Upper Marlboro
Camp Springs
MARYLAND
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Mortgage Loan No. 5 – Woodyard Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Clinton, MD 20735
Original Balance:	$62,000,000			General Property Type:	Retail
Cut-off Date Balance:	$62,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1995/NAP
Borrower Sponsors:	Schottenstein Realty LLC and			Size:	486,894 SF
	Schottenstein Property Group			Cut-off Date Balance Per SF:	$127
Guarantor:	Schottenstein Realty LLC			Maturity Date Balance Per SF:	$127
Mortgage Rate:	6.5800%			Property Manager:	Schottenstein Management Company
Note Date:	4/4/2024				(borrower-related)
Maturity Date:	5/1/2029
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	L(23),YM1(32),O(5)			UW NOI:	$5,811,943
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF:	$5,411,330
Additional Debt Type:	NAP			UW NOI Debt Yield:	9.4%
Additional Debt Balance:	NAP			UW NCF Debt Yield:	8.7%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity:	9.4%
Reserves(1)				UW NCF DSCR:	1.31x
Type	Initial	Monthly	Cap	Most Recent NOI:	$5,838,275 (12/31/2023)
RE Taxes:	$0	Springing	NAP	2nd Most Recent NOI:	$5,870,800 (12/31/2022)
Insurance:	$0	Springing	NAP	3rd Most Recent NOI:	$5,744,937 (12/31/2021)
Replacement Reserve:	$0	Springing	$73,034	Most Recent Occupancy:	99.6% (2/27/2024)
TI/LC Reserve:	$0	Springing	$389,515	2nd Most Recent Occupancy:	98.7% (12/31/2022)
Walmart Expansion Funds:	$1,000,000	$0	NAP	3rd Most Recent Occupancy:	98.1% (12/31/2021)
Sakura Go Free Rent Funds:	$16,250	$0	NAP	Appraised Value (as of):	$82,800,000 (2/23/2024)
Naz Halal Free Rent Funds:	$6,588	$0	NAP	Appraised Value Per SF:	$170
Outstanding TI Allowance Funds:	$679,835	$0	NAP	Cut-off Date LTV Ratio:	74.9%
Outstanding Leasing Funds:	$34,706	$0	NAP	Maturity Date LTV Ratio:	74.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,000,000	100.0%	Loan Payoff:	$51,046,865	82.3%
			Return of Equity:	$7,363,736	11.9%
			Closing Costs:	$1,852,020	3.0%
			Upfront Reserves:	$1,737,379	2.8%
Total Sources:	$62,000,000	100.0%	Total Uses:	$62,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Woodyard Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $62,000,000 and secured by a first priority fee mortgage encumbering a 486,894 SF anchored retail property in Clinton, Maryland (the “Woodyard Crossing Property”).

The Borrower and the Borrower Sponsors. The borrower for the Woodyard Crossing Mortgage Loan is Jubilee-Clinton II LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is wholly owned by Jubilee-Maryland SC, L.L.C. which is member managed by the non-recourse carveout guarantor and one of the borrower sponsors, Schottenstein Realty LLC (92.0%). Schottenstein Property Group is the other borrower sponsor for the Woodyard Crossing Mortgage Loan. Schottenstein Realty LLC is a fully integrated, self-managed owner and operator of power/big box, community and neighborhood shopping centers in major population centers throughout the United States. Schottenstein Realty LLC’s retail portfolio currently consists of ownership interests in 80 properties located across 23 states, totaling approximately 11.5 million SF. Jay Schottenstein is the chairman and chief executive officer of Schottenstein Realty LLC. Jay Schottenstein has led the company since 1993 and has over 30 years in the retail and real estate industries. Jay Schottenstein is also the Chief Executive Officer of American Eagle Outfitters.

The Property. The Woodyard Crossing Property is comprised of a fee interest in 14 single-story buildings encompassing a 486,894 SF anchored retail property on an approximately 64.1-acre site in Clinton, Maryland that includes 2,809 surface parking spaces (5.8 spaces per 1,000 SF). The Woodyard Crossing Property was built in 1995 and has been owned and operated by the borrower sponsors for over 25 years. Since that time, the borrower sponsors

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

have made investments into the Woodyard Crossing Property totaling approximately $21.4 million, which include the development of the anchor improvements, as well as ongoing capital expenditures and tenant lease up costs. As of February 27, 2024, the Woodyard Crossing Property is 99.6% leased to 45 tenants and anchored by Walmart, Lowe’s, and Safeway, with no other tenant occupying more than more than 4.1% of NRA or comprising more than 4.7% of underwritten rent. The remaining tenants include a mix of national and regional retailers and restaurants including Staples, CVS Corp, Petco, Bank of America, Five Below, IHOP, Chipotle and Ruby Tuesday.

Major Tenants.

Walmart (134,247 SF, 27.6% of NRA, 16.4% of UW Rent). Walmart (NYSE: WMT) is an American multinational retail corporation that operates a chain of hypermarkets, discount department stores, and grocery stores in the United States. Founded in 1962, and headquartered in Bentonville, Arkansas, Walmart operates more than 10,500 stores and numerous eCommerce websites in 19 countries. Walmart employs approximately 2.1 million associates around the world, with nearly 1.6 million employees in the United States. Walmart has anchored the Woodyard Crossing Property since 2000, has a lease expiration date of October 24, 2030 and has five, 5-year renewal options remaining. Walmart is currently in the process of applying for permit approvals for a 36,026 SF expansion to its building to convert the store to a Walmart “Supercenter” (170,273 total SF). The expansion is expected to be self-funded by the tenant and is estimated to cost approximately $30.0 million with a projected completion date in the fourth quarter of 2025. Once completed, Walmart’s base rent will be required to increase by $88,000 annually. Walmart’s expansion was not underwritten. Walmart can terminate the expansion option if it does not receive the appropriate approvals by March 28, 2026.

Lowe’s (118,000 SF, 24.2% of NRA, 12.8% of UW Rent). Lowe’s (NYSE: LOW) is an American retail company operating a chain of retail stores specializing in home improvement, headquartered in Mooresville, North Carolina. Lowe’s operates more than 1,700 home improvement and outlet stores in the United States, and employs approximately 300,000 employees. Lowe’s has anchored the Woodyard Crossing Property since 2001, has a lease expiration date of April 27, 2026 and has seven, 5-year extension options remaining. Such extension options are automatic unless Lowe’s provides a notice of non-renewal to the borrower 180 days in advance of the expiration of the current term.

Safeway (60,106 SF, 12.3% of NRA, 8.8% of UW Rent). Safeway is an American supermarket chain with a primary base of operations in the Western United States, along with some stores located in the Mid Atlantic region. Safeway is a subsidiary of Albertsons Companies (NYSE: ACI) , one of the largest food and drug retailers in the United States, operating over 2,200 stores in 35 states and the District of Columbia. Other banners under Albertsons Companies include Albertsons, Vons, Jewel-Osco, Shaw’s, Acme, Pavilions, and Haggen. Albertsons Companies employs over 285,000 associates and supports its stores with 22 distribution centers and 19 manufacturing plants. Safeway has anchored the Woodyard Crossing Property since 1999, has a lease expiration date of December 13, 2029 and has eight, 5-year extension options remaining. Such extension options are automatic unless Safeway provides a notice of non-renewal to the borrower 180 days in advance of the expiration of the current term. The owners of the borrower sponsors have an approximately 11% interest in the Albertsons Companies.

The following table presents certain information relating to the tenancy at the Woodyard Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Walmart	Aa2/AA/AA	134,247	27.6%	$1,174,661	16.4%	$8.75	10/24/2030	5 x 5 years	N
Lowe’s	Baa1/NR/BBB+	118,000	24.2%	$915,672	12.8%	$7.76	4/27/2026	7 x 5 years	N
Safeway	Ba2/NR/BB+	60,106	12.3%	$631,113	8.8%	$10.50	12/13/2029	8 x 5 years	N
Staples	B3/NR/B-	20,000	4.1%	$334,692	4.7%	$16.73	2/28/2025	2 x 5 years	N
Petco	B3/NR/B	13,033	2.7%	$264,570	3.7%	$20.30	10/31/2027	1 x 5 year	N
CVS Corp	Baa2/NR/BBB	11,486	2.4%	$298,636	4.2%	$26.00	12/31/2027	2 x 5 years	N
Dollar Tree	Baa2/NR/BBB	9,360	1.9%	$124,020	1.7%	$13.25	8/31/2029	2 x 5 years	N
Sola Salons	NR/NR/NR	7,917	1.6%	$186,050	2.6%	$23.50	4/30/2032	2 x 5 years	N
Major Tenants Subtotal/Wtd. Avg.		374,149	76.8%	$3,929,414	55.0%	$10.50

Other Tenants		110,745	22.7%	$3,220,089	45.0%	$29.08
Occupied Subtotal/Wtd. Avg.		484,894	99.6%	$7,149,503	100.0%	$14.74

Vacant Space		2,000	0.4%
Total/Wtd. Avg.		486,894	100.0%

(1)	Information is based on the underwritten rent roll dated February 27, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the Woodyard Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	2	3,600	0.7%	0.7%	$88,000	1.2%	1.2%	$24.44
2025	12	50,251	10.3%	11.1%	$1,157,619	16.2%	17.4%	$23.04
2026	6	129,859	26.7%	37.7%	$1,336,617	18.7%	36.1%	$10.29
2027	6	29,841	6.1%	43.9%	$795,396	11.1%	47.2%	$26.65
2028	3	11,384	2.3%	46.2%	$375,576	5.3%	52.5%	$32.99
2029(3)	8	98,165	20.2%	66.4%	$1,367,373	19.1%	71.6%	$13.93
2030	6	147,284	30.2%	96.6%	$1,621,326	22.7%	94.3%	$11.01
2031	0	0	0.0%	96.6%	$0	0.0%	94.3%	$0.00
2032	1	7,917	1.6%	98.2%	$186,050	2.6%	96.9%	$23.50
2033	0	0	0.0%	98.2%	$0	0.0%	96.9%	$0.00
2034	3	6,593	1.4%	99.6%	$221,547	3.1%	100.0%	$33.60
2035 & Thereafter	0	0	0.0%	99.6%	$0	0.0%	100.0%	$0.00
Vacant	0	2,000	0.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	47	486,894	100.0%		$7,149,503	100.0%		$14.74

(1)	Information is based on the underwritten rent roll dated February 27, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The Woodyard Crossing Mortgage Loan matures May 1, 2029.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Woodyard Crossing Property is located in Clinton, Maryland, within the Branch Avenue Corridor retail submarket of the Washington, DC retail market. The Woodyard Crossing Property is situated approximately 16 miles southeast of the Washington, DC central business district, and approximately 16.5 miles southeast from the Ronald Reagan Washington National Airport. The Woodyard Crossing Property is located at the intersection of Branch Avenue (State Route 5) and Woodyard Road. Additional primary access to the area is provided by the Capital Beltway (I-495). Major employers in the area include the federal government, Inova Health System, MedStar Health, and Marriott International Inc. employing over 300,000, 19,000, 17,000 and 16,500 employees, respectively. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Branch Avenue Corridor retail submarket was approximately 6.1% with average asking rents of $26.34 PSF and inventory of approximately 5.5 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Washington, DC retail market was approximately 4.3%, with average asking rents of $28.69 PSF and inventory of approximately 303.2 million SF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Woodyard Crossing Property was 8,289, 47,500, and 119,584, respectively. The 2023 average household within the same one-, three- and five-mile radius was $147,268, $140,916, and $140,343, respectively.

The following table presents recent large anchor space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	Walmart Lowe’s	134,247 118,000	Oct. 2020 Apr. 2021	$8.75 $7.76	NNN NNN
One Reston Crest Reston, VA	Wegmans	84,708	Nov. 2022	$21.72	NNN
North Plaza Baltimore, MD	Floor & Décor	85,794	Jun. 2022	$7.00	NNN
Joppatowne Plaza SC Joppa, MD	At Home Stores	55,000	Jul. 2021	$7.50	Base Stop
Boulevard at Box Hill Abingdon, MD	At Home Stores	86,309	Jul. 2021	$6.00	NNN
Governor Plaza Glen Burnie, MD	At Home Stores	85,610	May 2019	$6.75	NNN
5291 Wellington Branch Drive Gainesville, VA	Cabela’s	80,000	May 2018	$9.69	NNN

Source: Appraisal.
(1)	Information is based on the underwritten rent roll dated February 27, 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

The following table presents recent grocery store anchor space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	1995 / NAP	486,894	Safeway	60,106	Dec. 2024	$10.50	NNN
Calverton Shopping Center 11701 Beltsville Drive Beltsville, MD	1967 / 2023	77,691	Grocery Outlet	18,030	May 2024	$20.60	NNN
Robinson Crossing 450 Ritchie Highway Severna Park, MD	1986 / 2015	115,862	Lidl	31,256	Dec. 2022	$17.00	NNN
Padonia Village Shopping Center 61 East Padonia Road Lutherville-Timonium, MD	1969 / 2020	121,449	ALDI	22,050	Mar. 2022	$17.00	NNN
Pasadena Crossroads 8036 Ritchie Highway Pasadena, MD	1973 / 2019	310,827	Sprouts	29,630	May 2023	$17.80	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 27, 2024.

The following table presents recent junior anchor space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	1995 / NAP	486,894	Staples Petco	20,000 13,033	Mar. 2020 Nov. 2022	$16.73 $20.30	NNN NNN
Largo Town Center 806-990, 1006-1050 Largo Center Drive Largo, MD	1991 /1995	277,104	Urban Air	35,252	Apr. 2023	$16.00	NNN
Oxon Hill Plaza 6111-6257 Livingston Road Oxon Hill, MD	1966 / 2000	142,597	Burlington Coat	27,400	Oct. 2023	$14.00	NNN
Laurel Lakes Shopping Center 14050 Baltimore Avenue Laurel, MD	1985 / NAP	390,327	Dd’s	21,668	Nov. 2022	$16.00	NNN
Fair Lakes Center 12963-13045 Fair Lakes Shopping Center Fairfax, VA	1993 / 2000	132,786	Nike	15,404	May 2022	$23.00	NNN
St. Charles Towne Plaza 1000-1380 Smallwood Drive Waldorf, MD	1987 / NAP	388,517	K & G Menswear	25,000	Jan. 2021	$14.80	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 27, 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

The following table presents recent inline space leasing data at comparable retail properties with respect to the Woodyard Crossing Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Woodyard Crossing Property (subject)(1) 8745-8915 Woodyard Road Clinton, MD	1995 / NAP	486,894	Fenton Family Dental Ledo Pizza Jersey Mikes	3,920 2,500 1,837	May 2023 Feb. 2021 Dec. 2020	$42.77 $37.71 $29.00	NNN NNN NNN
Oxon Hill Plaza 6111-6257 Livingston Road Oxon Hill, MD	1966 / 2000	142,597	&Pizza	2,100	May 2023	$42.50	NNN
Brandywine Crossing Phase I & II 15916-15920 Crain Highway Southeast Brandywine, MD	2008 / NAP	230,925	Saladworks	1,600	May 2023	$35.00	NNN
Largo Plaza 10468 Campus Way South Upper Marlboro, MD	1997 / 2008	479,024	DC Charcoal Chicken	1,600	Jan. 2023	$39.00	NNN
The Landing at Woodyard 8801 Woodyard Road Clinton, MD	1980 / 2021	209,908	Fenton Family Dental	3,000	Jan. 2022	$37.00	NNN
Coventry Plaza 6300 Coventry Way Clinton, MD	1980 / 1999	109,174	Pizza Hut	1,294	Jan. 2022	$35.00	NNN
Penn Mar Shopping Center 2950 Donnell Drive Forestville, MD	1960 / 1998	378,205	Penn Mar Phone Repair	2,500	Aug. 2021	$35.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 27, 2024.

The following table presents information relating to the appraisal’s market rent conclusion for the Woodyard Crossing Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Prime In-Line Space:	$42.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
In-Line Retail Space:	$35.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
Medium In-Line Retail Space:	$30.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
Large In-Line Space:	$20.00	3.0%/year	5	NNN	$15.00 / $0.00	6.0% / 3.0%
Grocery Anchor Space:	$15.50	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Jr. Anchor Space:	$18.00	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Drug Store Space:	$26.00	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Large Anchor Space:	$9.00	10.0% / 5 years	10	NNN	$25.00 / $0.00	6.0% / 3.0%
Outparcel Space:	$135,000 (per year)	10.0% / 5 years	10	NNN	$5.00 / $0.00	6.0% / 3.0%
Bank Outparcel Space:	$225,000 (per year)	10.0% / 5 years	10	NNN	$5.00 / $0.00	6.0% / 3.0%

Appraisal. The appraisal concluded to an “as-is” value for the Woodyard Crossing Property of $82,800,000 as of February 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated March 4, 2024, there was no evidence of any recognized environmental conditions at the Woodyard Crossing Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodyard Crossing Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW	UW PSF
Gross Potential Rent(1)	$6,648,976	$6,701,559	$6,862,576	$6,895,229	$7,186,265	$14.76
Reimbursements	$1,984,515	$2,084,300	$2,230,836	$2,016,737	$2,042,013	$4.19
Other Income(2)	$0	$3,901	$7,901	$127	$33,238	$0.07
(Vacancy / Credit Loss)	($283,347)	($39,004)	($120,106)	($5,384)	($461,414)	($0.95)
Effective Gross Income	$8,350,145	$8,750,755	$8,981,207	$8,906,708	$8,800,102	$18.07

Real Estate Taxes	$1,429,344	$1,478,619	$1,528,225	$1,428,773	$1,304,563	$2.68
Insurance	$37,081	$46,960	$51,901	$58,692	$61,900	$0.13
Other Operating Expenses	$1,301,528	$1,480,239	$1,530,281	$1,580,968	$1,621,696	$3.33
Total Operating Expenses	$2,767,953	$3,005,818	$3,110,408	$3,068,434	$2,988,159	$6.14

Net Operating Income	$5,582,192	$5,744,937	$5,870,800	$5,838,275	$5,811,943	$11.94
Replacement Reserves	$0	$0	$0	$0	$52,037	$0.11
TI/LC	$0	$0	$0	$0	$348,575	$0.72
Net Cash Flow	$5,582,192	$5,744,937	$5,870,800	$5,838,275	$5,411,330	$11.11

Occupancy (%)(3)	98.1%	98.1%	98.7%	99.6%	95.0%
NOI DSCR	1.35x	1.39x	1.42x	1.41x	1.41x
NCF DSCR	1.35x	1.39x	1.42x	1.41x	1.31x
NOI Debt Yield	9.0%	9.3%	9.5%	9.4%	9.4%
NCF Debt Yield	9.0%	9.3%	9.5%	9.4%	8.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 27, 2024 and includes rent steps underwritten through March 2025 totaling $148,202.
(2)	Other Income is comprised of contractual revenue from antenna leases with Verizon and T-Mobile.
(3)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 2023 Occupancy (%) is based on the underwritten rent roll dated February 27, 2024.

Escrows and Reserves.

Real Estate Taxes – The borrower is not required to make deposits into a reserve for real estate taxes for the Woodyard Crossing Property so long as (x) no Cash Sweep Event Period (as defined below) is continuing, (y) the Schottenstein Condition (as defined below) is satisfied, and (z) taxes are paid when due as required by the loan documents (unless the borrower is then contesting such taxes in accordance with the loan documents) and the borrower provides to the lender, within ten days following request (or, if a Cash Sweep Event Period would then exist but for the borrower satisfying the Cash Flow Condition (as defined below), prior to the due date therefor), evidence of payment of real estate taxes with respect to the Woodyard Crossing Property. If such conditions are not satisfied, the Woodyard Crossing Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Woodyard Crossing Property.

“Schottenstein Condition” means that the borrower is controlled, and at least 51% owned, by any of (i) Jay L. Schottenstein, Joseph Schottenstein, Jonathan Schottenstein, Jeffrey Schottenstein, Lori Schottenstein or their respective spouses and lineal descendants, (ii) any trusts or entities of which any of such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, the borrower); (iii) a private or public real estate investment trust sponsored and controlled by one or more of the persons set forth in clauses (i) and (ii) above; or (iv) a public offering of the non-recourse carveout guarantor or its affiliates, after which, such guarantor or its affiliates, as applicable, are controlled by one or more of the persons set forth in clauses (i) and (ii) above.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the Woodyard Crossing Property so long as either (x) if the liability and casualty policies covering the Woodyard Crossing Property are not part of a blanket or umbrella policy, (i) the Schottenstein Condition is satisfied, (ii) no Cash Sweep Event Period is continuing, (iii) the borrower provides the lender with evidence of payment of insurance premiums and certificates evidencing the insurance policies within the time frames required by the loan documents, and (iv) such insurance policies satisfy the applicable requirements under the Woodyard Crossing Mortgage Loan documents or (y) if the liability and casualty insurance policies covering the Woodyard Crossing Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (i) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents and (ii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration (subject to a cure period of 10 days after notice). If neither of conditions (x) nor (y) is satisfied, the Woodyard Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%

Replacement Reserve – The Woodyard Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $6,086 into a reserve for capital expenditures, provided that so long as (i) the Schottenstein Condition is satisfied and (ii) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents, such deposits will not be required at any time which would cause the amount in such reserve to exceed approximately $73,034. In addition, such deposits will not be required so long as (i) the Schottenstein Condition is satisfied, (ii) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents and (iii) the debt service coverage ratio is no less than 1.10x.

TI/LC Reserve – The Woodyard Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $32,460 into a reserve for future tenant improvement and leasing commission expenses, provided that so long as (i) the Schottenstein Condition is satisfied and (ii) no event of default is continuing under the Woodyard Crossing Mortgage Loan documents, such deposits will not be required at any time which would cause the amount in such reserve to exceed approximately $389,515. In addition, such deposits will not be required so long as (i) the Schottenstein Condition is satisfied and (ii) the debt service coverage ratio is no less than 1.10x.

Major Tenant Reserve – If a Cash Sweep Event Period exists as a result of a Major Tenant Lease Expiration Event (as defined below) or a Major Tenant Rent Termination Event (as defined below), excess cash flow is required to be deposited into a Major Tenant Reserve in the amount described under “Lockbox and Cash Management” below, to be used for expenses of re-letting the space leased to the applicable Major Tenant (as defined below).

Walmart Expansion Reserve – At origination, the borrower deposited $1,000,000 into a Walmart (as defined below) expansion reserve, to be released to the borrower upon satisfaction of various conditions, including but not limited to the occurrence of the expansion commencement date (as defined in the Walmart lease) and the delivery of evidence that Walmart has commenced paying the post expansion rent in full.

Free Rent Reserves – At origination, the borrower deposited (i) $16,250 into a free rent reserve for the tenant Sakura Go and (ii) approximately $6,588 into a free rent reserve for the tenant Naz Halal.

Outstanding Tenant Allowance Reserves – At origination, the borrower deposited $679,835 into a reserve for outstanding tenant allowances owed to the tenants Lowes, Sakura Go, Naz Halal and Baskin & Robbins.

Outstanding Leasing Reserves – At origination, the borrower deposited $34,706 into a reserve for outstanding leasing commissions owed to the tenants Sakura Go and Naz Halal.

Lockbox and Cash Management. The Woodyard Crossing Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Woodyard Crossing Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. If no Cash Sweep Event Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Woodyard Crossing Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Woodyard Crossing Mortgage Loan, (iii) to make the monthly deposit into the capital expenditure reserve, if any, as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the rollover reserve, if any, as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period)and lender-approved extraordinary expenses, (vi) if a Cash Sweep Event Period exists as a result of a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event, to deposit all remaining amounts into the Major Tenant Reserve until the aggregate amount therein equals the Major Tenant Deposit Amount (as defined below); provided, that the borrower may deposit cash or letters of credit in such amount (less the amount of any excess cash flow previously so deposited), into such account in which case no further deposits will be required, and (vii) (1) if a Cash Sweep Event Period exists as a result of a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event, and the Cash Flow Condition has not been satisfied, all remaining funds which exceed the Major Tenant Deposit Amount are required to be deposited into an excess cash flow reserve, and (2) if a Cash Sweep Event Period exists for any other reason, and no uncured Major Tenant Lease Expiration Event or Major Tenant Rent Termination Event exists, all remaining funds are required to be deposited into an excess cash flow reserve, in the case of each of (1) and (2), to be held as additional security for the Woodyard Crossing Mortgage Loan during such Cash Sweep Event Period.

“Cash Flow Condition” means the deposit with the lender of cash or a letter of credit in the amount of the Major Tenant Deposit Amount.

“Cash Sweep Event Period” means a period:

(i)	commencing upon a monetary event of default under the Woodyard Crossing Mortgage Loan documents, and ending upon the cure of such monetary event of default (which lender may accept or reject in its sole discretion);
(ii)	commencing upon a voluntary bankruptcy of the borrower or the non-recourse carveout guarantor that has not been dismissed, settled or cured within 180 days (or in the case of the non-recourse carveout guarantor, it has not been replaced by a replacement guarantor reasonably satisfactory to the lender within 30 days following demand of replacement by the lender), and ending upon any voluntary bankruptcy or insolvency filing of the borrower or the non-recourse carveout guarantor being dismissed, settled and cured and the borrower or the non-recourse carveout guarantor, as applicable, having emerged from bankruptcy; or
(iii)	commencing upon the occurrence of a DSCR Event (as defined below) and ending upon the date the debt service coverage ratio is equal to or greater than 1.10x for the four immediately preceding consecutive quarters; or
(iv)	commencing upon a Major Tenant Lease Expiration Event and ending upon either (1) Major Tenant (a) has renewed or extended its lease upon the terms and conditions set forth therein or terms and conditions reasonably acceptable to the lender and (b) is in occupancy of its entire space, open for business and paying full contractual rent as confirmed by a tenant estoppel in form and substance substantially similar to the estoppel delivered to the lender by the Major Tenant at origination (the “Original Estoppel”), or (2) the borrower has re-let 80% or more of the applicable Major Tenant space at then market rents (as reasonably determined by the borrower) and otherwise, upon terms and conditions acceptable to the lender, the tenant(s) under the replacement lease(s) are in occupancy of their entire space, open for business

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Retail – Anchored	Loan #5	Cut-off Date Balance:	$62,000,000
8745-8915 Woodyard Road	Woodyard Crossing	Cut-off Date LTV:	74.9%
Clinton, MD 20735		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.4%
and paying full contractual rent (with no free rent or leasing costs remaining) as confirmed by tenant estoppel certificates in form and substance reasonably acceptable to the lender (a “Re-Tenanting Event”); or

(v)	commencing upon a Major Tenant Rent Termination Event and ending upon either (1) Major Tenant (a) is in occupancy of its entire space, open for business, and paying full contractual rent as confirmed by a tenant estoppel executed by the Major Tenant in form and substance substantially similar to the Original Estoppel and (b) has paid to the borrower all unpaid accrued or deferred rent or (2) a Re-Tenanting Event has occurred.

“DSCR Event” means the date (the “DSCR Failure Date”) upon which the debt service coverage ratio has been less than 1.10x for four consecutive quarters; provided that a DSCR Event will not occur if, within 5 business days of notice from the lender of such event, the borrower (i) deposits with the lender either cash or one or more letters of credit in an amount that if applied to the Woodyard Crossing Mortgage Loan would result in a debt service coverage ratio of 1.10x (a “DSCR Deposit”) or (ii) delivers to the lender a partial payment guaranty executed by the non-recourse carveout guarantor for the DSCR Deposit, provided further that on each one-year anniversary (the “DSCR Anniversary”) of the DSCR Failure Date that the DSCR is less than 1.10x for four consecutive quarters, a DSCR Event will be deemed to have occurred unless, within 5 business days of the DSCR Anniversary, the borrower makes an additional DSCR Deposit or delivers a new partial payment guaranty in the aggregate amount of all DSCR Deposits required as of such date.

“Major Tenant” means (i) Wal-Mart Real Estate Business Trust (“Walmart”), (ii) Lowe’s Home Centers, LLC (“Lowe’s”) and/or (iii) any replacement tenant reasonably acceptable to the lender leasing all or a portion of the space leased to one of the foregoing tenants.

“Major Tenant Deposit Amount” means in connection with a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event relating to Walmart or a replacement tenant leasing the premises demised under the Walmart lease, $1,964,904 and in connection with a Major Tenant Lease Expiration Event or a Major Tenant Rent Termination Event relating to Lowe’s or a replacement tenant leasing the premises demised under the Lowe’s lease, $1,380,079.

“Major Tenant Lease Expiration Event” means the failure of a Major Tenant to renew its lease on or before the applicable renewal date upon the terms and conditions set forth therein or terms and conditions reasonably acceptable to the lender; provided that a Major Tenant Lease Expiration Event will not be deemed to have occurred if the Cash Flow Condition has been satisfied for the applicable Major Tenant.

“Major Tenant Rent Termination Event” means (i) the date a Major Tenant gives notice to vacate or exercises any valid termination option under its lease, (ii) a Major Tenant canceling or terminating its lease, (iii) the date upon which a Major Tenant has “gone dark” in, or vacated (whether or not such tenant is continuing to pay rent) all or substantially all of its space, other than in connection with a temporary closure resulting from a casualty, condemnation or remodeling, which temporary closure may not exceed 90 days (or such longer period as expressly permitted under the lease) and/or (iv) the Major Tenant otherwise fails to pay the rent due under its lease (in whole or in part), which failure continues beyond any applicable rights of offset, grace or cure set forth in the lease; provided that a Major Tenant Rent Termination Event will not be deemed to have occurred if the Cash Flow Condition has been satisfied for the applicable Major Tenant.

Letter of Credit. None. However, the borrower may provide a letter of credit to prevent a DSCR Event as described above under “Lockbox and Cash Management.”

Right of First Offer/Right of First Refusal. The tenants Walmart, Lowe’s, and Safeway each has a right of first refusal and/or right of first offer to purchase its leased premises or a portion thereof (or in the case of Safeway, has the right to purchase a parcel being operated as a gas station by Exxon.) See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Woodyard Crossing Property together with 18 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance, but will not be required to pay more than two times the amount of the insurance premiums that are payable at such time in respect of the property and rental loss and/or business income insurance required by the loan documents (without giving effect to the cost of terrorism components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

Burbank
Glendale
Pasadena
Arcadia
El Monte
Alhambra
LOS ANGELES
Santa Monica
E. Los Angeles
Montebello
Pico Rivera
Whittier
Florence
South Gate
Lynwood
Inglewood
Downey
Santa Fe Springs
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach
Greystone Mansion & Gardens
The Roxy Theatre
Whisky a Go Go
SUNSET STRIP
Sunset Blvd
Holloway Dr
Soho House West Hollywood
West Hollywood
La Cienega Blvd
Pacific Design Center
Dan Tana's
Troubadour
Melrose Ave
N. San Vicente Blvd
The Flats
Santa Monica Blvd
Beverly Blvd
Beverly Hills
The Ivy
Cedars-Sinai Medical Center
3rd St
Beverly Center
Robertson Blvd
Doheny Dr
Google Beverly Hills
Wallis Annenberg Center for the Performing Arts
Beverly Hills City Hall
Beverly Hills Courthouse
Burton Way
Downtown Los Angeles 9 miles
Los Angeles Country Club
RODEO DRIVE
Rodeo Dr
LOS ANGELES COUNTY
Spadena House
DOWNTOWN BEVERLY HILLS
Samuel Goldwyn Theater
Wilshire Blvd
WILSHIRE/ RODEO
METRO PURPLE LINE (Under Construction)
The Beverly Hilton
The Peninsula Beverly Hills
Rodeo Screening Room
Writers Guild Theater
ACTV8
WILSHIRE/ LA CIENEGA
Saks Beverly Hills
9570 Wilshire Boulevard
Beverly Hills, CA 90212
Beverly Dr
Century Park East
Consulate General of Italy
Beverly Hills High School
Olympic Blvd
Olympic Square
BBC Studios Productions
Westfield Century City
Century Plaza Towers
CENTURY CITY/ CONSTELLATION
Roxbury Park
Beverly Palm Plaza
Consulate General of France
Century City
Century Park West
METRO PURPLE LINE (Under Construction)
Pico Blvd
Fox Plaza
InterContinental LA-Century City
Darryl F. Zanuck Theater
Ave of the Stars
20th Century Fox Studios
Museum of Tolerance
LOS ANGELES
Beverlywood
Beverly Glen Blvd
Hillcrest Country Club
Motor Ave
Cheviot Hills Recreation Center
Rancho Park Golf Course
Beverwil Dr
La Cienega Plaza
Cheviot Hills
Westside Pavilion
Kaiser Permanente Medical Center-West Los Angeles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Mortgage Loan No. 6 – Saks Beverly Hills
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	Aa3/NR/A			Location:	Beverly Hills, CA 90212
Original Balance(1):	$61,365,000			General Property Type:	Retail
Cut-off Date Balance(1):	$61,365,000			Detailed Property Type:	Single Tenant
% of Initial Pool Balance:	5.4%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1993/2023
Borrower Sponsors:	Jenel Management Corp., Aurora Capital			Size:	114,978 SF
	Associates LLC and A&H Acquisitions			Cut-off Date Balance Per SF(1):	$783
Guarantor:	Jack Dushey			Maturity Date Balance Per SF(1):	$783
Mortgage Rate:	7.6630%			Property Manager:	Jenel Management Corp.
Note Date:	5/13/2024				(borrower-related)
Maturity Date:	6/5/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$12,063,191
Amortization Term:	0 months			UW NCF:	$11,930,966
IO Period:	60 months			UW NOI Debt Yield(1):	13.4%
Seasoning:	0 months			UW NCF Debt Yield(1):	13.3%
Prepayment Provisions(2):	L(24),D(30),O(6)			UW NOI Debt Yield at Maturity(1):	13.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.71x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(4):	NAV
Additional Debt Balance(1):	$28,635,000			2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	NAV
Reserves(3)				Most Recent Occupancy:	100.0% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$296,870	$74,218	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$200,000,000 (3/9/2024)
Replacement Reserve:	$1,437	$1,437	$51,740	Appraised Value PSF:	$1,739
TI/LC Reserve:	$9,582	$9,582	$344,934	Cut-off Date LTV Ratio(1)(5):	45.0%
Other Reserve:	$577,686	Springing	$577,686	Maturity Date LTV Ratio(1)(5):	45.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$32,104,252	35.7%
			Return of Equity(6):	$55,725,980	61.9%
			Upfront Reserves:	$885,575	1.0%
			Closing Costs:	$1,284,193	1.4%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Saks Beverly Hills Mortgage Loan (as defined below) is part of the Saks Beverly Hills Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the principal balance of the Saks Beverly Hills Whole Loan.
(2)	Defeasance of the Saks Beverly Hills Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Saks Beverly Hills Whole Loan to be securitized and (b) July 5, 2027. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in June 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below.
(4)	Historical financial information is not available due to Saks Fifth Avenue (“Saks”) opening for business at the Saks Beverly Hills Property in February 2024.
(5)	The appraisal also provides for an “as dark” appraised value of $138,000,000. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.2% for the Saks Beverly Hills Whole Loan. See “Appraisal” section below.
(6)	The sponsor executed a lease with Saks in 2019, with the store ultimately opening in February of 2024. Underwritten base rent attributable to the current Saks lease of $141.21 is approximately 242% in excess of the base rent previously attributable to Barney’s prior to vacating.

The Mortgage Loan. The sixth largest mortgage loan (the “Saks Beverly Hills Mortgage Loan”) is part of a whole loan (the “Saks Beverly Hills Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $90,000,000. The Saks Beverly Hills Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”) on May 13, 2024. The Saks Beverly Hills Whole Loan is secured by a first priority leasehold mortgage encumbering a 114,978 SF single tenant retail property located in Beverly Hills, California (the “Saks Beverly Hills Property”).

The Saks Beverly Hills Mortgage Loan is evidenced by the controlling senior Note A-1 with an original principal amount of $61,365,000. The remaining promissory note comprising the Saks Beverly Hills Whole Loan is summarized in the below table. The Saks Beverly Hills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%
Saks Beverly Hills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$61,365,000	$61,365,000	BANK5 2024-5YR7	Yes
A-2(1)	$28,635,000	$28,635,000	CREFI	No
Whole Loan	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsors. The borrower is Flagship Partners II LLC, a Delaware limited liability company and single purpose entity with two independent directors, and is a joint venture between the borrower sponsors. The non-recourse carveout guarantor for the Saks Beverly Hills Whole Loan is Jack Dushey, an affiliate of Jenel Management Corp. (“Jenel Management”). The borrower sponsors are Jenel Management, Aurora Capital Associates LLC (“Aurora”) and A&H Acquisitions.

Jenel Management is a New York-based private real estate investment company with over 35 years of experience. Since inception, Jenel Management has acquired 108 properties and currently owns and manages 95 properties totaling more than 3.0 million SF and $2.0 billion of assets under management. Jenel Management targets core, core plus and value-add real estate opportunities with a focus on high-street urban-retail, located in corridors throughout New York, Chicago, Los Angeles, San Francisco, Seattle, Miami and other major cities.

Aurora is an owner, operator and developer of retail and mixed-use commercial property. Aurora owns over 150 properties throughout New York City and other major United States markets such as Chicago, Miami and Los Angeles, with a portfolio value of over $5.0 billion and over 2.0 million SF. Aurora’s holdings include 5-12 West 125th Street, a 150,000 SF mixed-use project in Harlem anchored by Bed Bath & Beyond; 61 Ninth Avenue, a 167,000 SF mixed used project in the Meatpacking District that is home to New York City’s first Starbucks Reserve; and 21-27 Ninth Avenue, a 20,000 SF retail property, home to the acclaimed restaurant, Catch. Additionally, Aurora has recently secured several retail leases across its portfolio including Hyundai’s $300.0 million lease for the marketing center of its luxury brand, “Genesis”; Restoration Hardware’s $250.0 million lease for its flagship 70,000 SF store at 9 Ninth Avenue in the Meatpacking District; and Nike’s 55,000 SF SoHo flagship location at 529 Broadway.

Founded by the Adjmi family several decades ago, A&H Acquisitions is a private real estate investment and management organization headquartered in New York City. Since inception, A&H Acquisitions has accumulated a national retail portfolio comprised of over 100 properties that span across heavily-populated cities such as New York, Chicago, Miami, Philadelphia, Boston and Los Angeles. A&H Acquisitions has expanded its real estate investments by delving into development, residential, office and real estate backed financial securities. Currently, A&H Acquisitions is in the process of developing over 3 million SF.

The Property. The Saks Beverly Hills Property is comprised of the borrower’s ground leasehold interest in a five-story, 114,978 SF single tenant retail property situated along the southern anchor of the “Golden Triangle” area of Beverly Hills, California, adjacent to Rodeo Drive and featuring approximately 150 feet of frontage along Wilshire Boulevard. The Saks Beverly Hills Property was built in 1993 to serve as Barney’s flagship location. After Barney’s declared bankruptcy in 2019, the Saks Beverly Hills Property was subsequently re-leased to Saks in December of 2019. The Saks lease provides for base rent of $141.21 PSF, approximately 242% in excess of base rent attributable to Barney’s prior to vacating. Furthermore, the Saks lease is fully guaranteed by Sak’s parent company, Hudson Bay Company (“HBC”). Since executing its lease in 2019, Saks has invested over $46.0 million (approximately $400 PSF) in order to build out its space at the Saks Beverly Hills Property, which ultimately opened for business in February 2024 after COVID-19 pandemic driven delays. Prior to taking occupancy of the Saks Beverly Hills Property, Saks operated its Women’s Department Store out of an adjacent property located at 9600 Wilshire Boulevard, which is owned in fee by its parent company, HBC. In 2019, at the time the Saks lease was executed, the former Saks Women’s Department Store at 9600 Wilshire Boulevard exhibited sales of approximately $135.0 million (approximately $871 PSF). Since executing the Saks lease, sales have increased approximately 49.8% to $202.3 million (approximately $1,305 PSF) in 2022. Furthermore, 9600 Wilshire Boulevard is currently in the planning stages of a large-scale adaptive reuse, which moved Saks’ operations to the Saks Beverly Hills Property.

The Saks Beverly Hills Property contains lower-level retail space, a one-story loading dock building and a four-level underground parking garage which features valet service, four electric vehicle spaces and 315 parking spaces, resulting in a parking ratio of approximately 2.74 spaces per 1,000 SF. Recently renovated in 2023, the Saks Beverly Hills Property enlisted the help of the retail architects and designers of Arcadis to transform the store. Design highlights include the store’s grand regency-style marble staircase and central skylight, pearlescent white atrium spaces, and fixtures such as chandeliers and elevators featuring a milky dichroic laminate. Featuring an assortment of women’s fashion and beauty, as well as various services, the Saks Beverly Hills Property was designed to cater to the Beverly Hills customer demographic. The main floor includes an expansive 5,000 SF shoe experience, alongside an assortment of handbags and leather goods. Featured on the second floor is an array of fine and high jewelry from jewelers such as Chopard, Graff, Lorraine Schwartz, Repossi and Vhernier. The third and fourth floors feature designer collections from luxury brands, including Alexander McQueen, Bottega Veneta, Brunello Cucinelli, CELINE, Dolce&Gabbana, Dries Van Noten, Fendi, LOEWE, Thom Browne, Valentino and others. Located on the fifth floor are 15 private styling suites and a team of Saks stylists equipped to provide customers with shopping and styling services in a personalized setting. The fifth floor also features an exclusive outdoor terrace space with views sprawling across Hollywood Hills.

There is convenient access from the Saks Beverly Hills Property to Santa Monica Boulevard, a major west-east thoroughfare with a traffic count of approximately 44,420 vehicles per day. The Saks Beverly Hills Property is also located one block away from the Saks Men’s Department Store and directly adjacent to the former Saks Women’s Department Store. The immediate area surrounding the Saks Beverly Hills Property is comprised primarily of high end retail space featuring luxury brands.

The Saks lease expires in February 2049, approximately 20 years beyond the maturity date of the Saks Beverly Hills Whole Loan. Additionally, the Saks lease is structured with 2.0% annual escalations and no termination options. The Saks lease is a modified net lease, requiring Saks to fully reimburse all operating expenses with the exception of (i) real estate and business taxes, which are required to be reimbursed over a base year of 2021 (collectively approximately $883,872), and (ii) both insurance and management fees, which are not required to be reimbursed by Saks.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

The borrower’s ownership interest in the Saks Beverly Hills Property consists of a leasehold interest under a ground lease which expires on July 31, 2088. The current ground rent is approximately $2.3 million per annum ($20.10 PSF). The ground rent is subject to consumer price index-based increases every seven years, with the next increase set to occur in January 2025. See “Ground Lease” herein.

The following table presents certain information relating to the tenant sales history with respect to the Saks tenant. All historical sales information is according to the appraisal, and represents sales data based on Saks’ former, adjacent, location (9600 Wilshire Boulevard). The Saks lease at the Saks Beverly Hills Property does not provide for ongoing sales reporting.

Tenant Sales(1)
	2018	2019	2020(2)	2021	2022
Gross Sales	$149,575,000	$135,005,000	NAV	$200,880,000	$202,275,000
Sales PSF(3)	$965	$871	NAV	$1,296	$1,305
Occupancy Cost(4)	11.2%	12.5%	NAV	8.4%	8.3%

(1)	All historical sales information is sourced from the appraisal and represents sales data based on Saks’ former, adjacent, location (9600 Wilshire Boulevard). The Saks lease at the Saks Beverly Hills Property does not provide for ongoing sales reporting.
(2)	Sales information for 2020 is not available due to COVID-19 pandemic related closures at the 9600 Wilshire Boulevard property.
(3)	Based on the aggregate SF at the 9600 Wilshire Boulevard property, 155,000 SF.
(4)	Occupancy Cost is based on Saks current underwritten base rent and underwritten reimbursements of $16,825,353 for each year.

Sole Tenant.

Saks Fifth Avenue. (114,978 SF; 100.0% of NRA; 100.0% of UW Rent) – The Saks Beverly Hills Property is occupied entirely by Saks pursuant to a lease fully guaranteed by the Saks parent company, HBC, through February 2049. Founded in 1924 by Horace Saks and Bernard Gimbel, Saks operates a chain of luxury department stores with a focus on providing a destination for designer goods and apparel. Saks’ lines of business include the retail sale of luxury lines of clothing, shoes, handbags, jewelry, accessories, watches, beauty products, and home goods from selected designers, as well as personalized customer service. Saks is headquartered in New York City and its store network consists of 41 locations across North America. In November 2013, Saks was acquired by its parent company and the lease guarantor, HBC. HBC is a private company holding investments and businesses that operate at the intersection of technology, retail operations and real estate, including majority ownership of Saks Fifth Avenue, a luxury fashion retailer, Saks OFF 5TH, a chain of luxury off-price stores and The Bay, a Canadian department store chain.

The following table presents certain information relating to the tenancy at the Saks Beverly Hills Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Saks Fifth Avenue	NR/NR/NR	114,978	100.0%	$16,236,482	100.0%	$141.21	2/28/2049	None	N
Occupied Subtotal/Wtd. Avg.		114,978	100.0%	$16,236,482	100.0%	$141.21

Vacant Space		0	0.0%
Total/Wtd. Avg.		114,978	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover schedule at the Saks Beverly Hills Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035 & Thereafter	1	114,978	100.0%	100.0%	$16,236,482	100.0%	100.0%	$141.21
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	114,978	100.0%		$16,236,482	100.0%		$141.21

(1)	Information is based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
(2)	The Saks Beverly Hills Whole Loan matures in June of 2029.

The Market. The Saks Beverly Hills Property is situated in the southern anchor of the “Golden Triangle” area of Beverly Hills, California, directly adjacent to Rodeo Drive, featuring approximately 150 feet of frontage along Wilshire Boulevard. Additionally, the Saks Beverly Hills Property is located approximately ten miles west of downtown Los Angeles, bounded by the Santa Monica Mountains to the north, the city of West Hollywood to the east and the Los Angeles City communities of Century City and Holmby Hills to the west. The Saks Beverly Hills Property provides for easy access to Santa Monica Boulevard, a major west-east thoroughfare with a traffic count of approximately 44,420 vehicles per day. Beverly Hills, while primarily known for its upscale shopping districts, possesses some of the most exclusive residential neighborhoods in the United States. Single family home prices in Beverly Hills are among the highest in the United States, with asking prices as high as approximately $30,000,000. In addition, the local city government is considered pro-business and offers local residents excellent public safety and other city services. The entertainment industry plays a major role in Beverly Hills, which is surrounded by numerous major studios as well as a number of entertainment-related companies. Four of the largest talent agencies in the world have headquarters in Beverly Hills. Furthermore, Beverly Hills is a major destination for tourists, as the city offers prominent hotels, dining, shopping and personal services.

Commercial development in Beverly Hills is concentrated in the Golden Triangle area, with a primary focus on retail and medical office uses. According to the appraisal, the Golden Triangle is a world renowned retail destination for international tourist and local residents. Additionally, according to the appraisal, Rodeo Drive is the most well-known retail street in the Golden Triangle, featuring retailers such as Chanel, Gucci, Armani and Van Cleef & Arpels. Wilshire Boulevard in the Golden Triangle is known as “Department Store Row,” and in addition to Saks, is home to retailers including Neiman-Marcus, Burberry, and Escada. According to a third party market research report, the Golden Triangle area has the third highest retail rental rates in the United States, behind only Upper 5th Avenue (49th to 60th Street) and Madison Avenue (57th to 72nd Street) in New York, New York.

According to a third-party market research report, 2023 population within a one-, three- and five-mile radius of the Saks Beverly Hills Property was 28,436, 271,783 and 683,523, respectively. The 2023 average household income within the same radii was $144,107, $130,145 and $120,972, respectively.

The Saks Beverly Hills Property is located in the Beverly Hills retail submarket, within the overall Los Angeles – CA retail market. As of the 4th quarter of 2023, the Beverly Hills Retail Submarket contained approximately 3.7 million SF of space, NNN asking rents of $100.86 PSF, a 5.0% vacancy rate and positive net absorption of 16,698 SF. Further, according to the appraisal, the Beverly Hills retail submarket had no new completions in the last 12-months.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

The following table summarizes comparable retail leases within the Beverly Hills Triangle area, excluding Rodeo Drive.

Summary of Comparable Beverly Hills Triangle Retail Leases (Non Rodeo Drive)
Property	Location	Year Built/Renovated	Tenant Name	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Saks Beverly Hills(1)	Beverly Hills, CA	1993/2023	Saks Fifth Avenue	29.2	Modified Net(2)	114,978	$141.21
Luxury Storefront Retail Building	Beverly Hills, CA	1938/NAP	New Retail Tenant	5.0	NNN	1,600	$156.00
Storefront Retail Building	Beverly Hills, CA	1936/NAP	Nespresso USA	7.0	NNN	3,349	$217.80
Storefront Retail Shops	Beverly Hills, CA	1963/NAP	Arche Shoes	5.0	NNN	874	$162.00
Luxury Boutique Retail Building	Beverly Hills, CA	1940/NAP	Pending	5.0	NNN	5,911	$186.00
Retail Storefront	Beverly Hills, CA	1923/NAP	The Royal Lobster	10.0	NNN	654	$201.72
Canon Drive Mixed-Use	Beverly Hills, CA	2018/NAP	Asking	5.0	NNN	7,998	$144.00
The Armani Building (Retail portion)	Beverly Hills, CA	1930/NAP	Boglioli	10.0	NNN	1,490	$239.24
339-341 North Canon Drive	Beverly Hills, CA	1928/2017	Retail Tenant	5.0	NNN	5,500	$144.00
Total/Wtd. Avg.(3)				5.6		3,422	$169.94

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
(2)	The Saks lease is a modified net lease with its sole tenant, Saks Fifth Avenue. All operating expenses are required to be fully reimbursed, with the exception of (i) real estate and business taxes, which are not required to be reimbursed over a base year of 2021 (collectively approximately $883,872) and (ii) both insurance and management fee, which are not required to be reimbursed.
(3)	The Total/Wtd. Avg. excludes the Saks Beverly Hills Property.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Saks Beverly Hills Property:

Market Rent Summary
Department Store
Market Rent PSF (NNN)(1)	$125.00
Lease Term (Years)	10
Rent Increase Projection	2.50% per annum
Tenant Improvements PSF (New/Renew)	$50.00/$10.00

(1)	Market Rent PSF (NNN) is based on a NNN lease structure; however, the underwritten base rent of $141.21 reflects a modified net structure under which the borrower pays certain portions of real estate taxes, insurance premiums and management fees.

Appraisal. The appraisal concluded to an “as-is” value for the Saks Beverly Hills Property of $200,000,000 as of March 9, 2024. The appraisal also provides an “as dark” appraised value of $138,000,000. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.2% for the Saks Beverly Hills Whole Loan.

Environmental Matters. According to the Phase I environmental site assessment dated March 13, 2024, there was no evidence of any recognized environmental conditions at the Saks Beverly Hills Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Saks Beverly Hills Property:

Cash Flow Analysis(1)
	UW(2)	UW PSF
Rents in Place(2)	$16,236,482	$141.21
Reimbursements	$588,870	$5.12
Gross Potential Income	$16,825,353	$146.34
Vacancy	($504,761)	($4.39)
Effective Gross Income	$16,320,592	$141.95

Real Estate Taxes	$1,089,209	$9.47
Insurance	$147,503	$1.28
Ground Rent	$2,310,744	$20.10
Other Operating Expenses	$709,946	$6.17
Total Operating Expenses	$4,257,401	$37.03

Net Operating Income	$12,063,191	$104.92
Replacement Reserves	$17,247	$0.15
TI/LC	$114,978	$1.00
Net Cash Flow	$11,930,966	$103.77

Occupancy (%)(3)	97.0%
NOI DSCR(4)	1.73x
NCF DSCR(4)	1.71x
NOI Debt Yield(4)	13.4%
NCF Debt Yield(4)	13.3%

(1)	Historical financial information is not available due to Saks opening for business at the Saks Beverly Hills Property in February 2024.
(2)	Based on the underwritten rent roll as of June 1, 2024, inclusive of contractual rent steps through April 1, 2025.
(3)	Represents the underwritten economic occupancy.
(4)	Based on the Saks Beverly Hills Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $296,870 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next ensuing twelve months (initially estimated to be $74,218).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Saks Beverly Hills Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $1,437 into a reserve for replacement reserves. In addition, the borrower is required to deposit into a replacement reserve, on a monthly basis, $1,437. So long as no event of default has occurred and is continuing, the aggregate amount of the replacement reserve fund, excluding the upfront replacement reserve deposit of $1,437, is subject to a cap of $51,740.

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $9,582 into a reserve for TI/LC reserves. In addition, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, $9,582, along with any lease termination fees or other payments received by the borrower in connection with the termination of any major lease at the Saks Beverly Hills Property. So long as no event of default has occurred and is continuing, the aggregate amount of the TI/LC reserve fund, excluding the upfront TI/LC reserve deposit of $9,582, is subject to a cap of $344,934.

Ground Lease Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $577,686 into a reserve for ground rent. In addition, the borrower is required to deposit into a ground lease reserve, on a monthly basis, an amount equal to 1/12th of the rents and other charges due under the ground lease during the next ensuing twelve months, subject to a cap equal to three months of ground rent, as long as there is no ongoing event of default.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Retail – Single Tenant	Loan #6	Cut-off Date Balance:	$61,365,000
9570 Wilshire Boulevard	Saks Beverly Hills	Cut-off Date LTV:	45.0%
Beverly Hills, CA 90212		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	13.4%

Lockbox and Cash Management. The Saks Beverly Hills Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. In the absence of a Cash Sweep Event (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Saks Beverly Hills Whole Loan, or if (ii) no Cash Sweep Event is continuing, disbursed to the borrower. During the continuance of an event of default, a Bankruptcy Trigger Event or a Manager Trigger Event, all funds in the cash management account may be applied by lender in such order and priority as lender determines.

A “Cash Sweep Event” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower (a “Bankruptcy Trigger Event”), (iii) any bankruptcy action of property manager which is not discharged, stayed or dismissed within 90 days (a “Manager Trigger Event”), (iv) (a) a monetary default or material non-monetary default by a major tenant under its lease that is continuing beyond any applicable cure period therein (a “Tenant Default Trigger”), (b) any bankruptcy action of a major tenant (a “Tenant BK Trigger”), (c) a major tenant (A) subleases (unless such sublease is to a sub-Tenant that is investment grade or has a net worth greater than $500,000,000), (B) “goes dark” (other than (i) due to renovations at the Saks Beverly Hills Property or (ii) as a result of (or in order to comply with) governmental restrictions on the use or occupancy of the Saks Beverly Hills Property as a result of any declared state of emergencies or any other pandemic or epidemic (including, the COVID-19 pandemic) or any other government mandated quarantines, closures or disruptions, provided that tenant resumes operations in its leased space promptly after such government restrictions are lifted) or publicly announces its intention to cease operations at the Saks Beverly Hills Property, in each case, with respect to all or more than twenty-five percent of the space demised under its lease (each of the triggers described in this clause (iii), a “Tenant Trigger Event”). A Cash Sweep Event will be cured upon; with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and the lender may reject or accept in its sole and absolute discretion), with respect to clause (ii) above if the Cash Sweep Event is caused solely by a bankruptcy action of the manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action, and with respect to clause (iv) above, if the Cash Sweep Event is caused solely by a Tenant Default Trigger, the curing of such default as demonstrated by the borrower to the lender’s reasonable satisfaction, if the Cash Sweep Event is caused solely by a Tenant BK Trigger, the applicable major lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, or if the Cash Sweep Event is caused solely by reason of any Tenant Trigger Event, the satisfaction of the following conditions: (a) the major tenant is replaced with a replacement tenant acceptable to the lender and pursuant to a lease approved by the lender, which approval may not be unreasonably withheld, delayed or conditioned, (b) the replacement tenant is in occupancy of the entire Saks Beverly Hills Property, (c) the replacement tenant is paying full, unabated rent under its lease (unless the borrower otherwise reserves the amount of any free rent or gap rent with the lender), and (d) there are no outstanding landlord obligations with respect to such replacement lease or such landlord obligations have been reserved with the lender; provided, however, that, such Cash Sweep Event cure will be subject to the following conditions, (A) no event of default will have occurred and be continuing under the loan agreement or any of the other loan documents and (B) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure including, reasonable attorney’s fees and expenses. The borrower will have no right to cure a Cash Sweep Event caused by a Bankruptcy Trigger Event with respect to borrower unless such Bankruptcy Trigger Event (x) was involuntary and not consented to by the borrower, (y) is discharged, stayed or dismissed within 90 days of the filing thereof and (z) could not reasonably be expected to have a material adverse effect.

Ground Lease. The borrower’s ownership interest in the Saks Beverly Hills Property consists of a leasehold interest under a ground lease between the borrower, as ground lessee, and Ultimate Action, LLC, BB/TB BH LLC, Virginia Blum and The Rosalinde and Arthur Gilbert Foundation Trust, collectively, as ground lessor. The ground lease commenced on August 1, 1989 with an initial term of 99 years, and as of the Cut-off Date has a remaining term of approximately 64 years, expiring on July 31, 2088 with no renewal options or termination options. The current rent under the ground lease is approximately $2.3 million per annum ($20.10 PSF). The ground rent is subject to consumer price index-based increases every seven years, the next of which will be in January 2025.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See

“Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

488 Madison
488 Madison Avenue
New York, NY 10022
MANHATTAN
CENTRAL PARK
Upper East Side
Midtown
East Side
Diamond District
Bryant Park
The Pond
The Dairy
Central Park Zoo
Wollman Rink
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
W. 59th St.
5TH AVE/ 59TH ST
METRO NORTH
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
W. 58th St.
E. 58th St.
111 West 57th Street
9 West 57th
Four Seasons Hotel
Le Méridien New York
Theodore Roosevelt Home
W. 57th St.
E. 57th St.
Carnegie Hall
57TH ST
The Crown Building
432 Park Avenue
W. 56th St.
E. 56th St.
New York City Center
HQ Business Center
Verizon Corporate Office
W. 55th St.
E. 55th St.
Conrad New York Midtown
The Peninsula New York
St. Regis Hotel
909 Third Avenue
W. 54th St.
E. 54th St.
New York Hilton Midtown
53W53
Museum of Modern Art
Lever House
399 Park
Lipstick Building
W. 53rd St.
53RD ST
E. 53rd St.
5TH AVE/ 53RD ST
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
W. 52nd St.
E. 52nd St.
AXA Equitable Building
75 Rockefeller Plaza
The Michelangelo
W. 51st St.
E. 51st St.
51ST ST/ LEXINGTON
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
W. 50th St.
E. 50th St.
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
W. 49th St.
E. 49th St.
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
ROCKEFELLER CTR
W. 48th St.
E. 48th St.
Cort Theatre
News Corp. Building
JPMorgan Chase Tower
Consulate General of Jamaica
British Consulate General NY
The Lexington Hotel
W. 47th St.
E. 47th St.
Consulate General of Estonia
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
485 Lexington
W. 46th St.
E. 46th St.
Lyceum Theatre
AKA Times Square
The Roosevelt Hotel
W. 45th St.
E. 45th St.
Hotel St. James
Cassa Hotel NY 45th Street
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Belasco Theatre
W. 44th St.
Sofitel New York
E. 44th St.
Permanent Mission of Sri Lanka
The Chatwal
Winstar Building
Grand Central Terminal
W. 43rd St.
E. 43rd St.
Hampton Inn Manhattan Grand Central
4 Times Square
505 Fifth Ave.
One Vanderbilt
Consulate General of Ecuador
TIMES SQ.
W. 42nd St.
E. 42nd St.
Chrysler Building
E. 42nd St.
The Knickerbocker Hotel
TIMES SQUARE
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
The Westin NY Grand Central
Daily News
New York Public Library
E. 41st St.
E. 41st St.
42ND ST/ TIMES SQ.
BRYANT PARK
6th Ave.
5th Ave.
Madison Ave.
Vanderbilt Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
East Side
Weehawken
West Side
Long Island City
Midtown
Union City
Greenpoint
MANHATTAN
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
Greenwich Village
SoHo
Little Italy
Lower East Side
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Mortgage Loan No. 7 – 488 Madison
Mortgage Loan Information					Property Information
Mortgage Loan Seller:	MSMCH				Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR				Location:	New York, NY 10022
Original Balance(1):	$60,000,000				General Property Type:	Office
Cut-off Date Balance(1):	$60,000,000				Detailed Property Type:	CBD
% of Initial Pool Balance:	5.2%				Title Vesting:	Fee
Loan Purpose:	Refinance				Year Built/Renovated:	1950 / 2012-2023
Borrower Sponsor:	Feil Organization				Size:	481,245 SF
Guarantor:	Jeffrey J. Feil				Cut-off Date Balance Per SF(1):	$208
Mortgage Rate:	6.8820%				Maturity Date Balance Per SF(1):	$208
Note Date:	5/14/2024				Property Manager:	Jeffrey Management Corp.
Maturity Date:	6/1/2029					(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months				Underwriting and Financial Information
IO Period:	60 months				UW NOI:	$15,580,226
Seasoning:	0 months				UW NCF:	$13,511,276
Prepayment Provisions:	L(24),D(31),O(5)				UW NOI Debt Yield(1):	15.6%
Lockbox/Cash Mgmt Status:	Hard/In Place				UW NCF Debt Yield(1):	13.5%
Additional Debt Type(1)(2):	Pari Passu				UW NOI Debt Yield at Maturity(1):	15.6%
Additional Debt Balance(1)(2):	$40,000,000				UW NCF DSCR(1):	1.94x
Future Debt Permitted (Type):	No (NAP)				Most Recent NOI:	$6,404,367 (2/29/2024 TTM)
Reserves(3)					2nd Most Recent NOI:	$6,151,808 (12/31/2023)
Type	Initial		Monthly	Cap	3rd Most Recent NOI:	$10,169,001 (12/31/2022)
RE Taxes:	$3,230,895		$538,482	NAP	Most Recent Occupancy:	86.1% (4/1/2024)
Insurance:	$0		Springing	NAP	2nd Most Recent Occupancy:	67.9% (12/31/2023)
Replacement Reserves:	$0		$7,979	$95,753	3rd Most Recent Occupancy:	78.3% (12/31/2022)
TI/LC Reserves:	$0		$112,153	$2,691,664	Appraised Value (as of):	$220,000,000 (4/1/2024)
ADNY Reserve:	$30,943,777	(4)	$0	NAP	Appraised Value Per SF:	$457
Alvarez & Marsal Reserve:	$585,399		$0	NAP	Cut-off Date LTV Ratio(1)(5):	45.5%
Condominium Reserve:	$0		Springing	NAP	Maturity Date LTV Ratio(1)(5):	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	85.3%	Loan payoff:	$90,076,354	76.8%
Borrower Equity:	$17,264,301	14.7%	Upfront Reserves:	$26,297,981	22.4%
			Closing Costs:	$889,966	0.8%
Total Sources:	$117,264,301	100.0%	Total Uses:	$117,264,301	100.0%

(1)	The 488 Madison Mortgage Loan (as defined below) is part of the 488 Madison Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 488 Madison Whole Loan.
(2)	See “The Mortgage Loan”.
(3)	See “Escrows and Reserves”.
(4)	The borrower reserved $20,353,872 for outstanding amounts for the Archdiocese of New York tenant improvement and allowances, and $2,127,815 for the Archdiocese of New York tenant leasing commissions with the lender. Additionally, the borrower provided a letter of credit to the lender in the amount of $8,462,090 for the Archdiocese of New York’s free rent funds and gap rent funds. See “Escrows and Reserves” below for further details.
(5)	The appraisal concluded to a “Market Value Assuming ADNY Reserves” value for the 488 Madison Property (as defined below) of $220,000,000 as of April 1, 2024, which assumes that the contractual obligations from the Archdiocese of New York lease (free rent, tenant improvements, leasing costs, and other capital expenditures) would be funded by a cash reserve held in escrow and that such reserved funds would be available for any potential purchase. At origination, reserves were taken as set forth in footnote (4) above. The appraisal concluded to an “As-Is” appraised value of $180,000,000 as of April 1, 2024, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.6%. In addition, the appraisal employs the extraordinary assumptions that the 488 Madison Property will be subdivided into condominiums and that the Archdiocese of New York unit real estate tax exemption will be granted, and that beginning March 1, 2025, real estate tax attributable to the space leased by the Archdiocese of New York (29.528% of the total real estate taxes) will be abated.

The Mortgage Loan. The seventh largest mortgage loan (the “488 Madison Mortgage Loan”) is part of a whole loan (the “488 Madison Whole Loan”) with an original principal balance of $100,000,000. The 488 Madison Whole Loan is secured by a first priority fee mortgage encumbering a 481,245 SF office property in New York, New York (the “488 Madison Property”). The 488 Madison Whole Loan is comprised of two pari passu promissory notes in the aggregate original principal balance of $100,000,000. The 488 Madison Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and German American Capital Corporation (“GACC”). The controlling note A-1 in the original principal balance of $60,000,000 represents the 488 Madison Mortgage Loan and will be included in the BANK5 2024-5YR7 securitization trust. The remaining 488 Madison pari passu note is expected to be contributed to a future securitization. The 488 Madison Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2024-5YR7	Yes
A-2	$40,000,000	$40,000,000	GACC	No
Whole Loan	$100,000,000	$100,000,000

The Borrower and the Borrower Sponsors. The borrower is 488 Madison Avenue Associates LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower will be controlled by Feil Family, LLC whose managing member is Jeffrey J. Feil, the non-recourse carveout guarantor. Jeffrey J. Feil is the owner, chairman and current chief executive officer of The Feil Organization, the borrower sponsor. The Feil Organization is a full-service family-owned real estate investment, development, and property management firm. Founded by Louis Feil in 1950, The Feil Organization presently has a portfolio of 26 million square feet of retail and commercial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the country. Headquartered in Manhattan, the Feil Organization’s portfolio includes properties in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

The Property. The 488 Madison Property is a 24-story, Class B, 481,245 SF office building situated on an approximately 0.5-acre site, located in New York, New York. The 488 Madison Property is comprised of 464,814 SF of office space (96.6% of NRA, 86.8% of UW Rent), 16,114 SF of ground floor retail space (3.3% of NRA, 13.2 % of UW Rent), and 317 SF of storage space (0.1% of NRA, 0.0% of UW Rent). Known as the “Look Building”, the 488 Madison Property is situated directly across from and overlooking the renowned St. Patrick’s Cathedral and New York Palace Hotel. Built in 1950, the 488 Madison Property boasts a distinctively curved, multi-layered façade comprised of glazed white brick. The multi-tiered structure provides tenants on floors fourteen and above with balcony access that has unobstructed views to the south, overlooking St. Patrick’s Cathedral, The New York Palace Hotel, and Madison Avenue. The 488 Madison Property’s façade is landmarked. The borrower sponsor acquired the 488 Madison Property in the 1970s and has invested approximately $21.8 million since 2009 in capital expenditures across various improvements projects, effectively renovating the entirety of the building. Additionally, as part of the Archdiocese of New York’s lease, the borrower is required to perform base building work in an amount of $4.4 million. As of April 1, 2024, the 488 Madison Property was 86.1% leased to a diverse roster of 38 tenants.

Major Tenants.

Archdiocese of New York (142,308 SF, 29.6% of NRA, 24.5% UW rent). The Archdiocese of New York is the second-largest diocese in the United States by population, encompassing 2.5 million Catholics in nearly 300 parishes through its three boroughs of New York City (Manhattan, the Bronx and Staten Island) and seven counties north of New York City (Dutchess, Orange, Putnam, Rockland, Sullivan, Ulster and Westchester). The archdiocese includes 156 Catholic schools serving more than 50,000 students, helps more than 400,000 individuals each year through Catholic Charities, and provides healthcare through ArchCare, the healthcare ministry. In January 2024, the Archdiocese of New York signed a 30.5 year lease at the 488 Madison Property to occupy 142,308 SF, including 137,810 SF of office space on the 2nd floor and the entire 3rd through 7th floor of the 488 Madison Property, and 4,498 SF of retail space. The retail space is currently occupied by the Trustees for St Patrick’s Cathedral, located directly across 51st Street on Madison Avenue, and operates as a gift shop for St. Patrick’s Cathedral.

The Archdiocese of New York lease has not yet commenced, and accordingly the Archdiocese of New York is not yet in occupancy of its space. The lease provides for substantial tenant improvement work and building modification work. The lease commencement date occurs when the space is delivered with the tenant improvement work and building modification work substantially completed, which date will be no earlier than March 1, 2025. Delivery of the space is currently expected in March 2025; however, there can be no assurance the space will be delivered by such time. The rent commencement date occurs six months after the lease commencement (accordingly there is gap rent until the space is delivered and free rent for six months thereafter). The borrower reserved $20,353,872 with the lender for outstanding amounts for tenant improvements and allowances and $2,127,815 for leasing commissions. In addition, the borrower provided a letter of credit in the amount of $8,462,090 for the tenant’s gap and free rent. In addition, the Archdiocese of New York was granted free rent for the first 3 months of each of the second through fifth lease years, which has not been reserved for.

If the lease commencement date has not occurred prior to the date which is 13 months following the date the plans and specifications for the tenant improvement work (the “Final Plans”) are approved by both landlord and tenant, subject to certain permitted delays (the “First Outside Date”), then the free rent period will be increased by (x) 1 day for each day after the First Outside Date that the lease commencement date has not occurred for the first 60 days of delay, (y) 1.5 days for each day after the First Outside Date that the lease commencement date has not occurred for the next 60 days of delay, and (z) 2 days for each day after the First Outside Date that the lease commencement date has not occurred thereafter. If the lease commencement date has not occurred prior to the date which is 2.5 years following the date the Final Plans are approved by both landlord and tenant, subject to certain permitted delays (the “Outside Delivery Date”), the tenant will have the right within 30 days after the Outside Delivery Date, to cancel the lease by giving notice of cancellation to landlord. If the tenant does not timely exercise the foregoing termination right, the Outside Delivery Date will be extended by a period of 90 days, and if the lease commencement date has not occurred prior to the Outside Delivery Date (as so extended), then the tenant will have the right within 30 days after the Outside Delivery Date (as so extended), as its sole and exclusive remedy therefor, to cancel the lease by giving notice of cancellation to landlord. The process described in the immediately preceding sentence will repeat, as applicable, until the lease commencement date has occurred, or the lease is terminated.

Additionally, under the Archdiocese of New York lease, the borrower is required to establish a condominium regime for the 488 Madison Property, and subdivide the building into three or more fee condominium units. Such condominium has been formed. The Archdiocese of New York leased space encompasses the entirety of one fee condominium unit. Such structure is intended to allow the Archdiocese of New York to create a leasehold condominium in order to apply for a real estate tax exemption for its portion of the 488 Madison Property’s real estate tax liability. Once the fee condominium structure has been created, the tenant is responsible for obtaining tax-exempt status and if the Archdiocese of New York fails to abate its property tax obligation, it will be responsible for paying its pro-rata-share of property taxes (29.528%). The Archdiocese of New York’s lease provides for an initial rent of $45.00 PSF with 1% annual rent escalations along with $5.00 PSF increases every five years of the lease term.

We cannot assure you that the Archdiocese of New York will take occupancy as expected, or at all, that the gap and free rent periods will not be extended, or that a tax exemption will be obtained for the Archdiocese of New York’s space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Thompson Coburn LLP (44,825 SF, 9.3% of NRA, 11.9% of UW rent). Thompson Coburn LLP is a full-service law firm with over 400 attorneys and eight offices located in Birmingham, Chicago, Dallas, Los Angeles, New York, Southern Illinois, St. Louis and Washington, D.C. Thompson Coburn LLP has been a tenant at the 488 Madison Property since 2002, has a lease expiration date of June 30, 2027 and have no renewal options remaining.

Shawmut, Group, Inc. (27,015 SF, 5.6% of NRA, 5.8% of UW rent). Shawmut, Group, Inc. is a construction management firm, with approximately 1,000 employees across offices in Boston, New York, Providence, Las Vegas, Los Angeles, West Springfield, New Haven and Miami. Shawmut, Group, Inc. has occupied the 488 Madison Property since 2022, has a lease expiration date of December 31, 2038, and has one, five-year renewal option remaining. Shawmut, Group, Inc. has the right to terminate its lease effective on January 31, 2034, upon 12 months’ notice and payment of a termination fee. Shawmut, Group Inc. has a free rent period for the months of September and October 2024, which has not been reserved for.

The following table presents a summary regarding the major tenants at the 488 Madison Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Archdiocese of New York	NR/NR/NR	142,308	29.6%	$6,403,860	24.5%	$45.00	8/31/2055	(3)	Y(4)
Thompson Coburn LLP	NR/NR/NR	44,825	9.3%	$3,104,500	11.9%	$69.26	6/30/2027	None	N
Shawmut, Group, Inc.	NR/NR/NR	27,015	5.6%	$1,502,903	5.8%	$55.63	12/31/2038	1 x 5 year	Y(5)
Sportfive Americas LLC	NR/NR/NR	18,765	3.9%	$1,206,600	4.6%	$64.30	7/31/2026	1 x 5 year	N
Shanholt Glassman Klein Kramer & Co. CPA’S P.C.	NR/NR/NR	16,648	3.5%	$1,027,099	3.9%	$61.70	9/30/2033	1 x 5 year	Y(6)
Subtotal/Wtd. Avg.		249,561	51.9%	$13,244,962	50.7%	$53.07

Other Tenants		164,615	34.2%	$12,854,872	49.3%	$78.09
Occupied Subtotal/Wtd. Avg.		414,176	86.1%	$26,099,833	100.0%	$63.02

Vacant Space		67,069	13.9%
Total/Wtd. Avg.		481,245	100.0%

(1)	Information is based on the underwritten rent roll dated April 1, 2024.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Archdiocese of New York has three, five year or ten-year renewal options remaining.
(4)	The Archdiocese of New York lease has not yet commenced, and accordingly the Archdiocese of New York is not yet in occupancy of its space. The lease provides for substantial tenant improvement work and building modification work. The lease commencement date occurs when the space is delivered with the tenant improvement work and building modification work substantially completed, which date will be no earlier than March 1, 2025. The rent commencement occurs six months after lease commencement (accordingly there is gap rent until the space is delivered and free rent for six months thereafter). The borrower reserved $20,353,872 with the lender for outstanding amounts for tenant improvements and allowances and $2,127,815 for leasing commissions. In addition, the borrower provided a letter of credit in the amount of $8,462,090 for the tenant’s gap and free rent. In addition, the Archdiocese of New York was granted free rent for the first 3 months of each of the second through fifth lease years, which has not been reserved for. The lease provides for additional free rent if the lease commencement date does not occur by a specified date, as described under “Major Tenants-Archdiocese of New York” above. If the lease commencement date has not occurred prior to the date which is 2.5 years following the date final plans are approved by both landlord and tenant, subject to certain permitted delays, the tenant will have the right to terminate the lease, as described under “Major Tenants-Archdiocese of New York” above.
(5)	Shawmut, Group, Inc. has the right to terminate its lease on January 31, 2034, upon a minimum of twelve months prior notice and payment of a termination fee. Shawmut, Group Inc. has a free rent period for the months of September and October 2024, which has not been reserved for.
(6)	Shanholt Glassman Klein Kramer & Co. CPA’s P.C. has a one time right to terminate its lease on August 31, 2031 upon nine months prior written notice, with a $433,845 termination fee.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the lease rollover schedule at the 488 Madison Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	8	45,321	9.4%	9.4%	$2,907,025	11.1%	11.1%	$64.14
2026	3	29,848	6.2%	15.6%	$1,871,580	7.2%	18.3%	$62.70
2027	4	58,511	12.2%	27.8%	$4,344,186	16.6%	35.0%	$74.25
2028	4	29,855	6.2%	34.0%	$1,836,533	7.0%	42.0%	$61.52
2029(3)	4	9,099	1.9%	35.9%	$1,861,105	7.1%	49.1%	$204.54
2030	3	14,806	3.1%	38.9%	$1,080,865	4.1%	53.3%	$73.00
2031	1	2,766	0.6%	39.5%	$610,428	2.3%	55.6%	$220.69
2032	3	3,543	0.7%	40.3%	$778,887	3.0%	58.6%	$219.84
2033	3	31,807	6.6%	46.9%	$1,993,517	7.6%	66.2%	$62.68
2034	3	19,297	4.0%	50.9%	$908,944	3.5%	69.7%	$47.10
2035 & Thereafter	2	169,323	35.2%	86.1%	$7,906,763	30.3%	100.0%	$46.70
Vacant	0	67,069	13.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	38	481,245	100.0%		$26,099,833	100.0%		$63.02

(1)	Information is based on the underwritten rent roll as of April 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The 488 Madison Mortgage Loan matures on June 1, 2029.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 488 Madison Property is located within the Plaza District office submarket of the Midtown Manhattan office market, in New York, New York. The 488 Madison Property is situated on the western blockfront of Madison Avenue between East 51st Street and East 52nd Street, directly across from and overlooking the renowned New York City landmarks, St. Patrick’s Cathedral and The New York Palace Hotel, approximately 0.5 miles north of Grand Central Terminal and one-block east of Rockefeller Center. The Plaza District’s appeal is exhibited through the presence of numerous top firms in a diverse array of business and is known for its upscale retail storefronts along Fifth and Madison Avenue. Fifth Avenue includes some of the most renowned shopping, particularly from 51st to 59th street, with stores including Saks Fifth Avenue, Cartier, Tiffany & Co., Gucci, Prada, Chanel, Louis Vuitton, Burberry’s and Hermes. In addition to these luxury retailers, the area houses various department stores, boutiques, jewelers, art galleries, antique shops, and gourmet food shops. The Plaza District neighborhood also features many of New York’s most famous tourist attractions and landmarks, including Grand Central Station, The Chrysler Building, The New York Public Library, Rockefeller Center, Radio City Music Hall and Carnegie Hall. Additionally, the Plaza District contains a number of first-class hotels such as the Four Seasons Hotel, Mandarin Oriental, Ritz Carlton, Park Hyatt, the United Nations Plaza Hotel and the New York Helmsley Hotel, as well as numerous more moderately priced hotels.

The neighborhood is serviced by public transportation, with the New York Metropolitan Transit Authority (“MTA”) operating several subway lines through the neighborhood including the A, B, C, D, E, F, N, R, Q, 1, 2, 3, 4, 5 and 6 trains. The MTA also operates several bus service routes along all the major north/south avenues. Crosstown bus service is provided by several bus lines along 57th Street and Central Park South. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Madison/Fifth Avenue Plaza District submarket was approximately 25.2% with average asking rents of $103.30 PSF and inventory of approximately 24.3 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Midtown Manhattan office market was approximately 22.3% with average asking rents of $78.23 PSF and inventory of approximately 263.1 million SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 488 Madison Property:

Comparable Office Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
488 Madison (subject)(1) New York, NY	1950 / 2012-2023	481,245	Archdiocese of New York Thompson Coburn LLP Omrani & Taub Pc & Zilberg Law	142,308 44,825 8,266	Mar. 2025(2) Apr. 2015 Aug. 2019	$45.00 $69.26 $70.47	MG MG MG
530 Fifth Avenue New York, NY	1957 / NAP	484,152	Major Lindsey & Africa	12,293	Dec. 2023	$62.00	MG
360 Madison Avenue New York, NY	1917 / 2002	352,330	Vestwell	14,883	Nov. 2023	$70.00	MG
444 Madison Avenue New York, NY	1933 / 2009	401,686	Fremont Group	5,455	Nov. 2023	$71.00	MG
551 Fifth Avenue New York, NY	1927 / NAP	305,000	Eaglestone Holdings	20,955	Oct. 2023	$45.00	MG
575 Madison Avenue New York, NY	1951 / 2009	328,800	Corbin Capital Partners	11,157	Oct. 2023	$80.00	MG
360 Madison Avenue New York, NY	1917 / 2002	352,330	Mori Hamada & Matsumoto NY LLP	5,700	Sep. 2023	$85.00	MG
515 Madison Avenue New York, NY	1931 / 2010	352,490	AccountAbility North America, LLC	5,331	Sep. 2023	$55.21	MG
535 Fifth Avenue New York, NY	1926 / 2014	255,455	Forest Hills Financial Group	7,174	Jul. 2023	$57.00	MG

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Estimated date. Actual lease commencement will be determined as set forth under “Major Tenants—Archdiocese of New York”.

The following table presents recent leasing data for retail tenants at comparable office properties with respect to the 488 Madison Property:

Comparable Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
488 Madison (subject)(1) New York, NY	Naya Express IV NY LLC Indochino Apparel (US) Inc.	1,938 1,697	Feb. 2017 Aug. 2018	$236.07 $421.56	MG MG
437 Madison Avenue New York, NY	Wells Fargo	4,328	Dec. 2023	$250.00	MG
500 Madison Avenue New York, NY	Wolf and Shepard	1,250	Oct. 2023	$380.00	MG
360 Madison Avenue New York, NY	The Men’s Warehouse	6,701	Sep. 2023	$153.71	MG
330 Madison Avenue New York, NY	Eton	2,900	Jul. 2023	$265.00	MG
383 Madison Avenue New York, NY	Charles Tyrwhitt	1,850	Oct. 2022	$262.16	MG

Source: Appraisal, unless otherwise noted.
(1)	Information obtained from the underwritten rent roll dated April 1, 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

The following table presents information relating to the appraisal’s market rent conclusion for the 488 Madison Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)	Lease Type (Reimbursements)
Minor Office (2-10):	$58.00	60	2.0% per year	$120 / $30	4.875% / 2.438%	Modified Gross
Major Office (2-10):	$58.00	120	2.0% per year w/ $5.00 PSF increase in Year 7	$130 / $65	4.000% / 2.000%	Modified Gross
Minor Office (11-16):	$63.00	60	2.0% per year	$120 / $30	4.875% / 2.438%	Modified Gross
Major Office (11-16):	$63.00	120	2.0% per year w/ $5.00 PSF increase in Year 7	$130 / $60	4.000% / 2.000%	Modified Gross
Minor Office (17-24):	$68.00	60	2.0% per year	$120 / $30	4.875% / 2.438%	Modified Gross
Major Office (17-24):	$68.00	120	2.0% per year w/ $5.00 PSF increase in Year 7	$130 / $60	4.000% / 2.000%	Modified Gross
Retail - Madison Inline:	$300.00	120	2.5% per year	$150 / $75	4.000% / 2.000%	Modified Gross
Retail - Madison Corner:	$325.00	120	2.5% per year	$150 / $75	4.000% / 2.000%	Modified Gross
Retail - 51st Street:	$200.00	120	2.5% per year	$50 / $25	4.000% / 2.000%	Modified Gross
Retail - 52nd Street:	$175.00	120	2.5% per year	$50 / $25	4.000% / 2.000%	Modified Gross
Retail - 2nd Floor:	$45.00	120	2.5% per year	$50 / $25	4.000% / 2.000%	Modified Gross
Storage:	$35.00	120	2.5% per year	$0 / $0	4.000% / 2.000%	None

Appraisal. The appraisal concluded to a “Market Value Assuming ADNY Reserves” value for the 488 Madison Property of $220,000,000 as of April 1, 2024, which assumes that the contractual obligations from the Archdiocese of New York lease (free rent, tenant improvements, leasing costs, and other capital expenditures) would be funded by a cash reserve held in escrow and that such reserved funds would be available for any potential purchase. At origination, the borrower reserved $20,353,872 and $2,127,815 for outstanding amounts for the Archdiocese of New York tenant improvement and allowances, and tenant leasing commissions, respectively. Additionally, the borrower provided a letter of credit in the amount of $8,462,090 for the Archdiocese of New York’s free rent funds and gap rent funds. The appraisal concluded to an “As-Is” appraised value of $180,000,000 as of April 1, 2024, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.6%. In addition, the appraisal employs the extraordinary assumptions that the 488 Madison Property will be subdivided into condominiums and that the Archdiocese of New York unit real estate tax exemption will be granted, and that beginning March 1, 2025, real estate tax attributable to the space leased by Archdiocese of New York (29.528% of the total real estate taxes) will be abated.

Environmental Matters. According to the Phase I environmental site assessment dated April 2, 2024, there was no evidence of any recognized environmental conditions at the 488 Madison Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 488 Madison Property:

Cash Flow Analysis
	2022	2023	2/29/2024 TTM(2)	UW	(2)	UW PSF
Gross Potential Rent(1)	$22,233,372	$18,235,046	$18,297,605	$31,591,455		$65.65
Reimbursements	$1,282,056	$937,066	$919,532	$1,263,358		$2.63
Other Income(3)	$111,478	$236,948	$266,841	$107,846		$0.22
Less Vacancy & Credit Loss	$0	$0	$0	($5,491,621)		($11.41)
Effective Gross Income	$23,626,906	$19,409,060	$19,483,978	$27,471,037		$57.08
						0
Real Estate Taxes	$5,937,468	$6,070,856	$6,070,856	$4,421,120	(4)	$9.19
Insurance	$466,186	$533,873	$533,874	$465,210		$0.97
Other Expenses	$7,054,251	$6,652,523	$6,474,881	$7,004,482		$14.55
Total Expenses	$13,457,905	$13,257,252	$13,079,611	$11,890,811		$24.71
						0
Net Operating Income	$10,169,001	$6,151,808	$6,404,367	$15,580,226		$32.37
Capital Expenditures	$0	$0	$0	$95,753		$0.20
TI/LC	$0	$0	$0	$1,973,196		$4.10
Net Cash Flow	$10,169,001	$6,151,808	$6,404,367	$13,511,276		$28.08

Occupancy %(5)	78.3%	67.9%	86.1%	82.6%
NOI DSCR(6)	1.46x	0.88x	0.92x	2.23x
NCF DSCR(6)	1.46x	0.88x	0.92x	1.94x
NOI Debt Yield(6)	10.2%	6.2%	6.4%	15.6%
NCF Debt Yield(6)	10.2%	6.2%	6.4%	13.5%

(1)	Based on the underwritten rent roll dated as of April 1, 2024 inclusive of contractual rent steps through April 1, 2025, totaling $424,778.
(2)	The increase in Gross Potential Rent and Net Operating Income from 2/29/2024 TTM to UW is primarily due to the underwriting of the Archdiocese of New York lease, as well as, in the case of Net Operating Income, the assumption regarding a tax exemption described in footnote (4) below.
(3)	Other Income includes antenna income and miscellaneous income, parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(4)	UW Real Estate Taxes assumes the Archdiocese of New York’s leased space has obtained the tax exemption described under “Major Tenants—Archdiocese of New York.” UW Real Estate Taxes without the tax exemption would be $6,273,583, resulting in a NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield of 1.97x, 1.67x, 13.7% and 11.7%, respectively.
(5)	Underwritten Occupancy represents economic occupancy; historical occupancies represent physical occupancies. 2/29/2024 TTM Occupancy is based on the rent roll dated as of April 1, 2024.
(6)	Debt service coverage ratios and debt yields are based on the aggregate Cut-off Date balance of the 488 Madison Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The 488 Madison Whole Loan documents require the borrower to deposit $3,230,895 into an upfront reserve for real estate taxes on the origination date. In addition, the 488 Madison Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 488 Madison Property.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the 488 Madison Property so long as (i) the liability and casualty insurance policies covering the 488 Madison Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the 488 Madison Whole Loan documents and (iii) the borrower provides the lender with evidence of renewal of such insurance policies no later than five days prior to their expiration and paid receipts for the insurance premiums no later than 10 days prior to their expiration. If such conditions are not satisfied, the 488 Madison Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – The 488 Madison Whole Loan documents provide for ongoing monthly deposits of $7,979 into a reserve for capital expenditures, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $95,753.

TI/LC Reserve – The 488 Madison Whole Loan documents provide for ongoing monthly deposits of $112,153 into a reserve for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $2,691,664.

Archdiocese of New York Tenant Improvement Reserves – The 488 Madison Whole Loan documents require the borrower to deposit $22,481,687 into an upfront reserve, representing (i) $20,353,872 for tenant improvement costs and allowances (including $2,302,825 for base building work and $18,051,047 for tenant improvement work) and (ii) $2,127,815 for leasing commissions, in each case for the Archdiocese of New York lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Archdiocese of New York Gap and Free Rent Reserves – The 488 Madison Whole Loan documents require the borrower to deposit (or to deliver a letter of credit in the amount of) $8,462,090 into an upfront reserve, representing (i) $5,077,254 for gap rent and (ii) $3,384,836 for free rent, in each case for the Archdiocese of New York lease. At origination, the borrower provided a letter of credit for such reserve. The reserve does not cover rent abatements during the second through fifth years of the lease. Not more than once every 90 days, if the undrawn letter of credit is in excess of the amount required to be on deposit with the lender if borrower had delivered cash to the lender, the lender is required to reasonably cooperate with the borrower to amend the letter of credit such that it is not in excess of such amount.

Alvarez & Marsal Reserves – The 488 Madison Whole Loan documents require the borrower to deposit $585,399 into an upfront reserve, representing (i) $319,320 for tenant improvement costs and allowances and (ii) $266,079 representing free and gap rent, in each case for the Alvarez & Marsal lease.

Condominium Reserve – The 488 Madison Whole Loan documents require that during any period that the condominium board for the 488 Madison Property is authorized to, and does, collect condominium assessments, the borrower is required to deposit an amount such that the lender is always holding an amount equal to 1/12 of the annual condominium charges (the “Condominium Reserve Monthly Deposit”); provided, that if a Cash Sweep Event Period (as defined below) is continuing, at the lender’s option the borrower is required to deposit the Condominium Reserve Monthly Deposit each month.

Lockbox and Cash Management. The 488 Madison Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the 488 Madison Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business day of receipt. On each business day, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the 488 Madison Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the 488 Madison Whole Loan, (iii) to make the monthly deposits into the replacement reserve, TI/LC reserve and condominium reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period)and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the 488 Madison Whole Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 488 Madison Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the 488 Madison Whole Loan being less than 1.50x at the end of any calendar quarter and ending upon the earliest of (1) the date such debt service coverage ratio is equal to or greater than 1.50x for two consecutive calendar quarters, (2) the date the borrower deposits into an account with the lender an amount of cash which, if applied to prepay the 488 Madison Whole Loan, would result in the debt service coverage ratio being at least 1.50x (the “DSCR Cure Amount”) or (3) the date when the amount of Excess Cash Flow is at least equal to the DSCR Cure Amount; or
(iii)	commencing upon a Material Tenant Cash Sweep Event Period (as defined below) and ending upon either (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower has re-let the entire Material Tenant Space (as defined below) (or applicable portion thereof) on terms and conditions acceptable to the lender and in accordance with the terms and conditions of the 488 Madison Whole Loan documents, and the tenant(s) under the replacement lease(s) are in occupancy of their leased space, open for business and paying full contractual rent.

“Material Tenant” means (i) Archdiocese of New York and (ii) any other lessee of the Material Tenant Space.

“Material Tenant Space” means that portion of the 488 Madison Property leased as of the origination date to the initial Material Tenant. References to “applicable portions” of the Material Tenant Space refer to the portion of the Material Tenant Space demised pursuant to the applicable Material Tenant lease(s) entered into after the origination date in accordance with the applicable terms and conditions of the 488 Madison Whole Loan documents.

“Material Tenant Cash Sweep Event Period” means a period commencing upon the first to occur of (i) Material Tenant failing to be in actual, physical possession of the Material Tenant Space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Material Tenant Space (or applicable portion thereof), in each case with respect to greater than 50% of the net leasable area of the Material Tenant Space, (ii) Material Tenant giving notice, or publicly announcing, that it is terminating its lease for all or any portion of the Material Tenant Space (or applicable portion thereof), (iii) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Material Tenant.

“Material Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Material Tenant is in actual, physical possession of the Material Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Material Tenant Space (or applicable portion thereof), in each case with respect to at least 50% of the net leasable area of the Material Tenant Space, (ii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Material Tenant and/or the applicable Material Tenant lease, the applicable Material Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction.

Letter of Credit. The borrower provided a letter of credit for the Archdiocese of New York gap and free rent reserves as described above under “—Escrows and Reserves.” In addition, the borrower may deliver a letter of credit to cure a Cash Sweep Event Period caused by a decline in debt service coverage ratio, as set forth above under “—Lockbox and Cash Management.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Office – CBD	Loan #7	Cut-off Date Balance:	$60,000,000
488 Madison Avenue	488 Madison	Cut-off Date LTV:	45.5%
New York, NY 10022		UW NCF DSCR:	1.94x
		UW NOI Debt Yield:	15.6%

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 488 Madison Property together with 18 months of business income insurance with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) remains in effect and (ii) continues to cover both foreign and domestic acts of terror, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Jordan Creek Town Center
101 Jordan Creek Parkway
West Des Moines, IA 50266
Grimes
Johnston
Urbandale
Clive
Waukee
DES MOINES
West Des Moines
Cumming
Norwalk
DALLAS COUNTY
POLK COUNTY
WARREN COUNTY
MADISON CO.
Meredith Dr.
Aurora Ave.
Douglas Pkwy.
Hickman Rd.
University Ave.
Ashworth Rd.
EP True Pkwy.
Mills Civic Pkwy.
Fuller Rd.
Grand Ave.
Raccoon River Dr.
SW Army Post Rd.
Maffitt Lake Rd.
Cumming Ave.
S. James St.
NE Alice's Rd.
Grand Prairie Pkwy.
Jordan Creek Pkwy.
60th St.
S. 50th St.
100th St.
86th St.
SW 52nd Ave.
Aurora Business Park
Living History Farms
Merle Hay Mall
Cedar Ridge Shopping Center
Greenbelt Park
MercyOne West Des Moines Medical Center
UnityPoint Health Methodist West Hospital
Westridge Shopping Center
Valley West Mall
ClockTower Square
Westowne Center
Water Tower Place Shopping Center
Hawthorne Center
Des Moines Golf & Country Club
Woodland Office Park
Normandy Plaza
Bridgewood Plaza
Galleria North Power Center
Wells Fargo West Des Moines Campus
Galleria Pointe South
Glen Oaks CC
Des Moines Area Comm. College West Campus
Blue Heron Lake
Raccoon River
Walnut Woods State Park
Brown's Wood Forest Preserve
Water Works Park
Willow Creek GC
Dale Maffit Reservoir
Lake Colchester
Downtown Des Moines 4 miles
Des Moines Intl. Airport 5 miles
35
80
235
6
28
5
MINNEAPOLIS
MINNESOTA
Eau Claire
Marshfield
Rochester
La Crosse
WISC.
Sioux Falls
Sioux City
Spencer
Algona
Mason City
Fort Dodge
Waterloo
Dubuque
IOWA
Ames
Marshalltown
Cedar Rapids
Clinton
West Des Moines
Ankeny
Newton
Davenport
DES MOINES
Iowa City
OMAHA
Council Bluffs
Lincoln
NEBR.
Ottumwa
Burlington
Keokuk
ILLINOIS
MISSOURI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Mortgage Loan No. 8 – Jordan Creek Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	West Des Moines, IA 50266
Original Balance(1):	$58,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$58,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2004/NAP
Borrower Sponsor(2):	Brookfield Properties Retail Holding LLC			Size(5):	940,038 SF
Guarantor:	BPR Nimbus LLC			Cut-off Date Balance Per SF(1):	$181
Mortgage Rate:	7.0200%			Maturity Date Balance Per SF(1):	$181
Note Date:	2/1/2024			Property Manager:	Brookfield Properties Retail Inc.
Maturity Date:	2/1/2029				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$24,522,606
Seasoning:	4 months			UW NCF:	$23,319,357
Prepayment Provisions:	L(28),D(28),O(4)			UW NOI Debt Yield(1):	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	13.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1):	$112,000,000			UW NCF DSCR(1):	1.93x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$24,047,225 (12/31/2023)
Reserves(3)				2nd Most Recent NOI:	$21,849,444 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$18,578,424 (12/31/2021)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	97.1% (12/31/2023)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.5% (12/31/2022)
Replacement Reserve:	$0	Springing	$470,019	3rd Most Recent Occupancy:	95.6% (12/31/2021)
TI/LC Reserve:	(4)	Springing	$1,880,076	Appraised Value (as of):	$321,000,000 (12/1/2023)
General Reserve:	$5,000,000	$0	NAP	Appraised Value Per SF:	$341
Gap Rent Reserve:	(4)	$0	NAP	Cut-off Date LTV Ratio(1):	53.0%
Anchor Tenant Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$170,000,000	95.2%	Loan Payoff:	$173,058,858	96.9%
Borrower Equity:	$8,657,092	4.8%	Upfront Reserves:	$5,000,000	2.8%
			Closing Costs:	$598,234	0.3%
Total Sources:	$178,657,092	100.0%	Total Uses:	$178,657,092	100.0%

(1)	The Jordan Creek Town Center Mortgage Loan (as defined below) is part of the Jordan Creek Town Center Whole Loan (as defined below), with an aggregate original principal amount of $170,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Jordan Creek Town Center Whole Loan.
(2)	The borrower sponsor is related to one of the borrower sponsors for the Kenwood Towne Centre Whole Loan.
(3)	See “Escrows and Reserves” below.
(4)	On the origination date, the borrowers provided a Guaranty of Limited Payment (as defined below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a TI/LC reserve and $260,628 into a gap rent reserve. See “Escrows and Reserves” below for further discussion of the Guaranty of Limited Payment.
(5)	Size does not include 197,760 SF of space associated with Dillard’s, a non-collateral anchor tenant.

The Mortgage Loan. The eighth largest mortgage loan (the “Jordan Creek Town Center Mortgage Loan”) is part of a whole loan (the “Jordan Creek Town Center Whole Loan”) evidenced by 12 pari passu promissory notes with an aggregate original principal amount of $170,000,000. The Jordan Creek Town Center Whole loan is secured by a first priority fee mortgage encumbering a 940,038 SF retail property located in West Des Moines, Iowa (the “Jordan Creek Town Center Property”). The Jordan Creek Town Center Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays Capital Real Estate Inc. (“Barclays”) on February 1, 2024. The Jordan Creek Town Center Mortgage Loan is evidenced by non-controlling Notes A-1-2, A-2, A-3 and A-4, with an aggregate original principal amount of $58,000,000. The Jordan Creek Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 Trust 2024-5YR6 securitization trust. See “Description of the Mortgage Pool-The Whole Loans-The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

The table below summarizes the promissory notes that comprise the Jordan Creek Town Center Whole Loan.

Jordan Creek Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$10,000,000	$10,000,000	BANK5 Trust 2024-5YR6	Yes
A-1-2	$28,000,000	$28,000,000	BANK5 2024-5YR7	No
A-2	$16,000,000	$16,000,000	BANK5 2024-5YR7	No
A-3	$10,000,000	$10,000,000	BANK5 2024-5YR7	No
A-4	$4,000,000	$4,000,000	BANK5 2024-5YR7	No
A-5	$28,500,000	$28,500,000	BANK5 Trust 2024-5YR6	No
A-6	$12,000,000	$12,000,000	BANK5 Trust 2024-5YR6	No
A-7	$7,500,000	$7,500,000	BANK5 Trust 2024-5YR6	No
A-8	$3,000,000	$3,000,000	BANK5 Trust 2024-5YR6	No
A-9	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-10	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
A-11	$17,000,000	$17,000,000	BBCMS 2024-5C25	No
Whole Loan	$170,000,000	$170,000,000

The Borrowers and the Borrower Sponsor. The borrowers are Jordan Creek Town Center, LLC and Jordan Creek Anchor Acquisition, LLC, each a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsor is Brookfield Properties Retail Holding LLC. Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 800 managed properties and 350 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities.

The Property. The Jordan Creek Town Center Property is a 940,038 SF super regional shopping center, which is part of a larger 1,137,798 SF super regional shopping center (the “Jordan Creek Town Center Regional Shopping Center”) located in West Des Moines, Iowa. The Jordan Creek Town Center Property was built in 2004 on a 140-acre site. The Jordan Creek Town Center Regional Shopping Center offers 5,950 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 SF of net rentable area. The Jordan Creek Town Center Property is comprised of three primary elements: an enclosed regional mall, a lifestyle center, and the “Lake District”, highlighting a three-acre lake surrounded by bike trails, waterfront dining, a hotel and an amphitheater. The Jordan Creek Town Center Property is 97.1% leased to over 120 tenants as of December 31, 2023. The Jordan Creek Town Center Property features a diverse mix of retail, dining, and entertainment tenants and is anchored by national retailers including Von Maur and Scheels. The Jordan Creek Town Center Regional Shopping Center is also anchored by Dillard’s, which is not part of the collateral. The Jordan Creek Town Center Property features a variety of upscale retailers including Anthropologie, Apple, Kendra Scott, Lululemon Athletica, Lush Fresh Handmade Cosmetics, Pottery Barn and Sephora, as well as a variety of outparcel tenants including P.F. Chang’s Asian Bistro, Bravo! Italian Kitchen, On the Border Mexican Grill, Fleming’s Prime Steakhouse, and Dave & Busters. Waterfront dining is available at Fleming’s Prime Steakhouse and P.F. Chang’s Asian Bistro.

The Jordan Creek Town Center Property also includes a 2.66 acre outparcel that is ground leased to a Residence Inn by Marriott (“Residence Inn”), a 122-key hotel. The Residence Inn has been ground leased and open for business at the Jordan Creek Town Center Property since 2004, has a lease expiration date of November 30, 2029, and has five, five-year renewal options remaining, and currently pays $147,018 in ground rent annually. The Jordan Creek Town Center Property also features a 20-screen Century Theatres movie theater.

The following table presents sales history at the Jordan Creek Town Center Property:

Tenant Sales PSF(1)(2)
Tenant Type	2019 Sales	2019 Sales PSF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 11/30/2023 Sales(4)	TTM 11/30/2023 Sales PSF(4)
Inline (<10,000 SF)	$182,742,493	$720	$189,676,067	$691	$208,246,943	$735	$219,165,644	$759
Occupancy Cost(3)	12.5%		12.7%		11.9%		11.5%
Inline (<10,000 SF Excluding Apple)	$134,688,897	$550	$150,631,535	$568	$164,696,047	$600	$172,022,780	$615
Occupancy Cost(3)	16.5%		15.5%		14.7%		14.2%

(1)	Information is based on the underwritten rent roll as of December 31, 2023.
(2)	2020 Sales History was not included due to incomplete sales reporting by tenants during the COVID-19 pandemic.
(3)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(4)	Excludes tenants that have not reported complete TTM sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Major Tenants.

Von Maur (152,000 SF, 16.2% of NRA, 0.0% of underwritten base rent) Von Maur is an American chain of department stores founded in 1872 and headquartered in Davenport, Iowa. Von Maur operates 33 stores across 15 states, primarily throughout the Midwest and the South. Von Maur is a privately owned company, still operated today by the founding family. Von Maur has anchored the Jordan Creek Town Center Property since 2022, has a lease expiration date of January 31, 2043, and has six, five-year extension options remaining. Such extension options are automatic unless Von Maur provides notice of non-renewal to borrower between 90 and 180 days prior to the beginning of the renewal term. Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.

Scheels (122,025 SF, 13.0% of NRA, 2.6% of underwritten base rent) Scheels is an American privately held, employee-owned and operated sporting goods and entertainment chain store, founded in 1902 and headquartered in Fargo, North Dakota. Scheels operates 32 stores across 16 states, primarily throughout the Midwest and the South. Scheels is a tenant at the Jordan Creek Town Center Property under a ground lease. Scheels has anchored the Jordan Creek Town Center Property since 2004, has a lease expiration date of July 31, 2029, and has six, five-year extension options remaining. Scheels currently pays an annual base rent of $551,553 ($4.52 PSF) through July 31, 2024. From August 1, 2024 through July 31, 2029, annual base rent increases to $579,619 ($4.75 PSF). $579,619 of rent was underwritten for Scheels.

Century Theatres (69,914 SF, 7.4% of NRA, 8.8% of underwritten base rent) Century Theatres is a movie theater chain that operates multiplexes in the western United States, primarily in California, Colorado, Nevada, Utah, New Mexico, and Arizona. Founded in 1941, Century Theatres was headquartered in San Rafael, California until 2006, when it was purchased by Cinemark Holdings, Inc. (“Cinemark”). The acquisition of Century Theatres added over 80 theatres to Cinemark. Cinemark retains the Century Theatres banner and continues to open and operate under this name. Cinemark is headquartered in Plano, Texas, and operates 309 theatres and 4,324 screens across 42 states, along with 192 theatres and 1,395 screens in 13 countries across Latin America. Century Theatres has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of August 31, 2029, and has two, five-year extension options remaining. Century Theatres currently pays $1,945,007 ($97,250 per screen) in annual base rent.

Barnes & Noble Bookseller (29,969 SF, 3.2% of NRA, 1.9% of underwritten base rent) Barnes & Noble Bookseller is a large retail bookseller and retailer of content, digital media, and educational products. Founded in 1971, and headquartered in New York, New York, Barnes & Noble Bookseller operates approximately 600 bookstores across the United States, as well as an e-commerce site. Barnes & Noble Bookseller also operates through its Nook Digital business, which offers an expansive collection of digital reading content and an audiobook subscription service to complement its product, the Nook tablet. Barnes & Noble Bookseller has been a tenant at the Jordan Creek Town Center Property since 2004, has a lease expiration date of January 31, 2025, and has one, five-year extension option remaining. Barnes & Noble Bookseller currently pays $425,000 ($14.18 PSF) in annual base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

The following table presents a summary regarding the major stores at the Jordan Creek Town Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
Dillard’s (non-collateral)(3)	Baa3/BBB-/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Von Maur	NR/NR/NR	152,000	16.2%	$0(4)	0.0%	$0.00	1/31/2043	6 x 5 year(5)	N
Scheels	NR/NR/NR	122,025	13.0%	$579,619	2.6%	$4.75	7/31/2029	6 x 5 year	N
Subtotal/Wtd. Avg.		274,025	29.2%	$579,619	2.6%	$4.75(6)

Major Tenants
Century Theatres	NR/B+/BB-	69,914	7.4%	$1,945,007	8.8%	$27.82	8/31/2029	2 x 5 year	N
Barnes & Noble Bookseller	NR/NR/NR	29,969	3.2%	$425,000	1.9%	$14.18	1/31/2025	1 x 5 year	N
H&M	NR/NR/BBB	22,608	2.4%	$541,009	2.4%	$23.93	1/31/2032	(7)	Y(8)
Dave & Busters	NR/NR/NR	21,947	2.3%	$548,675	2.5%	$25.00	6/30/2038	2 x 5 year	N
Pottery Barn	NR/NR/NR	11,677	1.2%	$466,029	2.1%	$39.91	1/31/2027	None	N
Victoria’s Secret	Ba3/NR/BB-	11,476	1.2%	$642,656	2.9%	$56.00	1/31/2026	None	Y(9)
The Cheesecake Factory	NR/NR/NR	11,141	1.2%	$501,345	2.3%	$45.00	1/31/2025	1 x 5 year	N
Forever 21	NR/NR/NR	10,951	1.2%	$0(10)	0.0%	$0.00	1/31/2027	(11)	(11)
Gap/GapKids/BabyGap	Ba3/NR/BB	10,402	1.1%	$343,266	1.5%	$33.00	1/31/2025	None	N
Tavern Grill	NR/NR/NR	10,186	1.1%	$285,004	1.3%	$27.98	3/31/2033	2 x 5 year	N
Subtotal/Wtd. Avg.		210,271	22.4%	$5,697,992	25.7%	$28.59(6)

In-line Tenants <10,000 SF(12)		334,030	35.5%	$15,771,450	71.1%	$47.22
Hotel Ground Lease(13)		94,037	10.0%	$147,018	0.7%	$1.56
Occupied Subtotal/Wtd. Avg.		912,363	97.1%	$22,196,080	100.0%	$24.33

Vacant Space		27,675	2.9%
Total/Wtd. Avg.		940,038	100.0%

(1)	Information is based on the underwritten rent roll as of December 31, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Dillard’s occupies 197,760 SF and anchors the Jordan Creek Town Center Regional Shopping Center. Dillard’s is not part of the Jordan Creek Town Center Property collateral. Dillard’s’ operating covenants have expired.
(4)	Von Maur pays percentage rent equal to 2.5% of net sales in excess of $40,000,000. No rent was underwritten for Von Maur.
(5)	Von Maur’s six, 5-year renewal options are automatic, unless Von Maur provides notice of non-renewal to borrower between 90 and 180 days prior to the beginning of the renewal term.
(6)	Excludes Von Maur and Forever 21, as applicable, since such tenants pay percentage rent instead of base rent.
(7)	H&M has two, 3-year renewal options followed by one, 4-year renewal option remaining.
(8)	H&M has the right to terminate its lease upon 365 days‘ notice if the tenant’s net sales fail to exceed $3,850,000 between January 1, 2025 through December 31, 2025, or $4,005,540 between January 1, 2027 through December 31, 2027. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM November 2023 period were $3,457,085.
(9)	Victoria’s Secret has the right to terminate its lease with 90 days’ notice if the Jordan Creek Town Center Regional Shopping Center is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof and Victoria’s Secret’s change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in Victoria’s Secret’s comparable sales for all other stores in Victoria’s Secret’s retail chain operating under the same name for the same 12-month period.
(10)	Forever 21 pays percentage rent instead of base rent. Based on the November 2023 TTM period, Forever 21 percentage in lieu rent was $376,679. $376,679 of percentage rent was underwritten for Forever 21.
(11)	Forever 21’s original lease expired in January, 2024. The tenant is currently in the process of negotiating a lease extension until January 31, 2027. There can be no assurance that a lease extension will be entered into.
(12)	Includes 3,885 SF of storage space with no underwritten base rent; 15,596 SF of inline tenants that pay a total of $292,547 in percentage rent and $0 in base rent; 5,995 SF of specialty leasing space with no underwritten base rent; and 250 SF of other tenants with no underwritten base rent. Additionally, this includes 9,074 SF of signed not occupied tenants. Of the signed not occupied space, 8,227 SF of space does not have any underwritten base rent attributed to it. In total, there is $46,111 of underwritten base rent attributed to signed not occupied tenants.
(13)	Represents a ground leased 122-key Residence Inn, that has a lease expiration date of November 30, 2029, and has five, five-year renewal options remaining.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to stores with the highest overall sales in order of their November 30, 2023 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	TTM 11/30/2023 Sales(2)	TTM 11/30/2023 Sales PSF(2)	TTM 11/30/2023 Occupancy Cost(2)(3)
Scheels	122,025	$73,954,999	$606	$112,015,115	$918	$111,999,999	$918	0.7%
Apple	9,005	$39,044,532	$4,336	$43,550,896	$4,836	$47,142,864	$5,235	1.3%
Von Maur(4)	152,000	NAP	NAP	NAP	NAP	$40,000,000	$263	0.2%
Dillard’s(5)	197,760	$26,800,000	$136	$27,900,000	$141	$27,900,000	$141	0.4%
Lululemon Athletica	7,500	$9,234,045	$1,231	$12,840,419	$1,712	$14,403,921	$1,921	6.3%
The Cheesecake Factory	11,141	$9,315,233	$836	$10,086,821	$905	$10,705,999	$961	9.6%
Sephora	5,921	$5,478,932	$925	$6,991,067	$1,181	$9,855,213	$1,664	8.8%
Century Theatres	69,914	$1,985,999	$99,300(6)	$1,985,999	$99,300(6)	$8,347,068	$417,353(6)	32.3%
Bath & Body Works	5,500	$7,295,664	$1,326	$7,429,318	$1351	$7,263,120	$1,321	8.2%
Pottery Barn	11,677	$5,796,825	$496	$6,787,898	$581	$6,679,272	$572	10.6%

(1)	Information obtained from the borrower.
(2)	TTM Sales for Century Theatres are as of year-end 2023.
(3)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(4)	Von Maur’s lease began on November 1, 2022.
(5)	Dillard’s is not part of the Jordan Creek Town Center Property collateral.
(6)	Represents sales per screen. Century Theatres operates 20 screens at the Jordan Creek Town Center Property.

The following table presents certain information relating to the lease rollover at the Jordan Creek Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling(3)
MTM/2024	30	38,952	4.1%	4.1%	$1,386,450	6.2%	6.2%	$35.59
2025	31	133,015	14.1%	18.3%	$5,701,947	25.7%	31.9%	$42.87
2026	7	34,648	3.7%	22.0%	$1,494,713	6.7%	38.7%	$43.14
2027	13	58,071	6.2%	28.2%	$2,341,390	10.5%	49.2%	$40.32
2028	12	49,688	5.3%	33.4%	$2,885,497	13.0%	62.2%	$58.07
2029(4)	12	319,217	34.0%	67.4%	$4,189,854	18.9%	81.1%	$13.13
2030	3	4,065	0.4%	67.8%	$204,585	0.9%	82.0%	$50.33
2031	4	11,634	1.2%	69.1%	$351,905	1.6%	83.6%	$30.25
2032	14	53889	5.7%	74.8%	$2,402,299	10.8%	94.4%	$44.58
2033	4	14,626	1.6%	76.4%	$457,193	2.1%	96.5%	$31.26
2034	5	18261	1.9%	78.3%	$231,571	1.0%	97.5%	$12.68
2035 & Thereafter	4	176,297	18.8%	97.1%	$548,675	2.5%	100.0%	$3.11
Vacant	0	27,675	2.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	139	940,038	100.0%		$22,196,080	100.0%		$24.33

(1)	Information is based on the underwritten rent roll as of December 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following SF as to which no base rent was underwritten: 152,000 SF occupied by Von Maur, as to which only percentage rent is due, 10,951 SF occupied by Forever 21, as to which only percentage rent is due, 15,596 SF of inline tenant space as to which only percentage rent is due, 8,227 SF of signed not occupied tenant space, 5,995 SF of specialty leasing space, 3,885 SF of storage space and 250 SF of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Base Rent PSF Rolling excluding these tenants is $31.02.
(4)	The Jordan Creek Town Center Whole Loan matures on February 1, 2029.
(5)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Jordan Creek Town Center Property is located in West Des Moines, Iowa, approximately 8.5 miles west of the central business district of Des Moines and approximately 7.0 miles northwest of the Des Moines International Airport. The Jordan Creek Town Center Property is bounded by the Jordan Creek Parkway, the area’s primary commercial roadway, and Mills Civic Parkway. Interstate 35 is approximately 1.5 miles southeast of the Jordan Creek Town Center Property and is accessible via Mills Civic Parkway. Interstate 80 is accessible approximately 1.3 miles north of the Jordan Creek Town Center Property via the Jordan Creek Parkway. The Jordan Creek Town Center Property is located in the Western Suburbs retail submarket within the Des Moines retail market. Local industry drivers that support the trade area include insurance, financial services, healthcare, agriculture innovation, technology, data centers, advanced manufacturing, and logistics. The Jordan Creek Town Center Property is located across the street from the Wells Fargo Home Mortgage campus, which employs approximately 13,000 employees. Des Moines is considered one of the top cities in the United States for

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

the insurance business, and serves as the headquarters for Principal Financial Group, Inc. Some of the larger employers in the area include Wells Fargo & Co., Hy-Vee, Inc., Principal Financial Group, MercyOne, UnityPoint Health Partners, Amazon, John Deere Companies, and Nationwide.

According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Western Suburbs retail submarket was approximately 3.7% with average asking rents of $18.36 PSF and inventory of approximately 20.3 million SF. According to the appraisal, as of the third quarter of 2023, the vacancy rate in the Des Moines retail market was approximately 3.5%, with average asking rents of $17.69 PSF and inventory of approximately 44.4 million SF. According to the appraisal, the 2022 population within a 10-, 20- and 30- mile radius of the Jordan Creek Town Center Property was 330,148, 631,873 and 700,018, respectively. The 2022 average household income within the same 10-, 20- and 30- mile radius was $103,954, $97,536 and $96,792, respectively.

The appraisal identified three shopping centers in the Jordan Creek Town Center Property’s primary competitive set, and one shopping center in the Jordan Creek Town Center Property’s secondary competitive set, as outlined below:

Competitive Set Summary
Name	Jordan Creek Town Center (subject)	Valley West Mall	Merle Hay Mall	Outlets of Des Moines	Village at Jordan Creek(1)
Address	101 Jordan Creek Parkway	1551 Valley West Drive	3800 Merle Hay Road	801 Bass Pro Drive NW	6805 Mills Civic Parkway
City, State	West Des Moines, IA	West Des Moines, IA	Des Moines, IA	Altoona, IA	West Des Moines, IA
Rentable Area (SF)	1,137,798(2)(3)	1,005,054	1,149,779	479,217	420,752
Year Built/ Renovated	2004 / NAP	1975 / 2009	1959 / 2005	2017 / NAP	2004 / NAP
Anchor Tenants	Dillard’s(3) Von Maur Scheels Century Theatres	JCPenney Vacant (Former Von Maur) Vacant (Former Younkers)	Kohl’s, Target, Ross Dress, Kids Empire, Dink’s Pickleball, Flix Brewhouse, White Rabbit VR & Gameday Arcade	Bass Pro (Adjacent Anchor), Under Armour, F21, Polo Ralph Lauren, Nike, Old Navy, Loft, Lee Wrangler, J. Crew	Costco, Nike, Aveda Institute, Blue Zoo Aquarium, DSW, Best Buy, Petco, Old Navy, Bob’s, Kid’s Empire
Sales PSF	$812	$422	$289	NAV	NAV
Occupancy	97.1%(2)	51%	80%	85%	97%
Distance to Subject	NAP	3.5 miles	6.8 miles	16.2 miles	0.1 miles

Source: Appraisal.

(1)	Village at Jordan Creek is in the Jordan Creek Town Center Property’s secondary competitive set.
(2)	Information is based on the underwritten rent roll dated December 31, 2023.
(3)	The Jordan Creek Town Center Property is comprised of 940,038 SF. Dillard’s (197,760 SF) anchors the Jordan Creek Town Center Regional Shopping Center, but is not part of the Jordan Creek Town Center Property collateral.

The following table presents information relating to the appraisal’s market rent conclusion for the Jordan Creek Town Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
<1,200 SF	$155.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
1,200-2,500 SF	$66.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
2,501-5,000 SF	$48.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
5,001-10,000 SF	$44.00	2.5%/year	7	Net	$70.00 / $0.00	6.0% / 3.0%
10,000+ SF	$43.00	10.0% Midterm	10	Gross	$70.00 / $0.00	$4.00 / $2.00
Food Court	$140.00	2.0%/year	10	Net	$10.00 / $0.00	6.0% / 3.0%
Outparcel Restaurant	$25.00	2.0%/year	10	Net	$40.00 / $0.00	6.0% / 3.0%
Outparcel Big Box	$25.00	10.0% Midterm	10	Net	$30.00 / $0.00	$4.00 / $2.00
Theater	$20.00	10.0% Midterm	10	Gross	$20.00 / $0.00	$4.00 / $2.00
Anchor	$12.00	10.0% Midterm	10	Gross	$10.00 / $0.00	$4.00 / $2.00

Appraisal. The appraisal concluded to an “As-is” value for the Jordan Creek Town Center Property of $321,000,000 as of December 1, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated December 1, 2023, there was no evidence of any recognized environmental conditions at the Jordan Creek Town Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Jordan Creek Town Center Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023		UW	UW PSF
Gross Potential Rent(1)	$20,777,942	$20,446,690	$20,084,124	$22,678,511	$24,885,319		$25,781,279	$27.43
Reimbursements	$12,379,775	$10,986,139	$10,247,015	$10,736,648	$12,183,741		$13,208,389	$14.05
Other Income	$1,752,809	$1,229,384	$1,438,599	$1,465,640	$1,430,400		$1,430,400	$1.52
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0		($801,616)	($0.85)
Effective Gross Income	$34,910,525	$32,662,213	$31,769,738	$34,880,800	$38,499,461		$39,618,452	$42.15

Real Estate Taxes	$5,847,387	$5,702,710	$6,059,425	$5,954,876	$7,137,003		$7,629,083	$8.12
Insurance	$145,200	$167,086	$199,608	$203,684	$256,225		$290,651	$0.31
Other Operating Expenses	$7,404,716	$7,327,559	$6,932,280	$6,872,796	$7,059,008		$7,176,112	$7.63
Total Operating Expenses	$13,397,302	$13,197,355	$13,191,313	$13,031,356	$14,452,236		$15,095,846	$16.06

Net Operating Income	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225		$24,522,606	$26.09
Replacement Reserves	$0	$0	$0	$0	$0		$263,211	$0.28
TI/LC	$0	$0	$0	$0	$0		$940,038	$1.00
Net Cash Flow	$21,513,223	$19,464,858	$18,578,424	$21,849,444	$24,047,225		$23,319,357	$24.81

Occupancy (%)	96.5%	93.1%	95.6%	95.5%	97.1%	(2)	98.0%
NOI DSCR(3)	1.78x	1.61x	1.54x	1.81x	1.99x		2.03x
NCF DSCR(3)	1.78x	1.61x	1.54x	1.81x	1.99x		1.93x
NOI Debt Yield(3)	12.7%	11.4%	10.9%	12.9%	14.1%		14.4%
NCF Debt Yield(3)	12.7%	11.4%	10.9%	12.9%	14.1%		13.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of December 31, 2023 and includes (i) rent increases totaling $320,346 through December 31, 2024, (ii) signed not occupied rent totaling $607,572 (iii) percentage rent totaling $962,833, (iv) overage rent totaling $924,854, (v) specialty leasing rent totaling $548,866 and (vi) kiosk revenue totaling $541,074.
(2)	2023 Occupancy (%) is based on the underwritten rent roll dated December 31, 2023.
(3)	The debt service coverage ratios and debt yields are based on the Jordan Creek Town Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Management Period (as defined below) and/or from and after the date on which the borrowers first request a disbursement from the General Reserve (a “General Reserve Disbursement Date”), the borrowers are required to deposit monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months into a real estate tax reserve.

Insurance Reserve – During the continuance of a Cash Management Period, and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit monthly into an insurance reserve 1/12th of the annual estimated insurance payments on a monthly basis, unless the Jordan Creek Town Center Property is insured under a blanket policy meeting the requirements of the related loan agreement (in which case no insurance escrows will be required).

Replacement Reserve – During the continuance of a Cash Management Period and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit monthly into a replacement reserve an amount equal to 1/12th of $0.25 per owned leasable square foot at the Jordan Creek Town Center Property (initially $19,584) (the “Replacement Reserve Monthly Deposit”) for repairs and replacements required to be made to the Jordan Creek Town Center Property during the calendar year. The borrowers’ obligation to make deposits into the replacement reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the Replacement Reserve Monthly Deposit (which amount will initially be $470,019).

TI/LC Reserve – On the origination date, the borrowers provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing $7,584,188 into a reserve for existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions. During the continuance of a Cash Management Period and/or from and after a General Reserve Disbursement Date, the borrowers are required to deposit into a TI/LC reserve an amount equal to 1/12 of $1.00 per owned leasable square foot at the Jordan Creek Town Center Property (initially $78,337) (the “TI/LC Reserve Monthly Deposit”) for New Leases Rollover Expenditures (as defined below). The borrowers’ obligation to make deposits into the TI/LC reserve will be suspended during any period in which the amounts in such reserve equal or exceed an amount equal to the product of (x) 24 and (y) the TI/LC Reserve Monthly Deposit (which amount will initially be $1,880,076). Amounts in the TI/LC reserve that are funded by the TI/LC Reserve Monthly Deposit are required to be released to the borrowers if the applicable Cash Management Period has terminated (and the General Reserve Disbursement Date has not occurred).

General Reserve – At origination the borrowers were required to deposit $5,000,000 into a general reserve to be used for replacements and repairs to the Jordan Creek Town Center Property and for tenant improvements, landlord work, tenant improvement allowances, leasing commission obligations, reasonable legal fees and related tenant capital costs incurred following the origination date (“New Leases Rollover Expenditures”).

Gap Rent Reserve – On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in lieu of depositing $260,628 into a gap rent reserve for outstanding free and gap rent and rent abatements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

Guaranty of Limited Payment – On the origination date, the borrowers provided a Guaranty of Limited Payment from the non-recourse carveout guarantor in the aggregate amount of the required upfront deposits into the TI/LC reserve and gap rent reserve. The amounts guaranteed by the Guaranty of Limited Payment (x) with respect to the upfront TI/LC reserve deposit, are required to be reduced on a dollar-for-dollar basis by the aggregate amount of equity capital actually expended by the borrowers on the existing tenant improvements, landlord work, tenant improvement allowances and leasing commissions as of the origination date, and (y) with respect to the upfront gap rent reserve, are required to be reduced on a monthly basis by an amount equal to the monthly amount of rent that would have been received by borrowers if rent was paid by the applicable tenant.

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger (as defined below), the borrowers are required to deposit an amount equal to all excess cash flow (as described below under “Lockbox and Cash Management”) for tenant improvements and leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the Jordan Creek Town Center Property. The borrowers’ obligation to make deposits into the anchor tenant reserve with respect to any individual Anchor Tenant Trigger will terminate once the aggregate amount deposited into the anchor tenant reserve with respect to such individual Anchor Tenant Trigger equals or exceeds the Individual Anchor Threshold Amount (as defined below).

An “Anchor Tenant Trigger” means that any of Dillard’s, Scheels or Von Maur (together with any replacement tenants of the foregoing, each an “Anchor”) (A) has “gone dark” (i.e., ceased to utilize its space for business purposes), other than a temporary closure that is less than 60 days or is in connection with (x) a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) civil unrest, (B) is the subject of a bankruptcy proceeding, (C) has vacated its premises, (D) has terminated, cancelled or surrendered its lease, or (E) has failed to renew and/or extend its lease within the applicable renewal period.

An Anchor Tenant Trigger will end if (i) for any Anchor Tenant Trigger described in clause (A) of the definition of Anchor Tenant Trigger, the Anchor has operated its business for no less than 30 consecutive days during normal business hours, (ii) for any Anchor Tenant Trigger described in clause (B) of the definition of Anchor Tenant Trigger, the bankruptcy is dismissed or the Anchor has emerged from such bankruptcy, and if the Anchor premises are leased by the borrowers to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or assumed by a replacement Anchor; (iii) for any Anchor Tenant Trigger described in clause (C) of the definition of Anchor Tenant Trigger, the Anchor has reoccupied its premises, (iv) for any Anchor Tenant Trigger described in clause (D) of the definition of Anchor Tenant Trigger, the Anchor has rescinded any notice to terminate, cancel or surrender its lease, (v) for any Anchor Tenant Trigger described in clause (E) of the definition of Anchor Tenant Trigger, the Anchor has renewed its lease pursuant to the terms thereof, or (vi) for all Anchor Tenant Triggers, the Anchor space or a substantial portion thereof becomes owned or leased by one or more replacement occupants pursuant to the terms of the loan documents.

An “Individual Anchor Threshold Amount” means, with respect to any Anchor, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor space as of the origination date.

Lockbox and Cash Management. The Jordan Creek Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all tenants at the Jordan Creek Town Center Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below)) directly into a lockbox account controlled by the lender, and to deposit any rents otherwise received by the borrowers (other than Non-Core Income) into the lockbox account within two business days after receipt. Prior to a Cash Management Period, all funds in the lockbox account will be disbursed to the borrowers’ operating account. During the continuance of a Cash Management Period or an Anchor Tenant Trigger, all funds deposited into the lockbox account are required to be swept each business day into a cash management account controlled by the lender, to be applied and disbursed to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) debt service under the Jordan Creek Town Center Whole Loan, (iii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), and budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), and lender-approved extraordinary expenses, (iv) subject to clause (v) below, the replacement and rollover reserve deposits, if any, described above, (v) (x) if both an Anchor Tenant Trigger Event and a Cash Management Period are continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iv) above, or (y) if only an Anchor Tenant Trigger Event is continuing, to deposit all excess cash flow after the disbursements under clauses (i) through (iii) above, in each case, up to the Individual Anchor Threshold Amount, into the anchor tenant reserve, and (vi) (x) if no Cash Sweep Period (as defined below) is continuing, to the borrowers’ operating account, and (y) if a Cash Sweep Period is continuing, to an excess cash flow reserve to be held as additional collateral during the continuance of such Cash Sweep Period; provided that funds on deposit in such account will be made available to the borrowers for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Jordan Creek Town Center Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 12% (the “CM Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A “Cash Sweep Period” means a period commencing upon (i) an event of default under the Jordan Creek Town Center Whole Loan or (ii) the debt yield is less than 11% (the “CS Target Debt Yield,” and, together with the CM Target Debt Yield, each a “Target Debt Yield”) as of the end of any two consecutive calendar quarters.

A Cash Management Period or Cash Sweep Period resulting from an event of default will end if the lender has waived or the borrowers have cured such event of default.

A Cash Management Period or Cash Sweep Period resulting from a decline below the applicable Target Debt Yield will end if the borrowers have maintained a debt yield equal to or in excess of the applicable Target Debt Yield for two consecutive calendar quarters or have either (i) prepaid the Jordan Creek Town Center Whole Loan, (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

subtracted from the outstanding principal balance of the Jordan Creek Town Center Whole Loan would cause the debt yield to equal or exceed the applicable Target Debt Yield.

For purposes of determining whether a Cash Sweep Period due to a decline in debt yield has been cured, the debt yield will be calculated net of funds in the excess cash flow reserve, provided that following any such calculation such funds may not be released unless a Cash Sweep Period no longer exists without giving credit to such amounts.

Upon the end of a Cash Sweep Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers.

Release of Property. The borrowers may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding certain anchor tenant premises identified in the Jordan Creek Town Center Whole Loan documents (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Jordan Creek Town Center Property or surface parking areas, (iii) the borrowers deliver evidence that the parcel subject to release is not necessary for the borrowers’ operation or use of the remaining Jordan Creek Town Center Property and may be readily separated from the Jordan Creek Town Center Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Jordan Creek Town Center Property and after giving effect to such transfer, the release parcel and the remaining Jordan Creek Town Center Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Jordan Creek Town Center Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

Substitution. The borrowers are also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrowers acquire a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Jordan Creek Town Center Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Jordan Creek Town Center Property (and the borrowers are able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Jordan Creek Town Center Property or an appraiser of comparable experience selected by the borrowers, (iv) with respect to the Acquired Parcel, the borrowers have delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrowers may prepay the Jordan Creek Town Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies.

Right of First Offer/Right of First Refusal. In the event Century Theatres exercises its right to propose a change in the primary use of its space to another use compatible with the other uses then existing at the related shopping center, the borrower has the right to terminate the related lease and recapture such space. However, in the event of a proposed lease or sale by the borrower (or an affiliate) of any premises within the Jordan Creek Town Center Property for the operation of a motion picture theater at any time within three years after the date of such termination, Century Theatres will have a right of first refusal to lease or purchase (as the case may be) such space.

Addition of Parcels. In addition the borrowers have the right, at their own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Jordan Creek Town Center Property is a part, including any anchor tenant premises, which land was not owned by the borrowers on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Jordan Creek Town Center Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrowers acquire a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrowers deliver, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,500,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Letter of Credit. None, provided that the borrower is permitted to deliver a letter of credit to cure a Cash Management Period or Cash Sweep Period caused by a decline in debt yield, as described above under “Lockbox and Cash Management.”

Terrorism Insurance. The Jordan Creek Town Center Whole Loan permits permit a terrorism insurance deductible of up to $1,000,000. In addition, the loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$58,000,000
101 Jordan Creek Parkway	Jordan Creek Town Center	Cut-off Date LTV:	53.0%
West Des Moines, IA 50266		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	14.4%

satisfaction of the conditions set forth in the loan documents, including that, subject to the deductible above, all risk terrorism coverage in an amount equal to 100% of full replacement cost, and business interruption insurance coverage for 24 months, is provided, and that, subject to the deductible above, covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Reauthorization Act of 2019 (“TRIPRA”) and paid to Liberty are reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement. In addition, if TRIPRA is no longer in effect, the borrower will not be required to pay an annual premium for terrorism coverage in excess of two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the loan documents (but without giving effect to the cost of the terrorism components of such insurance policies) obtained as of the date the applicable new terrorism insurance is being obtained. For so long as TRIPRA (A) remains in full force and effect and (B) continues to cover both foreign and domestic acts of terror, the lender must accept terrorism insurance for certified acts of terrorism as such terms are defined in TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

Richmond
175 miles
JEFFERSON NATIONAL FOREST
Carvin Cove Resevoir
ALLEGHENY MOUNTAINS
Laymantown
Hollins University
Williamson Rd
Cloverdale
BOTETOURT COUNTY
Hollins
Hollins Rd
Hanging Rock
Roanoke-Blacksburg Reg. Airport
ROANOKE COUNTY
Blue Ridge Blvd
Bonsack
Towne Square
Cove Rd
Williamson Rd
Valley View Mall
Valley View Crossing
Ole Monterey Golf Club
Blue Ridge Pkwy
Salem
Roanoke Country Club
Avendale
Blue Ridge Parkway
Lakeside Plaza
Carilion Clinic Field at Salem Mem. Ballpark
Lynchburg Tpke
Orange Ave NE
Orange Ave NE
AMTRAK
GE Drives and Controls
ROANOKE
Berglund Center
Washington Ave
Yokohama Tire Corporation
Salem VA Medical Center
O. Winston Link & Roanoke History Museum
Vinton
Valley Commons
Westland
DOWNTOWN ROANOKE
Lewis-Gale Medical Center
Carilion Roanoke Comm. Hospital
Roanoke Symphony Orchestra
Ridgewood Farms Shopping Center
Raleigh Court
Towers Shopping Center
2207 Colonial Avenue Southwest
Roanoke, VA 24015
Grandin Rd
Virginia Western Comm. College
Carilion Roanoke Mem. Hospital
Blue Ridge Parkway
Yellowstone
Electric Rd
Cave Spring Corners
Tanglewood
Cave Spring
Blue Ridge Parkway
Starkey
Blue Ridge Pkwy
BLUE RIDGE MOUNTAINS
PITTSBURGH
PENNSYLVANIA
OHIO
WEST VIRGINIA
BALTIMORE
WASHINGTON, DC
MARYLAND
APPALACHIAN MTS
VIRGINIA
Lynchburg
Richmond
Salem
Roanoke
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Mortgage Loan No. 9 – Towers Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Roanoke, VA 24015
Original Balance:	$35,000,000			General Property Type:	Retail
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1960/2010, 2014, 2018, 2019, 2023
Borrower Sponsor:	Gary D. Rappaport			Size:	291,244 SF
Guarantors:	Gary D. Rappaport and The Gary D.			Cut-off Date Balance Per SF:	$120
	Rappaport Revocable Trust			Maturity Date Balance Per SF:	$120
Mortgage Rate:	6.5700%			Property Manager:	Rappaport Management Company
Note Date:	5/6/2024				(borrower-related)
Maturity Date:	6/1/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,908,710
Seasoning:	0 months			UW NCF:	$3,588,238
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.3%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.54x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,551,343 (12/31/2023)
Reserves(1)				2nd Most Recent NOI:	$3,690,412 (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,614,363 (12/31/2021)
RE Taxes:	$103,392	$34,464	NAP	Most Recent Occupancy:	91.3% (2/29/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.5% (12/31/2022)
Deferred Maintenance:	$986,125	$0	NAP	3rd Most Recent Occupancy:	93.0% (12/31/2021)
Replacement Reserve:	$0	$3,639	$131,000	Appraised Value (as of):	$54,200,000 (3/22/2024)
TI/LC Reserve:	$0	$18,308	$659,076	Appraised Value Per SF:	$186
Gap Rent Reserves:	$55,025	$0	NAP	Cut-off Date LTV Ratio:	64.6%
Existing TI/LC Obligations Reserve:	$150,932	$0	NAP	Maturity Date LTV Ratio:	64.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,000,000	100.0%	Loan Payoff:	$23,840,763	68.1%
			Return of Equity:	$9,126,890	26.1%
			Upfront Reserves:	$1,295,474	3.7%
			Closing Costs:	$736,874	2.1%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Towers Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000 and secured by a first priority fee mortgage encumbering a 291,244 SF anchored retail property in Roanoke, Virginia (the “Towers Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Towers Shopping Center Mortgage Loan is Towers Retail LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor of the Towers Shopping Center Mortgage Loan is Gary D. Rappaport, who, along with The Gary D. Rappaport Revocable Trust is the non-recourse carveout guarantor. The borrower is owned by Towers Shopping Center Associates Limited Partnership, which is 45% owned by its general partner, The Gary D. Rappaport Revocable Trust, 50% owned by various Class A limited partners, and 5% owned by the Warren F. Siegel Revocable Trust.

Gary D. Rappaport is the founder and chief executive officer of Rappaport Companies, a commercial real estate management company, which manages and leases over 200 properties in Washington, D.C., Maryland and Virginia. Founded in 1984, Rappaport provides the Washington, D.C. area with professional real estate services exclusively in the retail sector. Rappaport owns and develops shopping centers and provides leasing, tenant representation, property management, marketing, development, construction management and consulting for retail space in shopping center and mixed-use properties throughout Washington D.C., Maryland, and Virginia. The Rappaport Companies currently manages and leases more than 200 high-quality retail spaces and shopping centers across the region. Rappaport’s portfolio includes more than 76 shopping centers and ground floor retail in some 115 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The Property. The Towers Shopping Center Property is comprised of a fee interest in eight single-story buildings encompassing a 291,244 SF anchored retail property on an approximately 22.2-acre site in Roanoke, Virginia that includes 1,050 surface parking spaces (3.6 spaces per 1,000 SF). The Towers Shopping Center Property was built in 1960, and has been owned and operated by the borrower sponsor for over 35 years. The borrower sponsor purchased the Towers Shopping Center Property in 1986, and has renovated it in 2010, 2014, 2018, 2019 and 2023. As of February 29, 2024, the Towers Shopping Center Property is 91.3% leased to 55 tenants. The Towers Shopping Center Property is anchored by Kroger and Fresh Market, Inc., with other major tenants including Jo-Ann Fabrics, Planet Fitness, Petco, Chipotle Mexican Grill, and Massage Envy Spa. Other than the anchor tenants Kroger and Fresh Market Inc., no other tenant occupies more than 7.8% of net rentable area, or comprises more than 6.5% of underwritten base rent (Fresh Market Inc. comprises 5.8% of underwritten base rent).

Major Tenants.

Kroger (48,714 SF, 16.7% of NRA, 9.8% of UW base rent) Kroger (NYSE: KR) is an American retail company that operates (either directly or through its subsidiaries) supermarkets and multi-department stores throughout the United States. Kroger’s combination food and drug stores offer natural food and organic sections, pharmacies, general merchandise, pet centers, fresh seafood, and organic produce; and multi-department stores provide apparel, home fashion and furnishings, outdoor living, electronics, automotive products, and toys. The company's marketplace stores offer full-service grocery, pharmacy, health and beauty care, and perishable goods, as well as general merchandise, including apparel, home goods, and toys; and price impact warehouse stores provide grocery, and health and beauty care items, as well as meat, dairy, baked goods, and fresh produce items. It also manufactures and processes food products for sale in its supermarkets and online; and sells fuel through fuel centers. Founded in 1883 and headquartered in Cincinnati, Ohio, Kroger operates 2,750 grocer retail stores in 35 states under two dozen banners. Subsidiaries of Kroger that Kroger operates as include Kroger, Ralphs, Food 4 Less, Dillons, Pick’n Save, Mariano’s, Metro Market, Smith’s Food and Drug, Gerbes, and Fry’s. Kroger ranks as one of the world’s largest retailers, with annual sales of more than $132.5 billion. Kroger operates a grocery store at the Towers Shopping Center Property, which has anchored the Towers Shopping Center Property since it was first built in 1960, has a lease expiration date of November 30, 2027, and has three, 5-year renewal options remaining. Such extension options are automatic unless Kroger provides a notice of non-renewal to the borrower 180 days in advance of the expiration of the current term.

Fresh Market, Inc. (28,838 SF, 9.9% of NRA, 5.8% of UW base rent). Fresh Market, Inc. is a private American chain of supermarkets based in Greensboro, North Carolina. Founded in 1982, Fresh Market, Inc. operates 161 stores across 22 states, featuring locally grown produce, bins of fresh coffee, a butcher shop and fish market, in-store bakery, fresh cheeses and cured meats, and floral stands. Fresh Market, Inc. has anchored the Towers Shopping Center Property since 2006, has a lease expiration date of October 31, 2025, and has four, 5-year renewal options remaining.

Jo-Ann Fabrics (22,832 SF, 7.8% of NRA, 6.5% of UW base rent). Jo-Ann Fabrics is a subsidiary of Jo-Ann Stores, LLC (NYSE: JOAN), operating retail chains under the brands Jo-Ann Fabrics and Crafts and Jo-Ann Etc. Jo-Ann Stores, LLC was founded in 1943, and is the nation’s largest fabric and craft retailer with more than 850 stores in 49 states. Jo-Ann Stores, LLC is headquartered in Hudson, Ohio and employs 23,000 employees. Jo-Ann Fabrics has been a junior anchor at the Towers Shopping Center Property since 2011, has a lease expiration date of January 31, 2027, and has one, 5-year renewal option remaining. Jo-Ann Stores, LLC entered Chapter 11 bankruptcy in March 2024 and had a plan of reorganization approved at the end of April 2024.

Planet Fitness (14,989 SF, 5.1% of NRA, 3.8% of UW base rent). Planet Fitness is an American franchisor and operator of over 2,500 fitness centers across the United States, Canada, Puerto Rico, Panama, Mexico and Australia. Planet Fitness was founded by Michael Grondahl and Mark Grondahl in 1992, and is headquartered in Hampton, New Hampshire. Planet Fitness has been a junior anchor at the Towers Shopping Center Property since 2008, has a lease expiration date of August 31, 2028, and has no renewal options remaining.

The following table presents a summary regarding the major stores at the Towers Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Kroger	Baa1/NR/BBB	48,714	16.7%	$411,684	9.8%	$8.45	11/30/2027	3 x 5 year	N
Fresh Market, Inc.	NR/NR/NR	28,838	9.9%	$245,123	5.8%	$8.50	10/31/2025	4 x 5 year	N
Jo-Ann Fabrics	NR/NR/NR	22,832	7.8%	$273,984	6.5%	$12.00	1/31/2027	1 x 5 year	N
Planet Fitness	NR/NR/NR	14,989	5.1%	$157,684	3.8%	$10.52	8/31/2028	None	N
Petco	B3/NR/B	12,065	4.1%	$156,845	3.7%	$13.00	1/31/2026	1 x 5 year	N
Subtotal/Wtd. Avg.		127,438	43.8%	$1,245,321	29.7%	$9.77

Other Tenants		138,561	47.6%	$2,946,043	70.3%	$21.26
Occupied Subtotal/Wtd. Avg.		265,999	91.3%	$4,191,364	100.0%	$15.76

Vacant Space		25,245	8.7%
Total/Wtd. Avg.		291,244	100.0%

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover at the Towers Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2024(3)	6	8,800	3.0%	3.0%	$198,962	4.7%	4.7%	$22.61
2025	7	44,348	15.2%	18.2%	$569,820	13.6%	18.3%	$12.85
2026	6	21,137	7.3%	25.5%	$411,155	9.8%	28.2%	$19.45
2027	12	99,422	34.1%	59.6%	$1,225,144	29.2%	57.4%	$12.32
2028	9	32,300	11.1%	70.7%	$596,367	14.2%	71.6%	$18.46
2029(4)	8	30,564	10.5%	81.2%	$575,574	13.7%	85.3%	$18.83
2030	1	9,947	3.4%	84.6%	$128,939	3.1%	88.4%	$12.96
2031	1	2611	0.9%	85.5%	$59,165	1.4%	89.8%	$22.66
2032	3	10,797	3.7%	89.2%	$260,023	6.2%	96.0%	$24.08
2033(5)	2	1,874	0.6%	89.9%	$51,794	1.2%	97.3%	$27.64
2034	2	4,199	1.4%	91.3%	$114,420	2.7%	100.0%	$27.25
2035 & Thereafter	0	0	0.0%	91.3%	$0	0.0%	100.0%	$0.00
Vacant	0	25,245	8.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	57	291,244	100.0%		$4,191,364	100.0%		$15.76

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes Mel Wheeler, Inc., which has 0 SF and $35,245 of UW Rent attributed to it.
(4)	The Towers Shopping Center Mortgage Loan matures June 1, 2029.
(5)	Includes Lamar Advertising, which has 0 SF and $4,944 of UW Rent attributed to it.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers Shopping Center Property is located in Roanoke, Virginia, within the Southwest Roanoke retail submarket of the Roanoke retail market. The Towers Shopping Center Property is located in a heavily trafficked area along Colonial Avenue and Brandon Avenue, just off of Route 220, a major north-south highway that extends from North Carolina to Pennsylvania. The Towers Shopping Center Property is situated approximately 2.5 miles south of Downtown Roanoke and approximately 1.5 miles from the Virginia Tech Carilion School of Medicine. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Southwest Roanoke retail submarket was approximately 4.7% with average asking rents of $19.13 PSF and inventory of approximately 6.2 million SF. According to the appraisal, as of the fourth quarter of 2023, the vacancy rate in the Roanoke retail market was approximately 3.4% with average asking rents of $16.03 PSF and inventory of approximately 24.5 million SF. According to the appraisal the 2023 population within a one-, three- and five-mile radius of the Towers Shopping Center Property was 9,867, 70,233 and 146,414, respectively. The 2023 average household income within the same one-three, and five-mile radius was $95,360, $77,955 and $79,032, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Towers Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Towers Shopping Center Property (subject)(1) 2207 Colonial Avenue Southwest Roanoke, VA	1960 / Various(2)	291,244	Kroger	48,714	Dec. 2020	$8.45	NNN
Academy Sports 426 Talbert Road Mooresville, NC	2019 / NAP	62,918	Academy Sports	62,943	Aug. 2019	$12.00	NNN
Former K-mart – Suite 200 3019 Peoples Street Johnson City, TN	1994 / 2019	87,365	At Home	87,365	Aug. 2019	$7.05	Net
Shoppes at Wendover Village 4211 West Wendover Avenue Greensboro, NC	2004 / 2014	135,758	Beauty World	33,696	Jun. 2021	$8.00	Net
Commonwealth Center II 4500 Commonwealth Centre Parkway Midlothian, VA	2001 / NAP	165,611	Painted Tree	34,000	Apr. 2023	$11.75	Net
Kohl’s – Knoxville TN 5312 Washington Pike Knoxville, TN	1997 / NAP	86,900	Kohl’s	86,900	Feb. 2023	$6.63	Absolute Net
Harris Teeter 4511 John Tyler Highway Williamsburg, VA	1995 / NAP	51,282	Harris Teeter	51,282	May 2022	$7.35	NNN
Coliseum Marketplace 2170 Coliseum Drive Hampton, VA	2000 / 2011	106,648	OneLife	57,662	Jul. 2023	$8.75	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	The Towers Shopping Center Property was renovated in the years 2010, 2014, 2018, 2019 and 2023.

The following table presents recent junior anchor and large in-line space leasing data at comparable retail properties with respect to Towers Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Towers Shopping Center Property (subject)(1) 2207 Colonial Avenue Southwest Roanoke, VA	1960 / Various(2)	291,244	Jo-Ann Fabrics Petco	22,832 12,065	Feb. 2022 Feb. 2021	$12.00 $13.00	NNN NNN
Gateway Commons 5085 Wellington Road Gainesville, VA	2008 / NAP	89,201	Harverty’s Furniture	28,566	May 2022	$12.50	NNN
Shoppes at Wendover Village 4211 West Wendover Avenue Greensboro, NC	2004 / 2014	135,758	Beauty World	33,696	Jun. 2021	$8.00	Net
Edgewater Place 1030 Rogers Lane Raleigh, NC	2003 / NAP	92,453	Ace Hardware	16,953	Apr. 2022	$9.00	NNN
Christiansburg Marketplace 2545, 2575, 2670 Market Street Northeast Christiansburg, VA	1990 / 2021	112,442	Confidential	23,390	Oct. 2021	$12.83	NNN
Spradlin Farm Shopping Center 35-100 Conston Avenue Christiansburg, VA	2000 / NAP	146,762	Barnes & Noble	20,925	Feb. 2022	$15.77	NNN
Meadowbrook Plaza 5700 Hopkins Road North Chesterfield, VA	1968 / NAP	120,633	Burlington	25,000	Feb. 2024	$12.50	NNN
Westchester Commons 15786 WC Commons Way Midlothian, VA	2009 / NAP	418,806	Marshalls	25,005	Nov. 2024	$13.95	NNN
7325 Thoroughbred Lane 7325 Thoroughbred Lane Clemmons, NC	2022 / NAP	21,593	Tractor Supply Company	21,593	Oct. 2022	$11.05	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	The Towers Shopping Center Property was renovated in the years 2010, 2014, 2018, 2019 and 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

The following table presents recent inline space leasing data at comparable retail properties with respect to the Towers Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Towers Shopping Center Property (subject)(1) 2207 Colonial Avenue Southwest Roanoke, VA	1960 / Various(2)	291,244	Mission BBQ Hibachi Express	4,500 1,875	Dec. 2024 Nov. 2021	$27.22 $32.90	NNN NNN
Retail Center 3549 Electric Road Roanoke, VA	2006 / NAP	7,992	Go Go Coconuts	765	Jan. 2021	$22.00	NNN
Retail Building 4750 Valley View Boulevard Northwest Roanoke, VA	2000 / NAP	24,502	Ace Cash Express	1,608	Mar. 2023	$29.00	NNN
Keagy Village Keagy Road Salem, VA	2009 / NAP	11,671	Tacos Rojas	1,400	Apr. 2023	$20.00	NNN
Moe’s Southwest Grill 903 West Main Street Salem, VA	1976 / 2020	2,668	Moe’s Southwest Grill	2,668	Jan. 2021	$35.00	NNN
Kroger Center 141 South Electric Road Salem, VA	1989 / NAP	82,798	T&M Smoke	1,050	Nov. 2022	$28.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 29, 2024.
(2)	The Towers Shopping Center Property was renovated in the years 2010, 2014, 2018, 2019 and 2023.

The following table presents information relating to the appraisal’s market rent conclusion for the Towers Shopping Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Anchor Space:	$8.50	Flat	10	NNN	$20.00 / $5.00	6.0% / 3.0%
Junior Anchor Space:	$10.00	3.0%/year	10	NNN	$15.00 / $5.00	6.0% / 3.0%
Interior Space:	$16.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
Large In Line Space:	$18.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
In Line Space:	$24.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
Premium In Line Space:	$30.00	3.0%/year	5	NNN	$15.00 / $5.00	6.0% / 3.0%
Storage Space:	$8.50	3.0%/year	5	Gross	$0.00 / $5.00

Appraisal. The appraisal concluded to an “As-is” value for the Towers Shopping Center Property of $54,200,000 as of March 22, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated March 28, 2024, there was no evidence of any recognized environmental conditions at the Towers Shopping Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Towers Shopping Center Property:

Cash Flow Analysis
	2020	2021	2022	2023	UW	UW PSF
Gross Potential Rent(1)	$3,479,139	$4,065,893	$4,018,859	$3,944,213	$4,493,094	$15.43
Reimbursements	$1,089,213	$1,114,595	$1,262,286	$1,263,309	$1,366,783	$4.69
Other Income	$48,395	$25,163	$61,039	$87,293	$87,293	$0.30
(Vacancy / Credit Loss)	$0	$0	$0	$0	($412,149)	($1.42)
Effective Gross Income	$4,616,747	$5,205,651	$5,342,185	$5,294,815	$5,535,020	$19.00

Real Estate Taxes	$363,946	$374,793	$384,752	$395,487	$388,414	$1.33
Insurance	$20,633	$32,590	$36,776	$38,737	$44,921	$0.15
Other Operating Expenses	$1,038,860	$1,183,904	$1,230,244	$1,309,248	$1,192,975	$4.10
Total Operating Expenses	$1,423,439	$1,591,288	$1,651,773	$1,743,472	$1,626,310	$5.58

Net Operating Income	$3,193,308	$3,614,363	$3,690,412	$3,551,343	$3,908,710	$13.42
Replacement Reserves	$0	$0	$0	$0	$43,687	$0.15
TI/LC	$0	$0	$0	$0	$276,785	$0.95
Net Cash Flow	$3,193,308	$3,614,363	$3,690,412	$3,551,343	$3,588,238	$12.32

Occupancy (%)(2)	94.7%	93.0%	95.5%	91.3%	93.3%
NOI DSCR	1.37x	1.55x	1.58x	1.52x	1.68x
NCF DSCR	1.37x	1.55x	1.58x	1.52x	1.54x
NOI Debt Yield	9.1%	10.3%	10.5%	10.1%	11.2%
NCF Debt Yield	9.1%	10.3%	10.5%	10.1%	10.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 29, 2024 and includes rent steps underwritten through April 2025 totaling $91,739.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 2023 Occupancy (%) is based on the underwritten rent roll dated February 29, 2024.

Escrows and Reserves.

Deferred Maintenance –The Towers Shopping Center Mortgage Loan documents require the borrower to deposit $986,125 into an upfront reserve for deferred maintenance, including roof replacement, repairs of concrete pavement, rotten wood and exterior insulation and finish systems, and remediation and reinspection of fire code violations.

Real Estate Taxes – The Towers Shopping Center Mortgage Loan documents require the borrower to deposit $103,392 into an upfront reserve for real estate taxes on the origination date. In addition, the Towers Shopping Center Mortgage Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Towers Shopping Center Property.

Insurance – The borrower is not required to make deposits into a reserve for insurance premiums for the Towers Shopping Center Property so long as (i) the liability and casualty insurance policies covering the Towers Shopping Center Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Towers Shopping Center Mortgage Loan documents and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 business days prior to their expiration. If such conditions are not satisfied, the Towers Shopping Center Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Replacement Reserve – The Towers Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of $3,639 into a reserve for capital expenditures, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $131,000.

TI/LC Reserve – The Towers Shopping Center Mortgage Loan documents provide for ongoing monthly deposits of $18,308 into a reserve for future tenant improvement and leasing commission expenses, provided that such deposits will not be required at any time the amount in such reserve is equal to or greater than $659,076.

Gap Rent Reserves – At origination, the borrower deposited approximately $55,025 into a reserve for free and/or gap rent for two tenants.

Existing TI/LC Obligations – At origination, the borrower deposited approximately $150,932 into a reserve for tenant improvements and leasing commissions for one tenant.

Lockbox and Cash Management. The Towers Shopping Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Towers Shopping Center Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Retail – Anchored	Loan #9	Cut-off Date Balance:	$35,000,000
2207 Colonial Avenue Southwest	Towers Shopping Center	Cut-off Date LTV:	64.6%
Roanoke, VA 24015		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.2%

account within one business day of receipt. If no Cash Trap Event Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Trap Event Period, the lender is required to establish a lender-controlled cash management account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Towers Shopping Center Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Towers Shopping Center Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Trap Event Period)and lender-approved extraordinary expenses, and (vi) to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Towers Shopping Center Mortgage Loan during such Cash Trap Event Period (provided that if a Cash Trap Event Period exists solely as a result of a decline in debt service coverage ratio or due to a Major Tenant event, upon the borrower’s request, funds in such reserve will be disbursed for qualified leasing expenses and operating expenses approved by the lender).

“Cash Trap Event Period” means a period:

(i)	commencing upon an event of default under the Towers Shopping Center Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the Towers Shopping Center Mortgage Loan being less than 1.20x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; or
(iii)	commencing upon a Material Tenant Cash Sweep Event Period (as defined below) and ending upon either (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower has re-let the entire Material Tenant Space (as defined below) (or applicable portion thereof) in accordance with the terms and conditions of the Towers Shopping Center Mortgage Loan documents, and the tenant(s) under the replacement lease(s) are in occupancy of their leased space, open for business and paying full contractual rent.

“Material Tenant” means (i) Kroger Limited Partnership I and/or (ii) any other lessee of the Material Tenant Space.

“Material Tenant Space” means that portion of the Towers Shopping Center Property leased as of the origination date to the initial Material Tenant. References to “applicable portions” of the Material Tenant Space refer to the portion of the Material Tenant Space demised pursuant to the applicable Material Tenant lease(s) entered into after the origination date in accordance with the applicable terms and conditions of the Towers Shopping Center Mortgage Loan documents.

“Material Tenant Cash Sweep Event Period” means a period commencing upon the first to occur of (i) Material Tenant being in default under the applicable Material Tenant lease, (ii) Material Tenant failing to be in actual, physical possession of the Material Tenant Space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Material Tenant Space (or applicable portion thereof), (iii) Material Tenant giving notice that it is terminating its lease for all or any portion of the Material Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency proceeding involving Material Tenant, or (vi) Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the date that is six months prior to the then applicable expiration of such lease in accordance with the applicable terms and conditions of the Towers Shopping Center Mortgage Loan documents and such lease for the term provided in such lease, but in no event less than five years.

“Material Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Material Tenant has cured all defaults under the applicable Material Tenant lease, (ii) the applicable Material Tenant is in actual, physical possession of the Material Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Material Tenant Space (or applicable portion thereof), (iii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Material Tenant and/or the applicable Material Tenant lease, the applicable Material Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) in the event the Material Tenant Cash Sweep Event Period is due to the applicable Material Tenant’s failure to extend or renew the applicable Material Tenant lease in accordance with clause (vi) of the definition of “Material Tenant Cash Sweep Event Period,” the applicable Material Tenant has renewed or extended the applicable Material Tenant lease in accordance with the terms of the Towers Shopping Center Mortgage Loan documents and such lease for the term provided in such lease, but in no event less than five years, and/or (vi) the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers acts of terror and similar acts of sabotage in an amount equal to the “full replacement cost” of the Towers Shopping Center Property together with 18 months of business income insurance with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as the same may be further modified, amended or extended, “TRIPRA”) (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA will determine what is deemed to be included within terrorism coverage required by the Towers Shopping Center Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

The Hollywood Ardmore
1850 North Whitley Avenue
Los Angeles, CA 90028
Griffith Park
Hollywood Reservoir
Hollywood Fwy
LOS ANGELES COUNTY
SANTA MONICA MTS.
Hollywood Bowl Overlook
Hillpark Open Space
B LINE METRO
Runyon Canyon Park
Trebek Open Space
The Ford
Hollywood Bowl
Hollywood Heritage Museum
Franklin Ave
Dolby Theatre
Ovation Hollywood
TCL Chinese Theatre
Hollywood Wax Museum. Medieval Torture Museum
Capitol Records Building
Hollywood Pantages Theatre
Upright Citizens Brigade Theatre
American Film Institute
Los Feliz Blvd
Los Feliz
Thai Town
Hollywood Blvd
HOLLYWOOD/HIGHLAND
HOLLYWOOD/VINE
HOLLYWOOD/WESTERN
The Hollywood Roosevelt
El Capitan Theatre
The Hollywood Museum
The Egyptian Theatre Hollywood
Museum of Death
The Fonda Theatre
Hollywood Palladium
Netflix - EPIC
Sunset Blvd
The Los Angeles Film School
Sunset Bronson Studios
Netflix
Netflix HOME Theater
Sunset Gower Studios
Southern California Hospital at Hollywood
Little Armenia
Fountain Ave
Hollywood
West Hollywood
Pickford Center for Motion Pictures Study
Paramount Recording Studio
Santa Monica Blvd
La Brea Ave
Highland Ave
Cahuenga Blvd
Vine St
Wilton Pl
Western Ave
West Hollywood Gateway
Poinsettia Recreation Center
Sunset Las Palmas Studios
HOLLYWOOD FOREVER CEMETERY
Downtown Los Angeles 5 miles
LOS ANGELES
Paramount Studios
Paramount Theatre
Melrose Ave
Raleigh Studios Hollywood
Fairfax
Wilshire Country Club
Rossmore Ave
Beverly Blvd
Burns Park
Los Angeles Museum of the Holocaust
Pan Pacific Park
Koreatown
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
Monterey Park
Montebello
Florence
South Gate
Pico Rivera
Whittier
Inglewood
Lynwood
Downey
Santa Fe Springs
Pacific Ocean
El Segundo
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Lakewood
Cerritos
Redondo Beach
Torrance
Carson
LONG BEACH
Garden Grove
Huntington Beach

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Mortgage Loan No. 10 – The Hollywood Ardmore

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Los Angeles, CA 90028
Original Balance:	$33,750,000			General Property Type:	Multifamily
Cut-off Date Balance:	$33,750,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1962/2015
Borrower Sponsor:	SKR Holdings, LLC			Size:	207 Units
Guarantor:	SKR Holdings, LLC			Cut-off Date Balance per Unit:	$163,043
Mortgage Rate:	6.5360%			Maturity Date Balance per Unit:	$163,043
Note Date:	5/10/2024			Property Manager:	CIM Management, Inc.
Maturity Date:	5/11/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,999,630
IO Period:	60 months			UW NCF:	$2,934,671
Seasoning:	1 month			UW NOI Debt Yield:	8.9%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	8.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.31x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,373,081 (3/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$2,728,343 (12/31/2023)
				3rd Most Recent NOI:	$2,704,441 (12/31/2022)
				Most Recent Occupancy:	93.7% (5/1/2024)
				2nd Most Recent Occupancy:	95.4% (12/31/2023)
Reserves(1)				3rd Most Recent Occupancy:	97.0% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of) :	$64,200,000 (3/21/2024)
RE Taxes:	$22,836	$11,418	NAP	Appraised Value per Unit:	$310,145
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.6%
Replacement Reserve:	$0	$5,413	$194,880	Maturity Date LTV Ratio:	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,750,000	100.0%	Primary Loan Payoff:	$17,402,696	51.6%
			Closing Costs:	$998,832	3.0%
			Upfront Reserves:	$22,836	0.1%
			Member Loan Payoff(3):	$2,991,041	8.9%
			Return of Equity:	$12,334,596	36.5%
Total Sources:	$33,750,000	100.0%	Total Uses:	$33,750,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The increase from the 2nd Most Recent NOI to the Most Recent NOI is primarily driven by a decrease in collection loss from $644,019 in 2023 to $64,596 for TTM 3/31/2024.
(3)	Member Loan Payoff is the repayment of an unsecured loan to the three owners of the borrower sponsor.

The Mortgage Loan. The tenth largest mortgage loan (“The Hollywood Ardmore Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,750,000 and secured by the fee interest in a 207-unit high-rise multifamily property, located in Los Angeles, California (“The Hollywood Ardmore Property”).

The Borrower and the Borrower Sponsor. The borrower is 1850 N. Whitley, Inc., a California corporation. The borrower sponsor and non-recourse carveout guarantor of The Hollywood Ardmore Property is SKR Holdings, LLC (“SKR”).

SKR is owned and controlled by Richard Ressler, Avi Shemesh and Shaul Kuba, the three founders of CIM Group. Founded in 1994, in southern California, CIM Group is a real estate and infrastructure owner, operator, lender, and developer. The company has more than 1,000 employees with projects across the America’s and western Europe, and $29.2 billion of assets owned and operated.

The Property. The Hollywood Ardmore Property is an eleven-story multifamily mid/high rise property comprising of 207-units, situated in the Hollywood district in Los Angeles, California. Built in 1962, and renovated in 2015, The Hollywood Ardmore Property is situated on a 1.01-acre site and includes one level of subterranean parking with a parking ratio of 1.04 spaces per unit. Amenities include controlled access, a fitness center, a swimming pool with sundeck and lounge area, a business center, and laundry facilities. The borrower spent approximately $2.7 million in capital expenditures at The Hollywood Ardmore Property between 2021 and 2023, including unit renovations, sewer line replacement, HVAC replacement, pool deck update and furniture, gym equipment, appliances, and installation of Tesla chargers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

The Hollywood Ardmore Property is 93.7% occupied as of May 1, 2024. The unit mix includes 6 studios, 105 one-bedrooms, 81 two-bedrooms and 15 three-bedrooms units. In unit amenities include central HVAC and wood-style flooring, with select units including stainless steel appliances, Caesar Stone countertops, and a private patio or balcony.

The Hollywood Ardmore Property is subject to the City of Los Angeles rent stabilization ordinance which limits rent increases based on consumer price index adjustments, with an additional 1% rent increase permitted for each of gas and electric service if the property owner provides those services to tenants. Units that become vacant can be leased at current market rates.

The following table presents certain information relating to the unit mix of The Hollywood Ardmore Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
Studio	6	6	2.9%	100.0%	275	$1,254
One Bedroom	105	100	50.7%	95.2%	812	$2,284
Two Bedroom	81	73	39.1%	90.1%	1,036	$2,794
Three Bedroom	15	15	7.2%	100.0%	1,295	$3,214
Total/Weighted Average	207	194	100.0%	93.7%	919	$2,516

(1)	Information based on the underwritten rent roll dated May 1, 2024.
(2)	Average Underwritten Monthly Rent per unit excludes vacant units.

The Market. The Hollywood Ardmore Property is located in the Hollywood neighborhood of Los Angeles, California. The property is located at the southeast corner intersection of North Whitley Avenue and Franklin Avenue. The property is located approximately 6.7 miles from downtown Los Angeles. Regional access is provided by Hollywood Boulevard to the south and the 101 Freeway to the north of the property. The closest local rail facility is the Hollywood/Vine Station on the Metro Red Line which is approximately 0.7 miles southeast from the property. The Hollywood Ardmore Property is located two blocks north of Hollywood Boulevard with its performing arts theaters, museums, dining, and retail options. Major employers in the area include Cedars-Sinai Medical Center, Los Angeles International Airport (-LAX), University of California Los Angeles, The Walt Disney Co., Northrop Grumman Corp., Kaiser Permanente, National Institute of Health, Six Flags Theme Parks Inc., Sony Pictures Entertainment, and DreamWorks Animation.

The 2023 total population within a 3- and 5- mile radius of The Hollywood Ardmore Property is 303,364 and 899,630, respectively. The 2023 average household income within the same radius is $120,950 and $117,433, respectively. As of the first quarter of 2024, the Hollywood multifamily submarket had 42,547 units with an overall vacancy rate of 6.1% and average asking rents of $2,372 per unit.

The appraisal identified six directly competitive multifamily comparables with average asking rents ranging from $1,867 to $6,813 per unit and as further detailed in the table below:

Competitive Set(1)
	The Hollywood Ardmore (Subject)(2)	1820 Whitley	Duet on Wilcox	1800 Whitley	Franklin Park Apartments	Archer Hollywood	The Avenue Hollywood
Location	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA
Distance to Subject	--	318 ft	0.3	0.1	243 ft	0.3	1.0
Property Type	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Year Built/Renovated	1962/2015	1988/NAP	1988/NAP	2013/NAP	1962/NAP	2021/NAP	2011/NAP
Number of Units	207	71	345	32	75	224	180
Average Monthly Rent (per unit)
Studio	$1,254	$1,867	$1,988	NAP	NAP	$1,957	$3,094
1 Bedroom	$2,284	$2,473	$2,174	$2,837	$2,495	$2,646	$3,401
2 Bedrooms	$2,794(3)	$2,736(4)	$2,901(5)	$3,836(4)	$3,645(4)	$3,268(4)	$4,142(4)
3 Bedrooms	$3,214	NAP	NAP	$4,561	NAP	NAP	$6,813
Occupancy	93.7%	96.0%	93.0%	97.0%	91.0%	97.0%	96.0%

(1)	Sourced from Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2024.
(3)	The Hollywood Ardmore Property includes 51 two bedroom, one bath units, 29 two bedroom, two bath units, and 1 two bedroom, three bath unit.
(4)	Represents rent for two bedroom, two bath units.
(5)	Represents the average rent for two bedroom, one bath units and two bedroom, two bath units.

Appraisal. The appraisal concluded to an “as-is” value for The Hollywood Ardmore Property of $64,200,000 as of March 21, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated April 3, 2024, there was no evidence of any recognized environmental l conditions at The Hollywood Ardmore Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Hollywood Ardmore Property:

Cash Flow Analysis(1)
	2020	2021		2022		2023		TTM 3/31/2024		UW		UW per Unit
Base Rent	$5,581,604	$5,485,490		$5,892,837		$5,930,487		$5,889,530		$5,955,678		$28,771
Grossed Up Vacant Space	$716,757	$739,898		$304,719		$262,752		$321,499		$313,457		$1,514
Gross Potential Rent	$6,298,361	$6,225,388		$6,197,556		$6,193,239		$6,211,029		$6,269,135		$30,286
Parking Income	$28,142	$25,929		$41,354		$66,409		$72,089		$72,089		$348
Vending Income(2)	$105,674	$195,653		$283,182		$332,119		$332,815		$332,815		$1,608
Other Income(3)	$185,338	$125,293		$137,795		$199,259		$216,674		$216,674		$1,047
Net Rentable Income	$6,617,515	$6,572,263		$6,659,887		$6,791,026		$6,832,607		$6,890,713		$33,288
(Collection Loss)	($386,970)	($417,726)		($211,012)		($644,019)	(4)	($64,596)		($180,000)		($870)
(Concessions)	($107,668)	($291,687)		($224,817)		($74,698)		($53,410)		($53,410)		($258)
(Vacancy)	($716,757)	($739,898)		($304,719)		($262,752)		($321,499)		($313,457)		($1,514)
Effective Gross Income	$5,406,120	$5,122,953		$5,919,339		$5,809,558		$6,393,102		$6,343,846		$30,647

Management Fee	$155,652	$151,405		$178,884		$181,317		$187,198		$190,315		$919
Real Estate Taxes	$119,941	$122,399		$122,693		$128,327		$129,408		$424,560		$2,051
Insurance	$75,344	$126,071		$131,885		$141,342		$141,121		$167,047		$807
Other Operating Expenses	$2,956,613	$2,746,659		$2,781,436		$2,630,228		$2,562,294		$2,562,294		$12,378
Total Operating Expenses	$3,307,549	$3,146,533		$3,214,898		$3,081,215		$3,020,021		$3,344,216		$16,156

Net Operating Income	$2,098,571	$1,976,419	(5)	$2,704,441	(5)	$2,728,343	(6)	$3,373,081	(6)	$2,999,630		$14,491
Replacement Reserves	$0	$0		$0		$0		$0		$64,960		$314
Net Cash Flow	$2,098,571	$1,976,419		$2,704,441		$2,728,343		$3,373,081		$2,934,671		$14,177

Occupancy (%)	84.1%	94.6%		97.0%		95.4%		93.7%	(7)	95.0%	(8)
NOI DSCR	0.94x	0.88x		1.21x		1.22x		1.51x		1.34x
NCF DSCR	0.94x	0.88x		1.21x		1.22x		1.51x		1.31x
NOI Debt Yield	6.2%	5.9%		8.0%		8.1%		10.0%		8.9%
NCF Debt Yield	6.2%	5.9%		8.0%		8.1%		10.0%		8.7%

(1)	Information based on the underwritten cash flow.
(2)	Vending income includes RUBS income reimbursed by the tenants for utilities.
(3)	Other Income includes laundry, storage, late fees, cleaning/damage fees, pet rent premiums and other miscellaneous items.
(4)	Collection Loss increased in 2023 due to the rent decrement/eviction moratorium enacted by the City of Los Angeles being lifted in April 2023, and borrower processing evictions.
(5)	The increase in Net Operating Income from 2021 to 2022 was driven by an increase in occupancy from 94.6% to 97.0% and a decrease in collection loss.
(6)	The increase in Net Operating Income from 2023 to TTM 3/31/2024 is primarily driven by a decrease in collection loss during that time period.
(7)	The vacancy for TTM 3/31/2024 is based on the vacancy by unit for the May 1, 2024 rent roll.
(8)	Vacancy is underwritten at 5%. Physical vacancy as of the rent roll dated May 1, 2024 is 6.3%.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of $22,836 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $11,418.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided no event of default is continuing or other Cash Trap Event Period (as defined below) is continuing, the borrower maintains insurance coverage for The Hollywood Ardmore Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

Replacement Reserve – The loan documents require ongoing monthly deposits of $5,413 for replacement reserves, subject to a cap of $194,880 ($941/unit).

Lockbox and Cash Management. The Hollywood Ardmore Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and manager are required to deposit all rents into an established deposit account within two business days of receipt. After the occurrence of a Cash Trap Event Period all funds in the deposit account are required to be transferred periodically to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents. Any excess funds after the waterfall are required to be deposited into an excess cash flow account to serve as additional collateral for the loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$33,750,000
1850 North Whitley Avenue	The Hollywood Ardmore	Cut-off Date LTV:	52.6%
Los Angeles, CA 90028		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.9%

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default under The Hollywood Ardmore Loan documents, or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon, with respect to clause (i), the cure of such event of default, and with respect to clause (ii), the NCF DSCR being equal to or greater than 1.15x for one quarter.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Hollywood Ardmore Property, as well as business interruption insurance covering not less than 18 months following the occurrence of a casualty, together with an extended period of indemnity of 6 months, (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Mortgage Loan No. 11 – Staybridge Suites Tysons-McLean

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	McLean, VA 22101
Original Balance:	$30,800,000			General Property Type:	Hospitality
Cut-off Date Balance:	$30,800,000			Detailed Property Type:	Extended Stay
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2001/2016-2017
Borrower Sponsor:	SAK Developers			Size:	142 Rooms
Guarantor:	Waheed Ashiq, Vipul Kapila and			Cut-off Date Balance Per Room:	$216,901
	Khurram Sindhu			Maturity Date Balance Per Room:	$216,901
Mortgage Rate:	8.4120%			Property Manager:	Pollin/Miller Hospitality
Note Date:	5/10/2024				Strategies, Inc.
Maturity Date:	6/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,179,055
Amortization Term:	0 months			UW NCF:	$3,853,657
IO Period:	60 months			UW NOI Debt Yield:	13.6%
Seasoning:	0 months			UW NCF Debt Yield:	12.5%
Prepayment Provisions:	L(25),YM1(30),O(5)			UW NOI Debt Yield at Maturity:	13.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.47x
Additional Debt Type(1):	NAP			Most Recent NOI:	$3,953,028 (3/31/2024)
Additional Debt Balance(1):	NAP			2nd Most Recent NOI:	$3,838,651 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,996,258 (12/31/2022)
				Most Recent Occupancy:	85.0% (3/31/2024)
Reserves				2nd Most Recent Occupancy:	82.5% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	78.9% (12/31/2022)
RE Taxes:	$10,000	$25,898	NAP	Appraised Value (as of)(4):	$44,300,000 (2/2/2024)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(4):	$311,972
FF&E Reserve:	$0	$27,116 (2)	$1,704,000	Cut-off Date LTV Ratio(4):	69.5%
PIP Reserve(3):	$1,200,000	Springing	NAP	Maturity Date LTV Ratio(4):	69.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$30,800,000	70.3%	Purchase Price(5):	$42,000,000	95.9%
Borrower Sponsor Equity:	$12,997,320	29.7%	Upfront Reserves(6):	$1,210,000	2.8%
			Closing Costs:	$587,320	1.3%
dTotal Sources:	$43,797,320	100.0%	Total Uses:	$43,797,320	100.0%

(1)	In connection with the borrower sponsor’s acquisition of the Staybridge Suites Tysons-McLean Property (as defined below), Six Continents Hotels, Inc. (“Six Continents”), an affiliate of the franchisor, is required to provide $2,840,000 in “key money” (the “Key Money Debt”), pursuant to that certain loan agreement (the “Key Money Loan Agreement”) between Six Continents and the sole member of the borrower, SAK Tysons LLC (the “Sole Member”), in connection with the execution of the related license agreement. Pursuant to the Key Money Loan Agreement, Six Continents is required to disburse such Key Money Debt to Sole Member in three installments in the respective amounts of $1,000,000 (the “First Installment of Key Money”), $840,000 (the “Second Installment of Key Money”), and $1,000,000 (the “Third Installment of Key Money”) in accordance with the Key Money Loan Agreement. Pursuant to a side letter (the “Key Money Side Letter”) between the Sole Member and the seller of the Staybridge Suites Tysons-McLean Property, NF III McLean, LLC (the “Seller”), the Sole Member is required to pay to the Seller the amount of $1,850,000, which is required to be paid by Sole Member to the Seller in two installments: (a) the first installment of $1,000,000 within three business days after Sole Member’s receipt of the First Installment of Key Money and (b) the second installment of $850,000 by no later than October 1, 2024. See “Description of the Mortgage Pool–Additional Indebtedness–Other Unsecured Indebtedness” in the prospectus.
(2)	Commencing on July 1, 2024, the borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) with respect to any payment date from the origination date until May 10, 2028, 4% of operating income plus gross rents for the calendar month two months prior and (ii) with respect to any payment date beginning on May 10, 2028 until the maturity date, 5% of operating income plus gross rents for the calendar month two months prior. In addition, upon the earlier to occur of (x) one business day after receipt by Sole Member of any of the Key Money Debt that is not required to be paid to the Seller pursuant to the Key Money Side Letter (including, without limitation, the full amount of the Third Installment of the Key Money) and (y) July 31, 2026, the borrower is required to deposit into an FF&E reserve an amount equal to the greater of (A) the full amount of such Key Money Debt that is not required to be paid to the Seller, and (B) $990,000 (the “Key Money Deposit"); provided that, so long as no cash sweep period is then in effect, the funds on deposit in the FF&E reserve (but not including the Key Money Deposit or borrower’s upfront deposit of $1,200,000 into the PIP reserve) is subject to a cap of $1,704,000. In the event that the Key Money Deposit would cause the funds in the FF&E reserve to exceed the foregoing cap, then, so long as no cash sweep period is then in effect, the borrower will not be required to make monthly deposits into the FF&E reserve until such time that the amount on deposit in the FF&E reserve is less than $1,704,000. Deposit of the Key Money Deposit to the FF&E reserve is a recourse obligation of the guarantor.
(3)	On the loan origination date, the borrower was required to make an upfront deposit of $1,200,000 into a PIP reserve to fund a franchise required change of control property improvement plan (“PIP”).
(4)	The Appraised Value of $44,300,000 represents the “As-If PIP Escrowed” appraised value based on the hypothetical assumption that the required change of control PIP is fully funded and that such funds would transfer with title to a potential future buyer. Upon origination of the Staybridge Suites Tysons-McLean Mortgage Loan (as defined below), the borrower deposited $1,200,000 into a PIP reserve to fund a franchise required change of control PIP. Based on the “As-Is” appraised value of $43,100,000, the Staybridge Suites Tysons-McLean Mortgage Loan results in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 71.5%.
(5)	Purchase price does not include the $1,850,000 payable to the Seller pursuant to the Key Money Side Letter. The Staybridge Suites Tysons-McLean Mortgage Loan documents provide for a recourse carveout for any losses arising in connection with the Key Money Loan Agreement, Key Money Debt, or Key Money Side Letter. See “Description of the Mortgage Pool–Additional Indebtedness–Other Unsecured Indebtedness” in the prospectus.
(6)	Upfront Reserves is exclusive of the third installment of the Key Money Debt payment described above in an amount no less than $990,000 to be deposited in the FF&E reserve by the borrower sponsor.

The Mortgage Loan. The eleventh largest mortgage loan (the “Staybridge Suites Tysons-McLean Mortgage Loan”) is evidenced by a promissory note in the principal amount of $30,800,000 and secured by a first priority fee mortgage encumbering a 142-room, extended stay hospitality property located in McLean, Virginia (the “Staybridge Suites Tysons-McLean Property”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Hospitality – Extended Stay	Loan #11	Cut-off Date Balance:	$30,800,000
6845 Old Dominion Drive	Staybridge Suites Tysons-McLean	Cut-off Date LTV:	69.5%
McLean, VA 22101		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	13.6%

The Borrower and the Borrower Sponsor. The borrower for the Staybridge Suites Tysons-McLean Mortgage Loan is SAK Tysons Hotel LLC, a Delaware limited liability company with one independent director. The borrower sponsor for the Staybridge Suites Tysons-McLean Mortgage Loan is SAK Developers, a Washington D.C. based hospitality investment firm founded by Waheed Ashiq, Vipul Kapila and Khurram Sindhu. The non-recourse carveout guarantors are Waheed Ashiq, Vipul Kapila and Khurram Sindhu.

Collectively, the founding partners of SAK Developers have over 70 years of experience in developing and operating hospitality businesses. In addition to the Staybridge Suites Tysons-McLean Property, SAK Developers has a hospitality portfolio that includes Homewood Suites by Hilton, Wilmington, Delaware (120 rooms), Hyatt Place Chesapeake, Chesapeake, Virginia (119 rooms) and Residence Inn by Marriott, Waldorf, Maryland (98 rooms)

The Property. The Staybridge Suites Tysons-McLean Property is a five-story, 142-room, extended stay hospitality property built on a 2.22-acre site in McLean, Virginia. Originally built in 2001, the Staybridge Suites Tysons-McLean Property was most recently renovated in 2016 and 2017, for a total of $6.5 million (approximately $45,775 per room) and included work on all furnishings, fixtures, wall and floor coverings as well as other guest room upgrades. Guest suite kitchens were fully upgraded to include new appliances, backsplash and cabinets. Further, the borrower sponsor has reserved an additional $1.2 million to be used towards a post-closing change of control PIP as described below.

The Staybridge Suites Tysons-McLean Property features 33 studio suites, 86 one-bedroom suites and 23 two-bedroom suites. There is an onsite parking surface and garage, totaling 136 parking spaces, resulting in a ratio of parking spaces to rooms of 0.96x. Among the property’s amenities are an outdoor pool, a business center, an on-site guest laundry facility, fitness center, sundries shop, vending and ice machines, 260 SF of meeting space and an outdoor grill area. All of the public common space is located on the first floor, including the guest registration and lobby, meeting space, fitness room, a 24-hour market and sales and administrative offices. Floors two through five are comprised of guest suites. Additionally, the Staybridge Suites Tysons-McLean Property offers complimentary breakfast daily, as well as a social hour featuring light appetizers and cocktails on Mondays, Tuesdays and Wednesdays. The dining area has space for approximately 35 guests. Each of the guest suites features a television, a telephone, a desk with a chair, a dresser, nightstands, lamps and a couch. Moreover, each room contains a fully equipped kitchen with a full-size refrigerator, a coffee maker, a microwave, a dishwasher and a cooktop. The kitchens are stocked with a full complement of cooking utensils, flatware and dishware. According to the appraisal, the property segmentation at the Staybridge Suites Tysons-McLean Property is estimated at 45% commercial, 30% extended stay, 20% leisure and 5% group. The top three corporate accounts from 2023 include the U.S. Air Force (11.0% of rooms revenue), Dod Preferred (4.8% of rooms revenue) and Embassy of Korea (1.9% of room revenue).

In connection with the acquisition of the Staybridge Suites Tysons-McLean Property, the borrower reserved $1.2 million ($8,451 per room) for a change of control PIP, of which $250,000 is expected to be allocated to lobby improvements, with the remainder expected to be used for soft goods improvements. According to the borrower sponsor, the non-guest room and common area renovations are expected to be finished by October 2024. The guest room renovations are anticipated to begin in the fall of 2024 with rolling renovation of about 12 rooms per month. According to the borrower sponsor, all guestrooms are expected to be completed within one year of the purchase. The franchisor required completion dates for the non-guest room renovations and the guestroom renovations are December 31, 2025 and June 30, 2027, respectively.

In addition to the upfront PIP reserve deposit, Six Continents is required to disburse the Key Money Debt to the Sole Member pursuant to the Key Money Loan Agreement through three installments. The First Installment of Key Money ($1,000,000) is required to be disbursed by Six Continents no later than May 20, 2024, the Second Installment of Key Money ($840,000) is required to be disbursed within ten business days of the related franchisor’s confirmation of the completion of phase I of the PIP and the Third Installment of Key Money ($1,000,000) is required to be disbursed within ten business days of Sole Member or borrower providing satisfactory evidence to the related franchisor that FF&E has been ordered to complete the work for phase II of the PIP. In large part, the First Installment of Key Money and Second Installment of Key Money are required to be paid to the Seller as additional consideration for the sale of the Staybridge Suites Tysons-McLean Property pursuant to the Key Money Side Letter. With respect to the Third Installment of Key Money, upon the earlier of (x) one business day after receipt by the Sole Member of any of the Key Money Debt that is not required to be paid to the Seller and (y) July 31, 2026, the borrower is required to deposit into the FF&E reserve the Key Money Deposit (an amount equal to the greater of (a) the full amount of such Key Money Debt that is not required to be paid to the Seller, and (b) $990,000). Deposit of the Key Money Deposit to the FF&E reserve is a recourse obligation of the guarantor.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Staybridge Suites Tysons-McLean Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Staybridge Suites Tysons-McLean(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	37.9%	$113.69	$43.14	55.6%	$132.99	$73.91	146.5%	117.0%	171.3%
2021	59.8%	$102.64	$61.40	76.8%	$125.67	$96.50	128.4%	122.4%	157.2%
2022	71.0%	$143.26	$101.65	78.9%	$157.21	$124.08	111.2%	109.7%	122.1%
2023	75.1%	$167.48	$125.75	82.5%	$177.03	$146.01	109.8%	105.7%	116.1%
TTM March 2024	75.2%	$168.65	$126.77	85.0%	$178.15	$151.39	113.1%	105.6%	119.4%

Source:	Industry Report
(1)	The 2020, 2021 and 2022 competitive sets includes Hawthorn Suites by Wyndham Vienna, Embassy Suites by Hilton Tysons Corner, Courtyard Tysons McLean, Residence Inn Tysons and Hilton Garden Inn Tysons Corner. The 2023 and 2024 competitive set includes Homewood Suites by Hilton Falls Church I 495 @ Route 50, Courtyard Tysons McLean, Residence Inn Tysons and Hilton Garden Inn Tysons Corner.
(2)	Occupancy, ADR and RevPAR figures for the Staybridge Suites Tysons-McLean Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Hospitality – Extended Stay	Loan #11	Cut-off Date Balance:	$30,800,000
6845 Old Dominion Drive	Staybridge Suites Tysons-McLean	Cut-off Date LTV:	69.5%
McLean, VA 22101		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	13.6%

The Market. The Staybridge Suites Tysons-McLean Property is located in McLean, on the edge of the Tysons Corner area in Fairfax County, Virginia. According to the appraisal, Tysons Corner is considered one of the largest business districts in the country, conveniently situated 12.5 miles outside Washington D.C. between three international airports: Baltimore Washington International, Dulles International and Ronald Reagan National Airport. The area is also adjacent to I-495, I-66 and Route 267, as well as having four metro stations: McLean, Tysons Corner, Greensboro and Spring Hill. Due to its central location and built out highway infrastructure, Tysons Corner remains a desirable location for conducting business in the metro area. Additionally, the Staybridge Suites Tysons-McLean Property is located within the Washington D.C. core based statistical area (“Washington D.C. CBSA”). The Washington D.C. CBSA is the seventh most populous metropolitan area in the nation, spanning more than 5,627 square miles and comprising 15 counties with six independent cities. According to the appraisal, the Washington D.C. CBSA has continued to grow rapidly following a period of strong job growth, particularly in private services, robust population expansion and favorable demographics. The Washington D.C. CBSA’s regional population growth has outperformed the national average by an average of 90 basis points from 2012 through 2022. According to a third-party market research report, the Washington D.C. metropolitan statistical area entered 2024 after experiencing a 19.0% increase in RevPar as of year-end 2023, the fastest year-over-year growth among the market research provider’s top 25 markets, as well as a 10% increase in rooms demand as of year-end 2023. The market’s performance was largely driven by growth in business travel and group meetings. This growth reflects an 11.0% increase in weekday occupancy as of year-end 2023.

According to the appraisal, Tysons Corner is repositioning from a suburban commercial node to a live-work-play district. Tysons Corner is the second largest office submarket in Northern Virginia, behind Reston/Herndon. The majority of Tysons Corner’s office development is situated within a one-mile radius of the intersection of Leesburg Pike and Chain Bridge Road. Seven Fortune 500 companies are headquartered within Tysons Corner including Capital One, Freddie Mac, CSC, Booz Allen Hamilton, DXC Technology, Northrop Grumman and Hilton Worldwide. Other notable companies headquartered in Tysons Corner include USAToday, LMI, MicroStrategy, Gannett, Mitre and Intelsat. Local demand generators include the presence of two super-regional malls, Tysons Corner Center and Tysons Galleria, with both malls essentially located across from each other. Tysons Corner Center is the largest super-regional mall in the state, featuring 2.4 million SF of gross leasable area contained within three levels and is anchored by Bloomingdale’s, L.L. Bean, Lord & Taylor, Nordstrom, Macy’s and an AMC Theatres with 16 screens. Additionally, Tysons Corner Center offers more than 300 specialty stores and restaurants and attracts more than 25 million visitors annually. Tysons Galleria is a regional mall that was developed in 1988 and contains 800,000 SF of gross leasable. Tysons Galleria is anchored by Neiman Marcus and Saks Fifth Avenue. In 1997, Tysons Galleria was renovated and designed to appear more like a “European streetscape”. Tysons Galleria also features valet parking and concierge services. Catering to wealthy visitors, Tysons Galleria is equipped with foreign currency exchanges, day spas, security escorts and taxi services. Several designers including Bottega Veneta, Chanel, David Yurman, De Beers, Elie Tahari, Salvatore Ferragamo, Tory Burch and Versace have boutiques located within Tysons Galleria.

According to a third-party market research report, the estimated 2023 population within a one-, three-, and five-mile radius of the Staybridge Suites Tysons-McLean Property was 12,135, 90,702, and 275,442, respectively. According to the same third-party market research report, the 2023 average household income within the same radii was $200,204, $184,989 and $187,688, respectively.

The appraisal stated that the market faces barriers to entry due to the high cost of capital and labor and construction. Additionally, the appraisal noted there are currently five hotels planned for delivery within the Staybridge Suites Tysons-McLean Property’s submarket: The Ox at Fairfax, a 163-room independent hotel set to start development in 2026, a 165-room Homewood Suites by Hilton slated to be completed in 2030, a 146-room Home2Suites planned for completion later this year, a 140-room Canopy by Hilton and a 145-room Home2Suites, both in final planning stages proposed by KM Hotels. Of the five anticipated hotels, only one, Home2Suites, is actively under construction. Furthermore, upon completion, the Home2Suites will only represent approximately a 1.7% increase in total keys within the Fairfax/Tysons Corner lodging submarket, which contains 53 hotels and 8,655 rooms.

The following table presents the primary competitive properties to the Staybridge Suites Tysons-McLean Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	Extended Stay	2023 Occupancy(1)(2)	2023 ADR(1)(2)	2023 RevPAR(1)(2)
Staybridge Suites Tysons-McLean (Subject)(2)	2001	142	45%	5%	20%	30%	82.5%	$177.03	$146.01
Courtyard Tysons McLean	2000	229	60%	15%	25%	0%	70% - 75%	$160 - $180	$100 - $120
Homewood Suites by Hilton Falls Church I 495 @ Route 50	1998	107	45%	5%	15%	35%	75% - 80%	$160 - $180	$120 - $140
Hilton Garden Inn Tysons Corner	2006	149	55%	10%	35%	0%	70% - 75%	$160 - $180	$120 - $140
Residence Inn Tysons	2001	121	45%	5%	15%	35%	80% - 85%	$180 - $200	$140 - $160
Total/Average		748					76.5%	$169.44	$129.62

Source:	Appraisal
(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	2023 Occupancy, 2023 ADR and 2023 RevPAR figures for the Staybridge Suites Tysons-McLean Property represent the annual period ending December 2023 based on historical operating statements provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “As-If PIP Escrowed” value of $44,300,000 as of February 2, 2024, which assumes that a PIP escrow is fully funded and escrowed with the mortgage lender and that such reserved funds would be available for any potential purchaser. The “As-If PIP Escrowed” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.5%. The appraisal concluded to an “As-Is” appraised value of $43,100,000 as of February 2, 2024, resulting in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 71.5%.

Environmental Matters. According to the Phase I environmental site assessment dated March 8, 2024, there was no evidence of any recognized environmental conditions at the Staybridge Suites Tysons-McLean Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Hospitality – Extended Stay	Loan #11	Cut-off Date Balance:	$30,800,000
6845 Old Dominion Drive	Staybridge Suites Tysons-McLean	Cut-off Date LTV:	69.5%
McLean, VA 22101		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Staybridge Suites Tysons-McLean Property:

Cash Flow Analysis(1)(2)
	2019	(3)	2020	(3)	2021	(3)	2022	(3)	2023	T12 (3/31/2024)	UW	UW per Room
Occupancy	78.0%		55.6%		76.8%		78.9%		82.5%	85.0%	85.0%
ADR	$171.56		$132.99		$125.67		$157.21		$177.03	$178.15	$178.15
RevPAR	$133.83		$73.91		$96.50		$124.08		$146.01	$151.39	$151.39

Room Revenue	$7,400,268		$3,841,371		$5,001,586		$6,431,104		$7,567,804	$7,846,548	$7,846,548	$55,257.38
Parking(4)	$0		$0		$0		$0		$0	$0	$250,025	$1,760.74
Other Departmental Income	$25,348		$17,325		$22,698		$21,518		$23,324	$38,379	$38,379	$270.27
Total Revenue	$7,425,616		$3,858,696		$5,024,284		$6,452,622		$7,591,128	$7,884,927	$8,134,952	$57,288.39

Room Expense	$1,526,906		$804,586		$880,830		$1,091,891		$1,208,262	$1,267,380	$1,267,380	$8,925.21
Other Departmental Expenses	$18,884		$9,597		$10,937		$11,485		$10,019	$10,614	$10,614	$74.75
Undistributed Expenses	$1,845,077		$1,188,509		$1,502,875		$1,801,042		$1,898,956	$1,973,528	$2,012,761	$14,174.37
Management Fee	$222,768		$115,761		$150,729		$193,579		$227,734	$236,548	$244,049	$1,718.65
Real Estate Taxes	$409,116		$427,477		$304,577		$293,102		$326,927	$340,564	$310,781	$2,188.60
Insurance	$52,466		$57,971		$53,855		$65,265		$80,579	$86,797	$110,312	$776.85
Other Expenses	$55,769		$9,698		$40,512		$0		$0	$16,468	$0	$0.00
Total Expenses	$4,130,986		$2,613,599		$2,944,315		$3,456,364		$3,752,477	$3,931,899	$3,955,897	$27,858.43

Net Operating Income	$3,294,630		$1,245,097		$2,079,969		$2,996,258		$3,838,651	$3,953,028	$4,179,055	$29,429.97
FF&E	$297,025		$154,348		$200,971		$258,105		$303,645	$315,397	$325,398	$2,291.54
Net Cash Flow	$2,997,605		$1,090,749		$1,878,998		$2,738,153		$3,535,006	$3,637,631	$3,853,657	$27,138.43

NOI DSCR	1.25x		0.47x		0.79x		1.14x		1.46x	1.50x	1.59x
NCF DSCR	1.14x		0.42x		0.72x		1.04x		1.35x	1.38x	1.47x
NOI Debt Yield	10.7%		4.0%		6.8%		9.7%		12.5%	12.8%	13.6%
NCF Debt Yield	9.7%		3.5%		6.1%		8.9%		11.5%	11.8%	12.5%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	The decrease in Occupancy and Net Operating Income from 2019 to 2020, as well as the subsequent recovery, is primarily attributable to the effect of the COVID-19 pandemic on the hospitality industry.
(4)	The borrower plans to implement a parking fee post-acquisition. Lender has underwritten parking revenue at $10 per space at a 50.0% capture rate, representing a 36.6% haircut to the borrower’s budget.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Mortgage Loan No. 12 – Kenwood Towne Centre
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	A1/BBBsf/A			Location:	Cincinnati, OH 45236
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1958/1988, 2003, 2009, 2019-
Borrower Sponsors(2):	Brookfield Properties Retail Holding				2023
	LLC and Teachers' Retirement System			Size:	1,033,141 SF
	of the State of Illinois			Cut-off Date Balance Per SF(1):	$252
Guarantor:	GGP-TRS L.L.C.			Maturity Date Balance Per SF(1):	$252
Mortgage Rate:	6.2710%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	2/9/2024				(borrower-related)
Maturity Date:	3/1/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$37,950,692
IO Period:	60 months			UW NCF:	$36,139,189
Seasoning:	3 months			UW NOI Debt Yield(1):	14.6%
Prepayment Provisions(3):	L(27),D(26),O(7)			UW NCF Debt Yield(1):	13.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.19x
Additional Debt Balance(1):	$230,000,000			Most Recent NOI:	$37,685,851 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(7):	$37,154,574 (12/31/2022)
Reserves				3rd Most Recent NOI(7):	$33,772,475 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.2% (12/31/2023)
RE Taxes:	$0	Springing(4)	NAP	2nd Most Recent Occupancy:	96.1% (12/31/2022)
Insurance:	$0	Springing(5)	NAP	3rd Most Recent Occupancy:	93.9% (12/31/2021)
Replacement Reserve:	$0	Springing(6)	$516,571	Appraised Value (as of):	$571,200,000 (1/23/2024)
TI/LC Reserve:	$0	$129,143	$3,099,423	Appraised Value Per SF:	$553
Gap Rent:	$234,558	$0	NAP	Cut-off Date LTV Ratio(1):	45.5%
Existing TI/LC:	$3,732,395	$0	NAP	Maturity Date LTV Ratio(1):	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$260,000,000	100.0%	Loan Payoff:	$211,601,763	81.4%
			Return of Equity	$41,225,744	15.9%
			Upfront Reserves:	$3,966,953	1.5%
			Closing Costs:	$3,205,539	1.2%
Total Sources:	$260,000,000	100.0%	Total Uses:	$260,000,000	100.0%

(1)	The Kenwood Towne Centre Mortgage Loan (as defined below) is part of The Kenwood Towne Centre Whole Loan (as defined below) which is comprised of 11 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $260,000,000. The Kenwood Towne Centre Whole Loan was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation (“SGFC”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Kenwood Towne Centre Whole Loan.
(2)	Brookfield Properties Retail Holding LLC, one of the borrower sponsors, is related to the borrower sponsor for the Jordan Creek Town Center Whole Loan.
(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on April 1, 2024. Defeasance of the Kenwood Towne Centre Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Kenwood Towne Centre Whole Loan to be securitized and (ii) February 9, 2027. The assumed lockout period of 27 payment dates is based on the expected BANK5 2024-5YR7 securitization closing date in June 2024. The actual lockout period may be longer.
(4)	During the continuance of a reserve trigger period or cash management period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.
(5)	During the continuance of a reserve trigger period or cash management period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, except if the Kenwood Towne Centre Property is insured under a blanket policy meeting the requirements set forth in the related Kenwood Towne Centre Whole Loan documents (in which case, no insurance escrows will be required).
(6)	During the continuance of a reserve trigger period or cash management period, the borrower is required to escrow $21,524 per month, capped at $516,571.
(7)	The increase in NOI from 2021 to 2022 is primarily attributed to the borrower sponsor signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA (as defined below) and 20.1% of the underwritten base rent).

The Mortgage Loan. The twelfth largest mortgage loan (the “Kenwood Towne Centre Mortgage Loan”) is part of a whole loan (the “Kenwood Towne Centre Whole Loan”) secured by the borrower’s fee interest in the Kenwood Towne Centre, a super regional mall located in Cincinnati, Ohio (the “Kenwood Towne Centre Property”). The Kenwood Towne Centre Whole Loan is comprised of 11 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. The Kenwood Towne Centre Mortgage Loan is evidenced by the non-controlling Note A-1-2-B, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Kenwood Towne Centre Whole Loan will be serviced pursuant to the pooling and servicing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

agreement for the BANK5 Trust 2024-5YR6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The promissory notes comprising the Kenwood Towne Centre Whole Loan are summarized in the below table:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$55,000,000	$55,000,000	BANK5 Trust 2024-5YR6	Yes
A-1-2-A	$15,000,000	$15,000,000	BANK5 Trust 2024-5YR6	No
A-1-2-B	$30,000,000	$30,000,000	BANK5 2024-5YR7	No
A-1-3	$20,000,000	$20,000,000	BMO 2024-5C4	No
A-1-4	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-2-1	$40,000,000	$40,000,000	Benchmark 2024-V6	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2024-V6	No
A-2-3	$10,000,000	$10,000,000	Benchmark 2024-V6	No
A-3-1	$30,000,000	$30,000,000	BBCMS 2024-5C25	No
A-3-2	$20,000,000	$20,000,000	BBCMS 2024-5C25	No
A-3-3(1)	$15,000,000	$15,000,000	SGFC	No
Total	$260,000,000	$260,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower for the Kenwood Towne Centre Whole Loan is Kenwood Mall L.L.C., a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which indirectly owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million square feet throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL in 1939 for the purpose of providing retirement annuities and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of February 29, 2024, TRSIL had approximately $69.5 billion of assets under management.

The Property. The Kenwood Towne Centre Property is a three-story, Class A super regional mall, comprising an approximately 1,033,141 SF (the “Total Collateral NRA”) portion of a larger 1,170,977 SF (the “Total Mall NRA”) center situated on an approximately 154-acre site in Cincinnati, Ohio. Kenwood Towne Centre was built in 1958 and renovated multiple times between 1988 and 2023 and is anchored by (i) Macy’s, which owns its improvements and ground leases the underlying land from the borrower, (ii) Dillard’s and (iii) Nordstrom, which owns its improvements and the underlying land and is not part of the collateral. Other notable retailers include Louis Vuitton, Gucci, Tiffany & Co., Apple, Pottery Barn, Lululemon Athletica and Restoration Hardware.

As of December 31, 2023, the Kenwood Towne Centre Property was 95.2% occupied by 129 tenants (including temporary tenants, comprising approximately 2.7% of the Total Collateral NRA and 0.0% of the underwritten base rent). Since 2019, the borrower sponsors have invested over $30.0 million into the Kenwood Towne Centre Property for renovations and capital improvements including HVAC repairs, roof repairs, escalator repairs, pavement restoration, garage restoration, security camera replacements and irrigation system upgrades among other improvements to individual tenant spaces. In-line sales for tenants comprising less than 10,000 square feet as of December 2023 were $1,018 per SF (10.8% occupancy cost) including Apple and $779 per SF (13.8% occupancy cost) excluding Apple. The Kenwood Towne Centre Property provides parking via 5,881 surface parking and parking garage spaces, resulting in a parking ratio of approximately 5.02 spaces per 1,000 square feet of the Total Mall NRA.

The following tables presents certain information relating to the tenant sales of the Kenwood Towne Centre Property:

Sales History(1)(2)
Tenancy Type	2019	2020(3)	2021	2022	2023
Gross Mall Sales(4)	$356.1 million	$252.8 million	$370.1 million	$392.9 million	$395.0 million
Gross Mall Sales (Ex-Apple)(4)	$267.9 million	$207.7 million	$293.1 million	$311.7 million	$312.2 million
Comparable Sales PSF (Inline < 10,000 SF)	$881	$618	$995	$1,034	$1,018
Comparable Sales PSF (Inline < 10,000 SF, Ex- Apple)	$637	$489	$767	$786	$779
Occupancy Cost (Inline < 10,000 SF)	11.6%	15.7%	9.6%	10.3%	10.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	16.0%	19.6%	12.3%	13.5%	13.8%

(1)	Information is as provided by the borrower sponsors and only includes tenants reporting sales. Certain tenants may not have been in occupancy during the entire reporting period.
(2)	All figures are approximate.
(3)	The Kenwood Towne Centre Property was closed from March 24, 2020 until May 12, 2020, due to the COVID-19 pandemic.
(4)	Excludes sales for Dillard’s, Macy’s and Nordstrom (non-collateral anchor).
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

Anchor & Major Tenant Sales History (1) (2)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF	2023	2023 PSF
Anchor Tenants(3)
Macy’s	$53.3 million	$203	$31.3 million	$119	$52.4 million	$199	$62.2 million	$237	$49.1 million	$187
Dillard’s	$26.7 million	$111	$16.6 million	$69	$28.6 million	$119	$30.5 million	$127	$28.3 million	$118
Inline Tenants > 10,000 SF
Arhaus Furniture	$5.6 million	$333	$5.1 million	$299	$7.4 million	$439	$10.9 million	$643	$10.6 million	$627
Forever 21	$3.7 million	$225	$2.7 million	$161	$4.8 million	$290	$3.7 million	$221	$2.7 million	$162
Pottery Barn	$8.1 million	$511	$7.4 million	$466	$9.1 million	$574	$11.6 million	$729	$9.9 million	$620
Anthropologie	$2.9 million	$243	$3.0 million	$249	$2.1 million	$177	$5.0 million	$420	$5.0 million	$420
Restoration Hardware	$9.0 million	$840	$9.5 million	$881	$12.2 million	$1,133	$10.2 million	$952	$7.4 million	$683

(1)	Information is provided by the borrower sponsors.
(2)	All figures are approximate.
(3)	Represents estimated gross sales figures between 2019 and 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Apple, Altar’d State/Arula/Tulla and Pottery Barn.

Apple (9,383 SF; 0.9% of Total Collateral NRA; 4.3% of underwritten base rent): Apple is a retailer that designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. Apple has been a tenant at the Kenwood Towne Centre Property since 2001 under a lease with an expiration date of January 31, 2026 and has no renewal options or termination options.

Altar’d State/Arula/Tulla (12,838 SF; 1.2% of Total Collateral NRA; 3.3% of underwritten base rent): Altar’d State/Arula/Tulla operates within the Stand Out For Good, Inc. parent company, which is a purpose-based, lifestyle and fashion family of brands that was founded in 2009 and operates 176 stores and boutiques across its three brands in 38 states. Altar’d State/Arula/Tulla has been a tenant at the Kenwood Towne Centre Property since opening in 2022 under a lease with an expiration date of March 31, 2032, with one, five-year renewal option remaining and a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.

Pottery Barn (15,913 SF; 1.5% of Total Collateral NRA; 2.4% of underwritten base rent): Pottery Barn is a home furnishing retailer that was founded in 1948 and operates 184 stores as of 2023. Pottery Barn is a wholly owned subsidiary of Williams-Sonoma, Inc. Pottery Barn has been a tenant at the Kenwood Towne Centre Property since 2003 under a lease with an expiration date of January 31, 2030 and has no renewal or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to the major tenants at the Kenwood Towne Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	% of Total SF(3)	Annual UW Rent(4)	% of Total Annual UW Rent(4)	Annual UW Rent PSF(4)
							Sales PSF(5)	Occ Cost(5)(6)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Non-Collateral Anchor Tenant
Nordstrom(7)	Ba1/BB+/BB+	137,836	NAP	$0	0.0%	$0.00	NAV	NAV	NAV	NAV	NAV
Non-Collateral Anchor Tenant Subtotal / Wtd. Avg.		137,836	NAP	$0	0.0%	$0.00

Anchors
Macy’s(8)	Ba1/BB+/BBB-	262,829	25.4%	$0	0.0%	$0.00	$187	0.7%	9/10/2028	5 x 5 yr	N
Dillard’s(9)	Baa3/BB+/BBB-	240,656	23.3%	$604,525	2.0%	$2.51	$118	2.5%	1/31/2029	1 x 10 yr	Y	(9)

Major Tenants
Apple	Aaa/AA+/NR	9,383	0.9%	$1,266,730	4.3%	$135.00	$8,827	1.5%	1/31/2026	None	N
Altar’d State/Arula/Tulla(10)	NR/NR/NR	12,838	1.2%	$989,681	3.3%	$77.09	$447	21.2%	3/31/2032	1 x 5 yr	Y	(10)
Pottery Barn	NR/NR/NR	15,913	1.5%	$720,339	2.4%	$45.27	$620	15.2%	1/31/2030	None	N
Anthropologie	NR/NR/NR	11,890	1.2%	$653,854	2.2%	$54.99	$420	13.1%	1/31/2026	None	N
Arhaus Furniture	NR/NR/NR	16,925	1.6%	$619,455	2.1%	$36.60	$627	9.8%	1/31/2032	None	N
American Eagle Outfitters(11)	NR/NR/NR	6,044	0.6%	$596,905	2.0%	$98.76	$677	14.6%	3/31/2032	None	Y	(11)
Maggiano’s Little Italy	B1/BB-/NR	12,611	1.2%	$581,115	2.0%	$46.08	$783	9.0%	9/30/2034	1 x 5 yr	N
Watches of Switzerland(12)	NR/NR/NR	4,902	0.5%	$580,691	2.0%	$118.46	$1,945	8.8%	11/30/2031	1 x 5 yr	Y	(12)
The Cheesecake Factory	NR/NR/NR	12,243	1.2%	$550,935	1.9%	$45.00	$1,001	8.6%	1/31/2025	1 x 5 yr	N
Anchor/Major Tenants Subtotal/Wtd. Avg.		606,234	58.7%	$7,164,230	24.2%	$11.82

Other Tenants		377,278	36.5%	$22,443,982	75.8%	$59.49

Occupied Collateral Subtotal/Wtd. Avg.		983,512	95.2%	$29,608,212	100.0%	$30.10
Vacant Space		49,629	4.8%
Total/Wtd. Avg.	1,033,141		100.0%

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total SF refers only to the Kenwood Towne Centre Property collateral and does not include the portion of the Kenwood Towne Centre Property occupied by Nordstrom, which owns its improvements and the underlying land.
(4)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent include $674,713 in contractual rent steps through February 2025.
(5)	Sales PSF and Occ. Cost are presented as of the 12 months ended December 2023, as provided by the borrower sponsors.
(6)	Occupancy costs are calculated by the annual gross rent divided by the respective tenant annual sales.
(7)	Nordstrom (non-collateral anchor) does not pay rent but pays certain reimbursements.
(8)	Macy’s owns its improvements and ground leases the underlying land from the borrower sponsors. Macy’s pays the greater of: (i) Minimum Rent (as defined below) or (ii) 1% of the amount by which Macy’s gross sales exceed $30,000,000 during such fiscal year (“Percentage Rent”). “Minimum Rent” equals $0, except if Macy’s ceases operations as a department store for more than 12 months and thereafter exercises any renewal option, then during the five-year renewal period, the annual Minimum Rent will be the sum of $50,000 plus the greater of: (i) the annual Minimum Rent in effect at the time of exercising the extension option or (ii) 200,000. Currently, Macy’s pays Percentage Rent, currently underwritten as $190,590 per year ($0.73 per SF) and certain reimbursements that in the aggregate totals 0.7% of total UW gross rent.
(9)	Dillard’s has a one-time option to surrender the expansion premises (approximately 90,000 square feet).
(10)	Altar’d State/Arula/Tulla has a termination option that is exercisable if the tenant’s net sales fail to exceed $7,509,607 during the period between either December 1, 2026 and November 30, 2027 or December 1, 2027 and November 30, 2028, along with payment of a termination fee.
(11)	American Eagle Outfitters has a termination option that is exercisable if the tenant’s net sales fail to exceed $3,688,916 during the period between April 2027 and March 2028, along with payment of a termination fee.
(12)	Watches of Switzerland has a termination option that is exercisable if the tenant’s net sales fail to exceed $5,000,000 during the period between October 2025 and September 2026, along with payment of a termination fee.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to the lease rollover schedule at the Kenwood Towne Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(3)
MTM/ 2024	13	74,671	7.2%	7.2%	$1,708,181	5.8%	5.8%	$22.88
2025	18	70,050	6.8%	14.0%	$4,112,221	13.9%	19.7%	$58.70
2026	21	74,060	7.2%	21.2%	$5,574,367	18.8%	38.5%	$75.27
2027	12	37,792	3.7%	24.8%	$2,153,733	7.3%	45.8%	$56.99
2028	14	294,188	28.5%	53.3%	$2,511,303	8.5%	54.2%	$8.54
2029(4)	13	270,173	26.2%	79.5%	$2,864,580	9.7%	63.9%	$10.60
2030	7	27,885	2.7%	82.2%	$1,678,725	5.7%	69.6%	$60.20
2031	9	38,049	3.7%	85.8%	$2,469,759	8.3%	77.9%	$64.91
2032	11	61,220	5.9%	91.8%	$3,869,773	13.1%	91.0%	$63.21
2033	5	14,271	1.4%	93.1%	$1,103,347	3.7%	94.7%	$77.31
2034	6	21,153	2.0%	95.2%	$1,562,223	5.3%	100.0%	$73.85
2035 & Beyond	0	0	0.0%	95.2%	$0	0.0%	100.0%	$0.00
Vacant	0	49,629	4.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	129	1,033,141	100.0%		$29,608,212	100.0%		$30.10

(1)	Based on the underwritten rent roll dated December 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling, and UW Rent PSF Rolling include contractual rent steps totaling $674,713 through February 2025.
(4)	The maturity date for the Kenwood Towne Centre Whole Loan is March 1, 2029
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Kenwood Towne Centre Property is located in Cincinnati, Ohio, within the Cincinnati core-based statistical area (the “Cincinnati CBSA”). The Cincinnati CBSA spans 15 counties across Ohio, Kentucky and Indiana and is home to seven Fortune 500 companies including Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp. and Cintas. The Cincinnati CBSA’s largest employment sectors include trade, transportation & utilities (20.6% of the regional workforce), professional & business services (15.7%) and education & health services (14.9%). The largest employers in the Cincinnati CBSA are Kroger Co., Cincinnati Children’s Hospital, TriHealth, University of Cincinnati and St. Elizabeth Healthcare.

The Kenwood Towne Centre Property is situated at the northeast corner of Kenwood and Montgomery Roads, approximately 10 miles from the Cincinnati central business district. Interstate 71 is located adjacent to the Kenwood Towne Centre Property and provides north/south regional access through Cincinnati. Interstate 71 has an average daily traffic count of approximately 123,971 vehicles per day. The Kenwood Towne Centre Property serves a 10-mile trade area and is a major shopping destination for this portion of the region, which acts as a commercial/retail hub for the area, anchoring retail and commercial development along Montgomery and Kenwood Roads.

According to the appraisal, the 2022 population within a five-, 10- and 15-mile radius of the Kenwood Towne Centre Property was 169,911, 703,702 and 1,308,287, respectively, and the average household income within the same radii was $105,507, $102,106 and $98,654, respectively. According to a third-party market research report, the Kenwood Towne Centre Property is located in the Kenwood retail submarket, which contained 5,569,882 square feet of retail space as of the first quarter of 2024. The Kenwood retail submarket reported a vacancy rate of 6.7% and an average rental rate of $23.29 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to comparable retail centers for the Kenwood Towne Centre Property:

Competitive Property Summary(1)
Property Name	Year Built/ Renovated	Total NRA	Total Occupancy	Distance to Subject	Sales PSF	Anchor / Major Tenants
Kenwood Towne Centre 7875 Montgomery Road Cincinnati, OH	1958 / 1988, 2003, 2009, 2019-2023	1,033,141(2)	95.2%(3)	NAP	$779(4)(5)	Macy’s Dillard’s Nordstrom (non-collateral anchor)
Eastgate Mall 4601-200 Eastgate Boulevard Cincinnati, OH	1980 / 2003	858,783	86.0%	8.5 miles	$377	Dillard’s JC Penney Kohl’s
Northgate Mall 9501 Colerain Avenue Cincinnati, OH	1972 / 2015	1,100,000	79.0%	12.0 miles	$259	Ashley Furniture Burlington DSW Marshalls Overstock Furniture Xscape Theatres
Florence Mall 2028 Florence Mall Florence, KY	1976 / 2011	940,967	86.0%	21.0 miles	$447	JC Penney Macy’s Macy’s Home

(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the chart reflect the primary competition for the Kenwood Towne Centre Property.
(2)	Total NRA for the Kenwood Towne Centre Property excludes the SF for Nordstrom (non-collateral anchor).
(3)	Based on the underwritten rent roll dated December 31, 2023 excluding Nordstrom (non-collateral anchor).
(4)	Represents comparable sales per SF as of the 12 months ended December 2023 for in-line tenants (excluding Apple).
(5)	Information is as provided by the borrower sponsors and only includes tenants reporting sales.

Appraisal. According to the appraisal, Kenwood Towne Centre Property had an “as-is” appraised value of $571,200,000 as of January 23, 2024.

Environmental Matters. According to the Phase I environmental assessment dated January 17, 2024, there was no evidence of any recognized environmental conditions at the Kenwood Towne Centre Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Retail – Super Regional Mall	Loan #12	Cut-off Date Balance:	$30,000,000
7875 Montgomery Road	Kenwood Towne Centre	Cut-off Date LTV:	45.5%
Cincinnati, OH 45236		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow of the Kenwood Towne Centre Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	2023	UW		UW PSF(2)
Base Rent	$28,077,213	$26,265,745	$23,925,987	$26,120,002	$27,822,362	$28,933,499		$28.01
Rent Steps(3)	$0	$0	$0	$0	$0	$674,713		$0.65
Percent Rent	$1,629,756	$1,688,542	$4,688,543	$6,133,051	$4,437,293	$2,990,230		$2.89
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$2,799,141		$2.71
Gross Potential Rent	$29,706,969	$27,954,287	$28,614,530	$32,253,053	$32,259,655	$35,397,583		$34.26
Reimbursement Revenue	$15,881,057	$15,036,147	$12,925,944	$13,725,762	$14,242,630	$14,008,669		$13.56
Temporary Tenants	$3,537,191	$2,511,184	$3,678,791	$3,701,297	$3,468,467	$3,725,061		$3.61
Lease Termination Income	$0	$823,989	$908,941	$163,925	$702,334	$0		$0.00
Other Income(4)	$516,526	$360,323	$440,807	$462,098	$400,361	$389,272		$0.38
Net Rental Income	$49,641,743	$46,685,930	$46,569,013	$50,306,135	$51,073,447	$53,520,585		$51.80
(Vacancy)	($322,345)	($1,223,127)	$55,455	$142,623	$83,265	($2,799,141)		($2.71)
Effective Gross Income	$49,319,398	$45,462,803	$46,624,468	$50,448,758	$51,156,712	$50,721,444		$49.09

Total Expenses	$12,297,984	$11,598,539	$12,851,993	$13,294,184	$13,470,861	$12,770,752		$12.36
Net Operating Income	$37,021,414	$33,864,264	$33,772,475(5)	$37,154,574(5)	$37,685,851	$37,950,692		$36.73
Capital Expenditures	$0	$0	$0	$0	$0	$206,628		$0.20
TI/LC	$0	$0	$0	$0	$0	$1,604,875		$1.55
Net Cash Flow	$37,021,414	$33,864,264	$33,772,475	$37,154,574	$37,685,851	$36,139,189		$34.98

Occupancy (%)	97.1%	90.6%	93.9%	96.1%	95.2%	92.8%	(6)
NOI DSCR(7)	2.24x	2.05x	2.04x	2.25x	2.28x	2.30x
NCF DSCR(7)	2.24x	2.05x	2.04x	2.25x	2.28x	2.19x
NOI Debt Yield(7)	14.2%	13.0%	13.0%	14.3%	14.5%	14.6%
NCF Debt Yield(7)	14.2%	13.0%	13.0%	14.3%	14.5%	13.9%

(1)	Certain items such as capital expenditures and TI/LC were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW PSF is based on the Total Collateral NRA.
(3)	Contractual rent steps are through February 2025.
(4)	Other Income includes revenue from trash pad rental and valet parking income.
(5)	The increase in Net Operating Income from 2021 to 2022 is primarily attributed to the borrower sponsors signing new leases and lease renewals during 2021 and 2022 for approximately 21 tenants with associated underwritten rents (8.2% of Total Collateral NRA and 20.1% of the underwritten base rent).
(6)	The underwritten economic occupancy is 92.8%. The Kenwood Towne Centre Property was 95.2% leased based on the December 31, 2023, underwritten rent roll.
(7)	Debt Service Coverage Ratios and Debt Yields are based on the Kenwood Towne Centre Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Mortgage Loan No. 13 – Wildwood Center
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Atlanta, GA 30339
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/NAP
Borrower Sponsors:	(2)			Size:	668,082 SF
Guarantor:	DT Grat CS, LLC			Cut-off Date Balance PSF:	$97
Mortgage Rate:	7.9800%			Maturity Balance PSF:	$97
Note Date:	2/26/2024			Property Manager:	CBRE, Inc.
Maturity Date:	3/6/2029
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(6):	$9,012,505
Seasoning:	3 months			UW NOI Debt Yield:	13.9%
Prepayment Provisions:	L(27),D(29),O(4)			UW NCF Debt Yield:	13.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.69x
Additional Debt Balance(1):	$35,000,000			Most Recent NOI(6):	$7,395,191 (TTM 12/31/2023)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,629,269 (12/31/2022)
Reserves				3rd Most Recent NOI:	$7,147,865 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	77.2% (1/18/2024)
RE Taxes:	$766,814	$127,802	NAP	2nd Most Recent Occupancy:	88.3% (12/31/2023)
Insurance:	$58,513	$11,703	NAP	3rd Most Recent Occupancy:	82.5% (12/31/2022)
Replacement Reserve:	$0	$11,135	NAP	Appraised Value (as of) (7):	$113,000,000 (10/5/2023)
TI/LC Reserve(3):	$6,000,000	Springing	$3,250,000	Appraised Value PSF(7):	$169
Deferred Maintenance:	$65,640	$0	NAP	Cut-off Date LTV Ratio(7):	57.5%
Other(4)(5):	$4,384,694	$0	NAP	Maturity Date LTV Ratio(7):	57.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$65,000,000	75.6%	Loan Payoff(8)	$59,773,946	69.5%
Principal’s New Cash Contribution:	$21,013,530	24.4%	Letter of Credit(3)	$13,074,906	15.2%
			Reserves:	$11,275,662	13.1%
			Closing Costs:	$1,889,017	2.2%
Total Sources:	$86,013,530	100.0%	Total Uses:	$86,013,530	100.0%

(1)	The Wildwood Center Mortgage Loan (as defined below) is part of the Wildwood Center Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $65,000,000. The Wildwood Center Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”). WFB subsequently purchased and is contributing the non-controlling notes A-2, A-3, A-4, and A-5. The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Wildwood Center Whole Loan
(2)	The borrower sponsors are DT Grat CS, LLC , The Dennis Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian, and The Carol Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian.
(3)	The guarantor substituted the $6,000,000 upfront TI/LC reserve with a letter of credit. Upon delivery to the lender of the letter of credit, the upfront reserve amount was disbursed to the borrower. If such letter of credit balance falls below $3,250,000 at any time, the borrower will be required to deposit with the lender approximately $69,592 on each monthly payment date. The guarantor purchased a letter of credit to the tenant in the amount of $13,074,906 dated January 31, 2024, which is held by Manhattan Associates and available in connection with the build-out of Manhattan Associates’ fifth floor space.
(4)	Other Reserves consist of an approximately $325,711 upfront reserve for unfunded obligations, a $1,331,881 upfront reserve for free rent, and a $2,727,102 upfront reserve for Manhattan Associates’ gap rent based on the difference between the Manhattan Associates current rent under the current lease and the renewal rent which will go into effect in October 2025.
(5)	As part of Manhattan Associates' lease renewal, the guarantor provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The guarantor is required to provide the tenant with these funds on a draw basis. The guarantor purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. If the Manhattan Associates leasing waiver conditions (as defined in the Wildwood Center Whole Loan documents) are not met, the borrower is required to deposit the “Recourse Amount” into the TI/LC reserve held by the lender or deliver to lender a letter of credit in such amount. The Manhattan Associates leasing waiver conditions are currently being met. "Recourse Amount” means an amount equal to $13,079,456; provided, however, such amount will be reduced dollar for dollar by an amount equal to the aggregate draws actually paid by the borrower to Manhattan Associates for the budgeted tenant improvements.
(6)	The increase from Most Recent NOI to UW NOI is primarily due to Manhattan Associates renewing its lease with increased rents.
(7)	The Appraised Value of $113,000,000 represents the "As Is Hypothetical" value as of October 5, 2023, which assumes that the largest tenant, Manhattan Associates, has signed its renewal lease and all leasing costs associated with the renewal have been paid to the tenant. As of the Cut-off Date, the renewal lease has been executed and a letter of credit of $13,074,905.55 has been provided to Manhattan Associates in connection with tenant improvements and leasing costs. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is” value of $100.0 million are 65.0% and 65.0%, respectively.
(8)	A portion of the proceeds from the Wildwood Center Whole Loan were used to pay off in full a prior loan (with an outstanding balance of $62,819,765) that matured on December 1, 2023, and was in maturity default with the related prior lender at the time of origination of the Wildwood Center Loan. Reserve balances from such prior loan in the amount of $1,016,559 were also used to pay off such prior loan (and are not included in the Loan Payoff amount above).
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Wildwood Center Mortgage Loan”) is part of a whole loan (the “Wildwood Center Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $65,000,000 and secured by a first priority fee mortgage encumbering a 668,082 SF office property located in Atlanta, Georgia (the “Wildwood Center Property”). The Wildwood Center Whole Loan was originated by BSPRT. The controlling Note A-1, in the original principal amount of $35,000,000, was contributed to the Benchmark 2024-V6 securitization trust. The non-controlling Notes A-2, A-3, A-4, and A-5, in the aggregate principal amount of $30,000,000, were purchased by WFB and will be contributed to the BANK5 2024-5YR7 securitization trust. The Wildwood Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	Benchmark 2024-V6	Yes
A-2	10,000,000	10,000,000	BANK5 2024-5YR7	No
A-3	10,000,000	10,000,000	BANK5 2024-5YR7	No
A-4	5,000,000	5,000,000	BANK5 2024-5YR7	No
A-5	5,000,000	5,000,000	BANK5 2024-5YR7	No
Whole Loan	$65,000,000	$65,000,000

The Borrower and the Borrower Sponsor. The borrower is 2300 Windy Ridge LLC, a Georgia limited liability company and single purpose entity with a single purpose entity, Delaware limited liability company with 2 independent directors as its managing member. The borrower is owned by Vision Properties (2.5%) and Quarry Capital (97.5%) The borrower sponsors are DT Grat CS, LLC, The Dennis Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian, and The Carol Troesh 2009 Retained Annuity Trust FBO Carrie Sarrafian. The non-recourse carveout guarantor is DT Grat CS, LLC, which is wholly owned by Quarry Capital.

DT Grat CS, LLC, which is managed by Dennis Troesch, founder of Quarry Capital, has a portfolio of over 3,000 multifamily units and 3 million SF of commercial space valued at approximately $1.6 billion. Established in 2009, Vision Properties is a full-service commercial real estate firm headquartered in New Jersey with offices spanning the east coast to Rocky Mountain region. Vision Properties has a portfolio with over 8 million square feet of Class A office assets, with an estimated portfolio value of over one billion dollars. The loan is partial recourse to the non-recourse carveout guarantors in the amount of $13,079,456, provided, however, such amount will be reduced by an amount equal to the aggregate draws actually paid by the borrower to Manhattan Associates for the budgeted tenant improvements.

The Property. The Wildwood Center Property comprises an 11-story, Class A, suburban office building totaling 668,082 SF of net rentable area located in Atlanta, Georgia. Situated on a 12.32-acre site, the Wildwood Center Property was constructed in 1987. Amenities at the Wildwood Center Property include the 30,000 SF professionally run Wildwood Athletic Club, and 8,000 SF conference center, 11,000 SF of retail/office services, bike storage, a tenant shuttle to The Battery, which is a sports and entertainment complex, a tenant lounge and an entrance to the rail system. The Wildwood Center Property has 1,895 parking spaces on site, resulting in a parking ratio of approximately 2.8 spaces per 1,000 SF. As of January 18, 2024, the property was 77.2% leased to 43 tenants.

Major Tenants.

Manhattan Associates (209,828 SF, 31.4% of NRA; 42.9% of underwritten base rent). Manhattan Associates is a global software company that provides supply chain and omnichannel commerce solutions. Founded in 1990 and headquartered at the Wildwood Center Property, it offers a suite of software solutions designed to help businesses optimize their supply chain operations, manage inventory, streamline distribution processes, and enhance customer experiences across various channels.

Manhattan Associates has been a tenant since 1997. The current lease terminates September 30, 2025; however, the company executed an early lease renewal amendment, effective on October 1, 2025, that extends its tenancy at the Wildwood Center Property through September 30, 2036, reduces the total footprint by approximately 12,000 square feet and increases the base rent to $29.32 per SF on April 1, 2026. As part of the lease renewal, the borrower provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The borrower is required to provide the tenant with these funds on a draw basis. The borrower purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. Additionally, at origination, the borrower reserved $1,331,881 for free rent (the tenant is entitled to (i) one-month free rent for each of September 2024 and September 2025 with respect to suites 100, 300, 310, 450, 750, 820, 900 and 1000 and (ii) six months free rent from October 2025 through March 2026 with respect to suite 500) and $2,727,102 for gap rent (to cover the difference between rent due under the original lease and the new rent due per the lease renewal). Manhattan Associates has a one-time right to exercise an early termination of the 5th floor space (29,767 square feet) effective on March 31, 2029 upon at least 12-months prior written notice and the payment of a termination fee. In addition, Manhattan Associates has an ongoing right at any time after April 30, 2018 to terminate its lease as to the seventh floor storage space with 12-months’ prior notice.

Advisor Group (43,325 SF, 6.5% of NRA; 9.1% of underwritten base rent). The Advisor Group is a network of independent wealth management firms in the United States. It provides comprehensive support and resources to financial advisors, enabling them to serve their clients effectively and efficiently. The group offers a range of services including technology platforms, practice management support, compliance assistance, and access to a wide array of investment products and solutions. The Advisor Group has over 11,600 affiliated financial professionals and over $653 billion of assets under administration. Advisor Group has been a tenant since 2006 and has a current lease expiration on June 30, 2029 with two, 5-year renewal options. The tenant has a one-time right to terminate its lease on June 30, 2026 with at least 12-months written notice and the payment of a termination fee.

Scientific Research Corporation (33,984 SF, 5.1% of NRA; 6.7% of underwritten base rent). Scientific Research Corporation (“Scientific Research”) is a provider of advanced engineering, technology integration, and information solutions to government and commercial clients. Founded in 1988 and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

headquartered in Atlanta, Georgia, Scientific Research specializes in areas such as cybersecurity, intelligence, surveillance, engineering, and systems integration. Scientific Research has been at the property, which serves as its headquarters, since 2001 and the tenant’s current lease expires May 31, 2027 with one, 5-year renewal option. The tenant has the right to terminate its lease from and after January 1, 2024 in part (i) as to the third floor (3,008 SF) with 180 days’ written notice and (ii) as to the storage space (2,492 SF), with 60 days’ prior written notice. As of May 23, 2024, Scientific Research has not provided termination notice.

The following table presents certain information relating to the tenancy at the Wildwood Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P) (2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)		Renewal Options
Manhattan Associates	NR/NR/NR	209,828	31.4%	$6,151,451	42.9%	$29.32	9/30/2036	Y	(3)	None(4)
Advisor Group	NR/NR/NR	43,325	6.5%	1,306,337	9.1%	$30.15	6/30/2029	Y	(5)	2 x 5 Yr
Scientific Research Corp	NR/NR/NR	33,984	5.1%	$966,411	6.7%	$28.44	5/31/2027	Y	(6)	1 x 5 Yr
National Video Monitoring Co	NR/NR/NR	21,855	3.3%	$649,312	4.5%	$29.71	4/30/2029	N		1 x 3 Yr
BioIQ Inc	NR/NR/NR	18,142	2.7%	$606,668	4.2%	$33.44	5/31/2026	N		None
Keyence Corporation	NR/NR/NR	15,001	2.2%	$487,083	3.4%	$32.47	12/31/2025	Y	(7)	1 x 5 Yr
CoBank	NR/NR/NR	12,707	1.9%	$370,663	2.6%	$29.17	1/31/2026	N		1 x 5 Yr
Telrite Corporation	NR/NR/NR	10,227	1.5%	$303,844	2.1%	$29.71	7/31/2028	N		None
Stanley D Lindsey	NR/NR/NR	11,668	1.7%	$284,262	2.0%	$24.36	2/28/2030	N		1 x 5 Yr
American Gen Life Insurance Co	A+/NR/NR	9,315	1.4%	$275,351	1.9%	$29.56	2/28/2028	Y	(8)	1 x 5 Yr
Subtotal/Wtd. Avg.		386,052	57.8%	$11,401,382	79.4%	$29.53

Other Tenants		129,563	19.4%	$2,953,668	20.6%	$22.80
Occupied Collateral Total		515,615	77.2%	$14,355,051	100.0%	$27.84
Vacant Space		152,467	22.8%
Total/Wtd. Avg.		668,082	100.0%

(1)	Based on the underwritten rent roll dated January 18, 2024, with contractual rent steps through March 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Manhattan Associates has a one-time right to exercise an early termination of the 5th floor space (29,767 square feet) on March 31, 2029 upon at least 12-months prior written notice and the payment of a termination fee.
(4)	Manhattan Associates executed an early lease renewal amendment, effective on October 1, 2025, that extends its tenancy at the Wildwood Center Property through September 30, 2036. According to the borrower, the tenant plans to use the space on the 6th floor that was recently vacated by DS Advisors at no additional cost, while tenant’s newly leased space on the 5th floor is being built out. Underwritten base rent is inclusive of Manhattan Associate rent based on the renewed lease steps to $29.32 per square foot on October 1, 2025. $1,331,881 for free rent and $2,727,102 for Manhattan Associates’ gap rent were reserved at origination. Under the renewal lease, the tenant is entitled to receive (i) one-month free rent for each of September 2024 and September 2025 with respect to suites 100, 300, 310, 450, 750, 820, 900 and 1000 and (ii) six months free rent from October 2025 through March 2026 with respect to suite 500.
(5)	Advisor Group has a one-time right to exercise an early termination of its lease on June 30, 2026 upon at least 12-months written notice and the payment of a termination fee.
(6)	Scientific Research Corp has the right to terminate its lease from and after January 1, 2024 in part (i) as to the third floor premise of its space (3,008 SF) upon 180 days’ written notice and (ii) as to the storage space (2,492 SF) upon 60 days’ prior written notice. As of May 23, 2024, the tenant has not provided such notice.
(7)	Keyence Corporation has a one-time right to exercise an early termination of its space with the payment of a termination fee if the borrower cannot offer additional space upon receipt of an expansion notice within the Wildwood Center Property that is within 10% of Keyence Corporation’s requested size within 10 business days of receipt.
(8)	American Gen Life Insurance Co has a one-time right to terminate its lease effective on November 30, 2025 upon 9 months’ written notice and the payment of a termination fee.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

The following table presents certain information relating to the lease rollover schedule at the Wildwood Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM/2024	12	54,754	13.17	8.2%	8.2%	720,988	5.0%	5.0%
2025	6	30,549	31.29	4.6%	12.8%	955,842	6.7%	11.7%
2026	7	44,421	32.09	6.6%	19.4%	1,425,512	9.9%	21.6%
2027	6	50,413	29.55	7.5%	27.0%	1,489,463	10.4%	32.0%
2028	4	30,255	27.66	4.5%	31.5%	836,780	5.8%	37.8%
2029(3)	3	69,419	29.96	10.4%	41.9%	2,079,767	14.5%	52.3%
2030	1	11,668	24.36	1.7%	43.6%	284,262	2.0%	54.3%
2031	1	5,692	29.54	0.9%	44.5%	168,142	1.2%	55.5%
2032	0	0	0.00	0.0%	44.5%	0	0.0%	55.5%
2033	1	8,111	29.94	1.2%	45.7%	242,843	1.7%	57.1%
2034 & Thereafter	2	210,333	29.25	31.5%	77.2%	6,151,451	42.9%	100.0%
Vacant	0	152,467	0.00	22.8%	100.0%	0	0.0%	100.0%
Total/Wtd. Avg.	43	668,082	$27.84	100.0%		$14,355,051	100.0%

(1)	Based on the underwritten rent roll dated January 18, 2024, with contractual rent steps through March 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The loan maturity date is March 6, 2029.

The Market. The Wildwood Center Property is located approximately 13.6 miles northwest of the Atlanta Central Business District. The development in the surrounding area is concentrated in office, residential, and retail. Access throughout the region is provided via Interstate 75 and 285, which are located approximately 1.0 and 1.8 miles from the Wildwood Center Property, respectively. The Wildwood Center Property is located approximately 1.5 miles from Truist Park, the Atlanta Braves stadium, which is a part of a 60-acre mixed-use development which includes a live performance theater, numerous restaurants and retail venues, and multiple office buildings. According to the appraisal, the 2023 population and average household income within a one-, three- and five-mile radius of the Wildwood Center Property was 10,477, 89,393, and 222,706 and $106,611, $120,349, and $141,965, respectively

According to a third party market research report, the property is located in the Cumberland/Galleria submarket of the Atlanta, Georgia office market. As of the second quarter of 2023, the Cumberland/Galleria submarket reported a total inventory of approximately 30.8 million SF with an 84.8% occupancy rate and average asking rent of $27.29 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Wildwood Center Property:

Market Rent Summary
	Office > 20,000 SF	Office > 20,000 SF Penthouse	Office < 20,000 SF	Office < 20,000 SF Penthouse	Strip / Retail Office
Market Rent (PSF)	$29.00	$30.00	$29.00	$30.00	$25.00
Lease Term (Months)	91	91	65	65	60
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$50 / $20	$50 / $20	$30 / $10	$30 / $10	$10 / $0
Leasing Commissions (New/Renewal)	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%	150% of Month 1 + 6.0%
Free Rent (Months) (New/Renewal)	7 / 5	7 / 5	5 / 3	5 /3	0 / 0

Source: Appraisal.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

The following table presents information relating to comparable office property sales for the Wildwood Center Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
Three Ravina 3 Ravina Drive Atlanta, GA 30346	1991 / NAP	817,188	92.0%	Aug-2023	$175,000,000	$214.15
Pershing Park Plaza 1420 Peachtree Street, NE Atlanta, GA 30309	1989 / 2022	159,114	94.0%	Jul-2023	$48,000,000	$301.67
Towers at Wildwood Plaza 3200 Windy Hill Road Atlanta, GA 30339	1991 / NAP	719,292	90.0%	Sep-2022	$157,500,000	$218.97
Bank of America Plaza 600 West Peachtree Street NW Atlanta, GA 30308	1992 / 2018	1,351,586	66.0%	Mar-2022	$380,000,000	$281.15

Source: Appraisal.

The following table presents information relating to comparable office leases for the Wildwood Center Property:

Comparable Leases Table
Property Name/Location	Year Built/ Renovated	Size (SF)	Annual Base Rent PSF	Lease Type
Towers at Wildwood Plaza 3200 Windy Hill Road Atlanta, GA 30339	1991 / NAP	719,292	$30.00	Full Service
2100 RiverEdge 2100 Riveredge Parkway, NW Sandy Springs, GA 30328	1984 / NAP	266,327	$28.00-$29.00	Full Service
Platinum Tower 400 Interstate North Parkway Atlanta, GA 30339	1986 / NAP	312,591	$28.00-$28.50	Full Service
1000 Parkwood 1000 Parkwood Circle, SE Atlanta, GA 30339	1985 / 2007	212,705	$28.00	Full Service
Parkwood Point 2018 Powers Ferry Road Atlanta, GA 30339	2000 / 2020	219,660	$28.50-$30.00	Full Service
1600 Parkwood Circle 1600 Parkwood Circle, SE Atlanta, GA 30339	1985 / NAP	154,668	$27.00	Full Service

Source: Appraisal.

Appraisal. According to the appraisal, the Wildwood Center Property had an “As-Is Hypothetical” appraised value of $113,000,000 as of October 5, 2023, which assumes that all leasing costs associated with the Manhattan Associates renewal have been paid, and the tenant is paying the increased rental rate. As part of Manhattan Associates' lease renewal, the borrower provided Manhattan Associates with an approximately $12.6 million tenant improvement allowance and an approximately $503,000 allowance for borrower's costs. The related borrower purchased an approximately $13.1 million letter of credit which is held by the tenant associated with this work. Additionally, the gap rent and free rent associated with the renewal were reserved at loan origination. The appraisal concluded to an “as-is” appraised value of $100,000,000 as of October 5, 2023.

Environmental. According to the Phase I environmental assessment dated October 11, 2023, there was no evidence of any recognized environmental conditions at the Wildwood Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

Office – Suburban	Loan #13	Cut-off Date Balance:	$30,000,000
2300 Windy Ridge Parkway	Wildwood Center	Cut-off Date LTV:	57.5%
Atlanta, GA 30339		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	13.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Wildwood Center Property:

Cash Flow Analysis
	2020		2021		2022	2023		U/W		U/W Per SF
Base Rent	$12,916,470		$12,883,301		$12,421,866	$13,683,622		$18,535,335	(1)	$27.74
Rent Steps	$0		$0		$0	$0		$231,295		$0.35
Gross Potential Rent	$12,916,470		$12,883,301		$12,421,866	$13,683,622		$18,766,630		$28.09
Expense Recoveries	$299,471		$170,961		$172,450	$272,698		$0		$0.00
Rent Abatements	($508,853)		($674,370)		($763,650)	($950,438)		$0		$0.00
Parking Income	$7,150		$5,050		$3,600	$3,600		$3,600		$0.01
Net Rental Income	$12,714,237		$12,384,942		$11,834,267	$13,009,482		$18,770,230		$28.10
(Vacancy / Credit Loss)	$0		$0		$0	$0		($4,412,447)		($6.60)
Effective Gross Income	$12,714,237		$12,384,942		$11,834,267	$13,009,482		$14,357,783		$21.49
Real Estate Taxes	$1,606,263		$1,727,977		$1,559,370	$1,509,140		$1,488,960		$2.23
Insurance	$83,758		$89,890		$97,120	$118,489		$136,341		$0.20
Management Fee	$266,524		$255,802		$246,560	$274,953		$430,733		$0.64
Other Expenses	$3,275,952		$3,163,409		$3,301,948	$3,711,709		$3,289,244		$4.92
Total Expenses	$5,232,497		$5,237,077		$5,204,998	$5,614,291		$5,345,278		$8.00
Net Operating Income	$7,481,741		$7,147,865		$6,629,269	$7,395,191	(2)	$9,012,505	(2)	$13.49
Capital Expenditures	$0		$0		$0	$0		$133,616		$0.20
TI/LC(3)	$0		$0		$0	$0		$0		$0.00
Net Cash Flow	$7,481,741		$7,147,865		$6,629,269	$7,395,191		$8,878,888		$13.29

Occupancy (%)	83.0%	(4)	82.0%	(4)	82.5%	77.2%	(5)	76.2%
NOI DSCR	1.42x		1.36x		1.26x	1.41x		1.71x
NCF DSCR	1.42x		1.36x		1.26x	1.41x		1.69x
NOI Debt Yield	11.5%		11.0%		10.2%	11.4%		13.9%
NCF Debt Yield	11.5%		11.0%		10.2%	11.4%		13.7%

(1)	Based on the underwritten rent roll dated January 18, 2024, with contractual rent steps through March 31, 2025.
(2)	The increase from 2023 Net Operating Income to UW Net Operating Income is primarily due to Manhattan Associates renewing its lease with increased rents.
(3)	The Wildwood Center Whole Loan is structured with an upfront TI/LC letter of credit in the amount of $6,000,000. If the TI/LC reserve balances falls below $3,250,000 at any time, the borrower will be required to deposit approximately $69,592 on each monthly payment date.
(4)	Source: Third party provider.
(5)	As of January 18, 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-143

Mortgage Loan No. 14 - Anaheim Desert Inn & Suites

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	A3/NR/BBB			Location:	Anaheim, CA 92802
Original Balance:	$29,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$29,500,000			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1984/1990
Borrower Sponsors:	Shirish H. Patel and Arun H. Patel			Size:	147 Rooms
Guarantors:	Shirish H. Patel and Arun H. Patel			Cut-off Date Balance per Room:	$200,680
Mortgage Rate:	6.9510%			Maturity Date Balance per Room:	$200,680
Note Date:	5/1/2024			Property Manager:	J Street Hospitality, Inc.
Maturity Date:	5/11/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$6,498,445
Amortization Term:	0 months			UW NCF:	$6,029,217
IO Period:	60 months			UW NOI Debt Yield:	22.0%
Seasoning:	1 month			UW NCF Debt Yield:	20.4%
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield at Maturity:	22.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.90x
Additional Debt Type:	NAP			Most Recent NOI:	$6,490,041 (3/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$6,226,875 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$6,321,299 (12/31/2022)
				Most Recent Occupancy:	88.9% (3/31/2024)
				2nd Most Recent Occupancy:	88.8% (12/31/2023)
Reserves				3rd Most Recent Occupancy:	89.1% (12/31/2022)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$55,500,000 (3/19/2024)
RE Taxes:	$27,118	$13,559	NAP	Appraised Value per Room:	$377,551
Insurance:	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	53.2%
FF&E Reserve:	$0	$29,327	NAP	Maturity Date LTV Ratio:	53.2%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$29,500,000	100.0%	Loan Payoff:	$18,720,818	63.5%
			Return of Equity:	$10,358,983	35.1%
			Upfront Reserves:	$27,118	0.1%
			Closing Costs:	$393,081	1.3%
Total Sources:	$29,500,000	100.0%	Total Uses:	$29,500,000	100.0%

(1)	The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Anaheim Desert Inn & Suites Property (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Anaheim Desert Inn & Suites Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000 and secured by the fee interest in a 147-room limited-service hotel located in Anaheim, California (the “Anaheim Desert Inn & Suites Property”).

The Borrower and the Borrower Sponsors. The borrower is Anaheim Desert Inn & Suites LP, a single-purpose, California limited partnership with a single-purpose, Delaware limited liability company with one independent director, as its general partner. The borrower sponsors and non-recourse carveout guarantors are Shirish H. Patel and Arun H. Patel.

Shirish Hansji Patel founded the Hansji Corporation in 1974, which is headquartered in Anaheim and currently owns 25 commercial real estate properties. Hansji Corporation has both operated and developed hotels flagged by hospitality chains such as Hilton and Marriott. The Hansji Corporation is currently led by Shirish Patel’s son, Rajan Hansji, President and CEO, who is responsible for oversight of Hansji’s investment, development, and management operations.

The Property. The Anaheim Desert Inn & Suites Property is a 147-room, limited-service hotel located in Anaheim, California. Built in 1984, the Anaheim Desert Inn & Suites Property is operated by J Street Hospitality, Inc. Amenities include a breakfast dining area with complimentary breakfast, indoor pool and whirlpool, a guest laundry area, and vending areas. The Anaheim Desert Inn & Suites Property guestroom configuration consists of 3 king rooms, 21 queen/queen suite rooms, 46 queen/queen deluxe suite rooms, 48 parlor suite rooms, 13 C-1 - parlor suites family (sleeps 8) and 16 C-2 parlor suites family (sleeps 10). The Anaheim Desert Inn & Suites Property has an onsite parking garage with 120 spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-144

Hospitality - Limited Service	Loan #14	Cut-off Date Balance:	$29,500,000
1600 South Harbor Boulevard	Anaheim Desert Inn & Suites	Cut-off Date LTV:	53.2%
Anaheim, CA 92802		U/W NCF DSCR:	2.90x
		U/W NOI Debt Yield:	22.0%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Anaheim Desert Inn & Suites Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Anaheim Desert Inn & Suites Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	83.2%	$210.99	$187.99	89.1%	$210.99	$187.99	107.1%	100.0%	100.0%
12/31/2023 TTM	82.9%	$222.96	$184.84	88.8%	$227.50	$202.02	107.1%	102.0%	109.3%

Source: Appraisal.

(1)	According to the appraisal, the competitive set includes Best Western Plus Anaheim Inn, Best Western Plus Raffles Inn & Suites, Park Vue Inn Motel, Wyndham Anaheim, Grand Legacy at The Park, Hotel Indigo Anaheim Maingate and Holiday Inn Express & Suites Anaheim Resort Area.

The Market. The Anaheim Desert Inn & Suites Property is located in the southern portion of the Anaheim Resort District of Anaheim, California within Orange County. The property is located approximately 0.7 miles from Interstate 5 via South Disney Way. Interstate 5 South and Interstate 710 South provide access to the property from the greater Los Angeles metropolitan area. The property is located across Harbor Boulevard from the Disneyland Resort, which includes Disneyland, Disney California Adventure Park, the Downtown Disney District, and several Disney hotels. Southeast of the property is Anaheim Garden Walk, a 20-acre outdoor entertainment and dining destination featuring the House of Blues Anaheim and a movie theatre.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Anaheim Desert Inn & Suites Property was 20,448, 271,580 and 765,447, respectively. The median household income for the same one-, three- and five-mile radius was $66,599, $81,876 and $80,438, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Anaheim Desert Inn & Suites Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Anaheim Desert Inn & Suites Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	TTM (3/31/2024)	UW	UW per Room
Occupancy	94.8%	19.1%	50.6%	89.1%	88.8%	88.9%	88.9%
ADR	$172.43	$172.76	$179.91	$210.99	$227.5	$231.19	$231.19
RevPAR	$163.46	$33.06	$91.09	$188.04	$202.10	$205.52	$205.52

Room Revenue	$8,770,635	$1,778,527	$4,887,626	$10,089,239	$10,843,518	$11,057,458	$11,027,246	$75,015.28
Food & Beverage Revenue	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Income(1)	$767,118	$167,024	$348,836	$678,355	$661,298	$703,539	$703,454	$4,785.40
Total Revenue	$9,537,753	$1,945,551	$5,236,462	$10,767,594	$ 11,504,816	$11,760,997	$11,730,700	$79,800.68

Room Expense	$2,097,597	$658,470	$961,412	$1,984,390	$2,207,487	$2,254,603	$2,397,283	$16,308.05
Food & Beverage Expense	$0	$0	$0	$0	$0	$0	$0	$0.00
Other Department Expense	$355,266	$166,886	$225,878	$419,886	$407,283	$428,913	$428,861	$2,917.42
Total Undistributed Expenses	$1,417,137	$825,559	$1,172,349	$1,817,342	$ 2,247,345	$2,094,483	$1,891,925	$12,870.24
Property Taxes	$144,821	$134,729	$152,724	$151,683	$153,546	$154,257	$356,000	$2,421.77
Insurance	$64,713	$25,536	$74,110	$72,994	$262,280	$338,700	$158,186	$1,076.10
Total Expenses	$4,079,534	$1,811,180	$2,586,473	$4,446,295	$5,277,941	$5,270,956	$5,232,255	$35,593.57

Net Operating Income(2)	$5,458,219	$134,371	$2,649,989	$6,321,299	$6,226,875	$6,490,041	$6,498,445	$44,207.11
FF&E	$0	$0	$0	$0	$0	$0	$469,228	$3,192.03
Net Cash Flow	$5,458,219	$134,371	$2,649,989	$6,321,299	$6,226,875	$6,490,041	$6,029,217	$41,015.08

NOI DSCR	2.63x	0.06x	1.27x	3.04x	3.00x	3.12x	3.13x
NCF DSCR	2.63x	0.06x	1.27x	3.04x	3.00x	3.12x	2.90x
NOI Debt Yield	18.5%	0.5%	9.0%	21.4%	21.1%	22.0%	22.0%
NCF Debt Yield	18.5%	0.5%	9.0%	21.4%	21.1%	22.0%	20.4%

(1)	Other income consists of primarily parking income, with additional vending income.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2020 and the increases in Occupancy and Net Operating Income from 2020 to 2021 and 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-145

Mortgage Loan No. 15 – Pleasanton Corporate Commons
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/DBRSM):	NR/NR/NR			Location:	Pleasanton, CA 94588
Original Balance(1):	$28,700,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$28,700,000			Detailed Property Type:	Office/Lab
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2001/2023
Borrower Sponsors:	Rohit Kumar and Jayaprasad Vejendla			Size:	295,306 SF
Guarantors:	Rohit Kumar and Jayaprasad Vejendla			Cut-off Date Balance Per SF(1):	$223
Mortgage Rate:	7.7800%			Maturity Date Balance Per SF(1):	$223
Note Date:	5/6/2024			Property Manager:	G&E Real Estate Management
Maturity Date:	5/6/2029				Services, Inc.
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$8,480,059
IO Period:	60 months			UW NCF:	$7,727,029
Seasoning:	1 month			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions(2):	L(25),D(31),O(4)			UW NCF Debt Yield(1):	11.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.49x
Additional Debt Balance(1):	$37,100,000			Most Recent NOI:	$7,414,565 (3/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,952,895 (12/31/2023)
Reserves				3rd Most Recent NOI:	$4,836,820 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2024)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance(3):	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2022)
Replacement Reserve:	$0	$4,922	NAP	Appraised Value (as of):	$110,400,000 (1/9/2024)
Deferred Maintenance:	$8,750	$0	NAP	Appraised Value PSF:	$374
TI/LC Reserve(3):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	59.6%
Other Reserve(4):	$26,890	Springing	$8,250,000	Maturity Date LTV Ratio(1):	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$65,800,000	61.8%	Purchase Price:	$105,300,000	98.9%
Borrower Sponsor Equity:	$40,724,498	38.2%	Closing Costs:	$1,188,858	1.1%
			Upfront Reserves:	$35,640	0.0%
Total Sources:	$106,524,498	100.0%	Total Uses:	$106,524,498	100.0%

(1)	The Pleasanton Corporate Commons Mortgage Loan (as defined below) is part of the Pleasanton Corporate Commons Whole Loan (as defined below), which is comprised of four pari passu promissory notes, with an aggregate Original Balance and Cut-off Date Balance of $65,800,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Pleasanton Corporate Commons Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on June 6, 2024. Defeasance of the Pleasanton Corporate Commons Whole Loan in full is permitted at any time after the earlier to occur of (i) the date that is two years from the closing date of the securitization that includes the last pari passu note of the Pleasanton Corporate Commons Whole Loan to be securitized and (ii) May 6, 2027. The assumed lockout period of 25 payments is based on the expected BANK5 2024-5YR7 securitization closing date in June 2024. The actual lockout period may be longer.
(3)	According to the Pleasanton Corporate Commons Whole Loan documents, the monthly deposits for taxes will be waived as long as the sole tenant, 10x Genomics, Inc., pays taxes directly and provides evidence of payment. Monthly deposits for insurance are waived as long as the borrower maintains a blanket policy for the Pleasanton Corporate Commons Property (as defined below). The borrower is required to deposit $57,830.77 into a TI/LC reserve on each monthly payment date, commencing upon (i) an event of default occurs, (ii) the debt service coverage ratio falls below 1.10x, (iii) the sole tenant, 10x Genomics, Inc., defaults under its lease, fails to be in actual, physical possession of its space, “goes dark”, gives notice of lease termination, files for bankruptcy or gives notice of relocation of its headquarters, and ending upon the cure of the applicable trigger conditions in accordance with the loan agreement.
(4)	Initial Other Reserve represents a Prepaid Rent Reserve ($26,889.94) for prepaid rent received by the borrower from 6210 Stoneridge Mall Drive Solar Project 2021, LLC. Springing monthly Other Reserve deposits represents a 10x Genomics Renewal Reserve, for which the borrower will be required to deposit $460,000 during a 10x Genomics Renewal Reserve Trigger Event (as defined herein), subject to a cap of $8,250,000. A “10x Genomics Renewal Reserve Trigger Event” means that as of the earlier to occur of (i) 13 months prior to the loan maturity date and (ii) 18 months prior to the expiration of the 10x Genomics, Inc. lease at the 6230 building, the lender has not received a notice of renewal of the lease at the 6230 building from 10x Genomics, Inc. for at least a three-year extension.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Pleasanton Corporate Commons Mortgage Loan”) is part of a whole loan (the “Pleasanton Corporate Commons Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $65,800,000 and secured by a first priority fee mortgage encumbering a 295,306 SF office/lab property located in Pleasanton, California (the “Pleasanton Corporate Commons Property”). The Pleasanton Corporate Commons Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Citi Real Estate Funding Inc (“CREFI”). The Pleasanton Corporate Commons Mortgage Loan is evidenced by the non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $28,700,000. The remaining promissory notes comprising the Pleasanton Corporate Commons Whole Loan are summarized in the below table. The Pleasanton Corporate Commons Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR7 securitization until the controlling Note A-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-146

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

Pleasanton Corporate Commons Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	CREFI	Yes
A-2	$12,100,000	$12,100,000	CREFI	No
A-3	$20,000,000	$20,000,000	BANK5 2024-5YR7	No
A-4	$8,700,000	$8,700,000	BANK5 2024-5YR7	No
Whole Loan	$65,800,000	$65,800,000

The Borrowers and the Borrower Sponsors. The borrowers are PCC Stoneridge I LLC and RSPCC I LLC, each a Delaware limited liability company and single purpose entity with one independent director, as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Rohit Kumar and Jayaprasad Vejendla.

Rohit Kumar and Jayaprasad Vejendla are the principals of Nome Capital Partners, a real estate investment management firm founded in 2014. Based in the San Francisco Bay Area, the firm invests in and manages income generating commercial real estate, with a current portfolio totaling $794 million. The firm seeks to invest and manage assets characterized by high occupancy, with significant lease term to tenants who are highly invested in both the location and space. Nome Capital Partners is located in Milpitas, California, approximately 25 miles from the Pleasanton Corporate Commons Property.

The Property. The Pleasanton Corporate Commons Property consists of two adjacent class A office/lab buildings totaling 295,306 SF located at 6210 and 6230 Stoneridge Mall Road in Pleasanton, California. Originally constructed in 2001, the Pleasanton Corporate Commons Property is 100% leased to 10x Genomics, Inc., a publicly-traded biotech company. The Pleasanton Corporate Commons Property is certified LEED platinum and located approximately 35 miles east of San Francisco within the East Bay region. 6230 Stoneridge Mall Road contains 150,151 SF, while 6210 Stoneridge Mall Road contains 145,155 SF. 6230 Stoneridge Mall Road consists of 39% lab and 61% office space, while 6210 Stoneridge Mall Road consists of 54% lab and 46% office space. There are two other buildings within the immediate vicinity (located at 6200 and 6220 Stoneridge Mall Road) that are also owned by the borrower sponsor but are not part of the collateral. The Pleasanton Corporate Commons Whole Loan documents contain anti-poaching covenants that restrict the borrowers’ ability to relocate 10x Genomics, Inc. from the Pleasanton Corporate Commons Property to such non-collateral buildings. The Pleasanton Corporate Commons Property features several amenities such as a newly-built fitness center, café/restaurant and recreational activities, including a putting green and bocce ball courts. The Pleasanton Corporate Commons Property serves as the global headquarters for 10x Genomics, Inc., which utilizes both buildings as life science facilities, with 46% of the total SF comprised of lab space. The seller has invested approximately $21 million in tenant improvements in the Pleasanton Corporate Commons Property. The previous owner also invested approximately $3.9 million in capital expenditures for the Pleasanton Corporate Commons Property. 10x Genomics, Inc. has invested $81.2 million into its own state-of-the-art lab and research buildout.

Sole Tenant.

10x Genomics, Inc. (295,306 SF, 100.0% of NRA, 100.0% of UW Rent). 10x Genomics, Inc. (NASDAQ: TXG) is a publicly-traded life science company that makes equipment, software and products for biomedical experts to analyze cells. The company has exhibited sustained corporate growth as it continues to innovate within the biological field. In total, 10x Genomics, Inc. has more than 4,600 proprietary products and instruments, 1,750 patents, and 7,000 publications. It was founded in 2012 by Serge Saxonov, Ben Hindson and Kevin Ness, and as of 2023, had 1,259 employees and 7 locations across the world.

6230 Stoneridge Mall Road

10x Genomics, Inc. initially took occupancy at the 6230 building in April 2019. Its lease at the 6230 building represents 50.8% of NRA and 50.4% of UW Rent, with a lease expiration date of September 30, 2029. The 6230 building serves as the headquarters for 10x Genomics, Inc. The building is built-out with 39% lab space, which is located on floors 2-4. The tenant occupies five suites in this building, ranging from 26,031 SF to 31,030 SF, and is currently paying a modified gross rent of $40.08 PSF. The base rent during the lease term will increase annually by approximately $1.32 PSF, resulting in rent ranging from $41.40 PSF to $48.48 PSF. The tenant has two 5-year renewal options at the then fair market rent, exercisable by providing notice no later than 9 months and no sooner than 12 months prior to the expiration of the current term. The tenant received a tenant improvement allowance of $9,759,815 ($65 PSF) from the seller.

6210 Stoneridge Mall Road

10x Genomics, Inc. signed the lease at the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available. Its lease at the 6210 building represents 49.2% of NRA and 49.6% of UW Rent, with a lease expiration date of June 30, 2033. 6210 Stoneridge is built-out with 54% lab space, which is located on floors 3-5. The tenant occupies six suites in this building, ranging from 9,183 SF to 31,030 SF, and is currently paying modified gross rents ranging from $39.96 PSF to $41.52 PSF. The base rent during the lease term will increase annually by approximately $1.20 PSF, resulting in rent ranging from $42.20 PSF to $49.42 PSF. The tenant has two 5-year renewal options at the then fair market rent, exercisable by providing notice no later than 6 months and no sooner than 9 months prior to the expiration of the current term. The tenant received a tenant improvement allowance of $10,160,850 ($70 PSF) from the seller.

A portion of the 2nd floor space at the 6210 building is currently subleased. A total of 16,601 SF (6% of NRA) of the 31,030 SF floor plate is subleased to two separate tenants. Suite 250 consists of 9,419 SF and is currently subleased to Bright Pattern Inc. through July 2026. Suite 240 consists of 7,182 SF and is currently subleased to MH SUB I, LLC through October 2026. While 10x Genomics, Inc. did not need this space as of 2023 when the subleases were signed, they anticipate needing it over the next 2-3 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-147

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

The following table presents certain information relating to the tenancy at the Pleasanton Corporate Commons Property:

Tenant Summary (1)
Tenant Name	Location	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF		Lease Exp.	Renewal Options	Term. Option (Y/N)
10x Genomics, Inc.(2)	6210 Stoneridge Mall Road	NR / NR / NR	145,155	49.2%	$6,125,696	49.6%	$42.20	(3)	6/30/2033	2 x 5 yr	N
10x Genomics, Inc.	6230 Stoneridge Mall Road	NR / NR / NR	150,151	50.8%	$6,216,251	50.4%	$41.40		9/30/2029	2 x 5 yr	N
Total Occupied			295,306	100.0%	$12,341,948	100.0%	$41.79
Vacant Space			0	0.0%
Total/Wtd. Avg.			295,306	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps January 1, 2025.
(2)	A portion of the 2nd floor space at the 6210 building is currently subleased. A total of 16,601 SF (6% of NRA) of the 31,030 SF floor plate is subleased to two separate tenants. Suite 250 consists of 9,419 SF and is currently subleased to Bright Pattern Inc. from May 1, 2023 to July 31, 2026 at a current rental rate of $27.00 PSF. Suite 240 consists of 7,182 SF and is currently subleased to MH SUB I, LLC from October 16, 2023 to October 31, 2026 at a current rental rate of $26.40 PSF.
(3)	Represents weighted average UW Rent PSF for floor plates ranging between 9,183 SF to 31,030 SF.

The following table presents certain information relating to the lease rollover schedule at the Pleasanton Corporate Commons Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029(2)	1	150,151	50.8%	50.8%	$6,216,251	50.4%	50.4%	$41.40
2030	0	0	0.0%	50.8%	$0	0.0%	50.4%	$0.00
2031	0	0	0.0%	50.8%	$0	0.0%	50.4%	$0.00
2032	0	0	0.0%	50.8%	$0	0.0%	50.4%	$0.00
2033	1	145,155	49.2%	100.0%	$6,125,696	49.6%	100.0%	$42.20
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	295,306	100.0%		$12,341,948	100.0%		$41.79

(1)	Information is based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through January 1, 2025. 10x Genomics, Inc. took occupancy at the 6230 building in April 2019 and signed the lease in the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available. Its lease at the 6230 building expires in September 2029 and its lease at the 6210 building expires in June 2033.
(2)	The Pleasanton Corporate Commons Whole Loan has a maturity date of May 6, 2029.

The Market. The Pleasanton Corporate Commons Property is located in Pleasanton, California, approximately 16 miles and 28 miles east of downtown Hayward and Oakland, respectively. Located at the intersection of Interstates 680 and 580, the Pleasanton Corporate Commons Property is a 5-minute walk from the West Dublin Bay Area Rapid Transit (BART) station. The Pleasanton Corporate Commons Property is located within the Oakland division of the greater San Francisco-Oakland-Hayward metropolitan statistical area (the “MSA”).

The MSA is prominently fueled by the technology sector, with support from biotechnology, life sciences, digital media and manufacturing. South San Francisco has a prominent biotechnology cluster and is home to more than 200 biotechnology companies, with over 11.5 million square feet of laboratory, office and manufacturing space. South San Francisco is home to the headquarters of Genentech, a notable research-driven biotechnology corporation with a workforce of approximately 13,500 people. The life sciences industry has a major impact on the area, generating $133.5 billion in economic impact and $43.1 billion in labor income, and supporting over 158,000 direct and indirect jobs in the region.

The greater Bay Area has an educated workforce, as more than two-thirds of residents have education beyond high school, and over 50% of residents hold a bachelor’s degree or higher. Universities located in the area include Stanford University, University of California, Berkeley, San Jose State University, University of San Francisco, University of California San Francisco, San Francisco State University, and Santa Clara University. The MSA has a strong presence in the healthcare sector as well, with University of California San Francisco (UCSF) being the second largest employer of the MSA.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Pleasanton Corporate Commons Property was 8,326, 93,073 and 201,791, respectively. The estimated 2023 average household income within the same radii was $203,794, $209,207 and $221,408, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-148

Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

The following table summarizes the comparable office leases in the surrounding market:

Summary of Comparable Office Leases
Property	Location	Year Built/ Renovated	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF
Pleasanton Corporate Commons	Pleasanton, CA	2001/2023	10x Genomics, Inc.(1)	Various(1)	130(1)	Modified Gross(1)	295,306(1)	$41.79(1)	(1)	(1)
Ardenwood Business Park	Fremont, CA	1998/2008	Emergex Vaccines	Jan-24	90	NNN	55,588	$51.00	3.5%/yr	$25.00
Hayward Labs	Hayward, CA	1971/2022	92Bio	Nov-23	72	NNN	10,858	$55.80	3.0%	$200.00
Bishop Ranch 2600	San Ramon, CA	1986/2016	Robert Half	Nov-23	120	Full Service	73,000	$42.00	3.0%/yr	$80.00
Mt. Eden Research Park	Hayward, CA	1998/NAP	Lygos	Feb-23	122	NNN	48,544	$54.60	3.0%/yr	$225.00
1951 Harbor Bay Parkway	Alameda, CA	2022/NAP	Excelixis	Sep-22	242	Net	219,660	$39.60	3.0%/yr	$0.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 1, 2024. 10x Genomics, Inc. took occupancy at the 6230 building in April 2019 and signed the lease in the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available. Term (mos.) and Base Rent PSF are based on a weighted average of the floor plate square footage. Rent Steps represent the average annual increase from April 1, 2024 through lease expiration. The base rent during the lease term will increase annually by approximately $1.32 PSF for the 6230 building and by approximately $1.20 PSF for the 6210 building. The tenant received $65 PSF in tenant improvements for the 6230 building and $70 PSF in tenant improvements for the 6210 building from the seller.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Pleasanton Corporate Commons Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office/Life Science	$42.00	10	3.0% per annum

Appraisal. The appraisal concluded to an “as-is” value for the Pleasanton Corporate Commons Property of $110,400,000 as of January 9, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated January 19, 2024, there was no evidence of any recognized environmental conditions at the Pleasanton Corporate Commons Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Mixed Use - Office/Lab	Loan #15	Cut-off Date Balance:	$28,700,000
6210 and 6230 Stoneridge Mall Road	Pleasanton Corporate Commons	Cut-off Date LTV:	59.6%
Pleasanton, CA 94588		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pleasanton Corporate Commons Property:

Cash Flow Analysis(1)
	2020	2021	2022	2023	3/31/2024 TTM	UW	UW PSF
Base Rent	$6,733,610	$7,841,410	$8,337,343	$10,506,102	$10,949,181	$11,969,563	$40.53
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$372,385	$1.26
Gross Potential Rent	$6,733,610	$7,841,410	$8,337,343	$10,506,102	$10,949,181	$12,341,948	$41.79
Reimbursements	$730,874	$1,199,787	$2,217,641	$2,508,489	$2,673,757	$2,335,576	$7.91
Other Income	$13,813	$14,260	$15,100	$35,060	$46,688	$92,785	$0.31
Net Rentable Income	$7,478,297	$9,055,457	$10,570,084	$13,049,651	$13,669,626	$14,770,310	$50.02
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($733,876)	($2.49)
Effective Gross Income	$7,478,297	$9,055,457	$10,570,084	$13,049,651	$13,669,626	$14,036,433	$47.53

Real Estate Taxes	$1,222,952	$1,238,766	$1,271,245	$1,342,091	$1,335,952	$1,244,003	$4.21
Insurance	$181,436	$220,555	$259,475	$449,072	$508,418	$159,375	$0.54
Other Operating Expenses	$2,566,724	$3,141,815	$4,202,544	$4,305,593	$4,410,691	$4,152,996	$14.06
Total Operating Expenses	$3,971,112	$4,601,137	$5,733,264	$6,096,756	$6,255,061	$5,556,374	$18.82

Net Operating Income	$3,507,185	$4,454,320	$4,836,820	$6,952,895	$7,414,565	$8,480,059	$28.72
Replacement Reserves	$0	$0	$0	$0	$0	$59,061	$0.20
TI/LC	$0	$0	$0	$0	$0	$693,969	$2.35
Net Cash Flow	$3,507,185	$4,454,320	$4,836,820	$6,952,895	$7,414,565	$7,727,029	$26.17

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	95.0%(3)
NOI DSCR(4)	0.68x	0.86x	0.93x	1.34x	1.43x	1.63x
NCF DSCR(4)	0.68x	0.86x	0.93x	1.34x	1.43x	1.49x
NOI Debt Yield(4)	5.3%	6.8%	7.4%	10.6%	11.3%	12.9%
NCF Debt Yield(4)	5.3%	6.8%	7.4%	10.6%	11.3%	11.7%

(1)	Based on the underwritten rent roll as of June 1, 2024. 10x Genomics, Inc. took occupancy at the 6230 building in April 2019 and signed the lease in the 6210 building in 2020 and gradually took occupancy between 2020-2023 on a rolling basis as space became available.
(2)	Inclusive of rent steps through January 1, 2025.
(3)	Represents economic occupancy.
(4)	Based on the Pleasanton Corporate Commons Whole Loan.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-150

BANK5 2024-5YR7

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